Exhibit 10.55

EXECUTION COPY

Redacted Copy – Material Deleted is Subject to Confidential Treatment Request

ADA CARBON SOLUTIONS, LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of December 29, 2010

MEMBERSHIP INTERESTS IN ADA CARBON SOLUTIONS, LLC (F/K/A CROWFOOT DEVELOPMENT, LLC), A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ADA CARBON SOLUTIONS, LLC AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

* -	Indicates material subject to a Request for Confidential Treatment. The redacted material has been filed with the United States Securities and Exchange Commission.

i

ARTICLE V MANAGEMENT		25
5.1	Management by the Board of Managers	25
5.2	Actions by the Board; Delegation of Authority and Duties; Reliance by Third Parties	25
5.3	Board Composition	25
5.4	Board Meetings; Quorum; Vote Required	27
5.5	Action by Written Consent or Telephone Conference	28
5.6	Officers	28
5.7	Actions Requiring Approval of the Board	28
5.8	Actions Requiring Consent of the Capital Members	30
5.9	Budgets	31
5.10	Limitation of Duties	32
5.11	Certain Powers of the ECP Managers	32
5.12	Certain Powers of the ADA-ES Managers	32
5.13	Board Observation Rights	33
5.14	Deadlock	33
5.15	Insurance	34
5.16	No Participation in Management by Members; Member Voting Generally	34
5.17	Meetings of the Members	34

ARTICLE VI PROJECT COMPANIES		34
6.1	Additional Projects	34
6.2	Exclusivity	35
6.3	Project Companies	36

ARTICLE VII BOOKS, REPORTS AND COMPANY FUNDS		36
7.1	Records and Accounting	36
7.2	Reports	36
7.3	Inspection by Members	37
7.4	Company Funds	37

ARTICLE VIII TAX MATTERS		37
8.1	Preparation of Tax Returns	37
8.2	Accounting Methods; Tax Elections	38
8.3	Tax Controversies	38
8.4	Taxation as a Partnership	38
8.5	Withholding	38
8.6	Reimbursement	39

ARTICLE IX EXCULPATION AND INDEMNIFICATION		39
9.1	Performance of Duties; No Liability of Members, Managers, Chairman and Officers	39
9.2	Right to Indemnification	39
9.3	Advance Payment	40
9.4	Indemnification of Employees and Agents	40
9.5	Appearance as a Witness	41
9.6	Nonexclusivity of Rights	41
9.7	Insurance	41
9.8	Savings Clause	41

ARTICLE X MEMBERSHIP INTERESTS, TRANSFERS, BUY-SELL PROVISIONS AND OTHER EVENTS		41
10.1	Membership Interest Register	41
10.2	Record Holders	42
10.3	Restrictions on Transfers of Membership Interests	42
10.4	Effect of Non-Compliance	43
10.5	Right of First Offer	43
10.6	Expenses	45
10.7	Buy-Sell Provisions	45
10.8	Transfers Generally; Substitute Members	48
10.9	Legend	50
10.10	Effective Date	50
10.11	Effect of Incapacity	50
10.12	No Appraisal Rights	50
10.13	Drag-Along Rights	51
10.14	Tag-Along Rights	52
10.15	Repurchase Rights	53
10.16	Power of Attorney	55

ARTICLE XI DISPUTE RESOLUTION		55
11.1	Dispute Resolution Procedures	55
11.2	Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process	56
11.3	Waiver of Jury Trial	57

ARTICLE XII MATERIAL DEFAULTS		57
12.1	Certain Definitions	57
12.2	Remedies Upon Material Default by One Member	59

ARTICLE XIII DISSOLUTION, LIQUIDATION AND TERMINATION		63
13.1	Dissolution	63
13.2	Liquidation and Termination	63

ARTICLE XIV COMPANY SALE TRANSACTIONS		65
14.1	Company Sale Transactions	65

ARTICLE XV DEFINITIONS		66
15.1	Definitions	66
15.2	Construction	85

ARTICLE XVI MISCELLANEOUS		86
16.1	Changes in Interests; Disposition of Assets and Corporate Events	86
16.2	Offset	88
16.3	Notices	88

16.4	Confidential Information	88
16.5	Entire Agreement	89
16.6	Effect of Waiver or Consent	89
16.7	Amendment or Modification	89
16.8	Binding Effect	89
16.9	Governing Law	89
16.10	Further Assurances	90
16.11	Waiver of Certain Rights	90
16.12	Notice to Members of Provisions	90
16.13	Counterparts	90
16.14	Headings	90
16.15	Remedies	90
16.16	Severability	90

Exhibits

Exhibit A	–	Member Information
Exhibit B	–	Development Milestones
Exhibit C	–	Form of Membership Interest Certificate
Exhibit D	–	Initial Board Designations
Exhibit E	–	Interim Budget
Exhibit F	–	Form of Project Company Limited Liability Company Operating Agreement
Exhibit G	–	Notice Addresses

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ADA CARBON SOLUTIONS, LLC

A Delaware Limited Liability Company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of ADA Carbon Solutions, LLC, a Delaware limited liability company (the “Company”), dated as of December 29, 2010 (the “Effective Date”), is made and entered into by the Company, ENERGY CAPITAL PARTNERS I, LP, a Delaware limited partnership (“ECP I”), as a Member; ENERGY CAPITAL PARTNERS I-A, LP, a Delaware limited partnership (“ECP I-A”), as a Member; ENERGY CAPITAL PARTNERS I-B IP, LP, a Delaware limited partnership (“ECP I-B”), as a Member; ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP, a Delaware limited partnership (“ECP Crowfoot” and, together with ECP I, ECP I-A and ECP I-B, the “ECP Members”), as a Member; ADA-ES, INC., a Colorado corporation (“ADA-ES”), as a Member; and Carbon Solutions Management, LLC, a Delaware limited liability company (“CSM”), as a Member.

R E C I T A L S

WHEREAS, the Company (formerly known as Crowfoot Development, LLC) was organized as a limited liability company under the Act pursuant to the Certificate of Formation of the Company filed with the Delaware Secretary of State on February 19, 2008 (the “Delaware Certificate”), and the Company changed its name from “Crowfoot Development, LLC” to “ADA Carbon Solutions, LLC” on February 9, 2009;

WHEREAS, the Company and the ECP Members and ADA-ES, as Members of the Company, entered into that certain Limited Liability Company Agreement of the Company, effective as of October 1, 2008, which was amended by the First Amendment to Crowfoot Development, LLC Limited Liability Company Agreement, dated as of November 5, 2008, the Second Amendment to ADA Carbon Solutions, LLC (f/k/a Crowfoot Development, LLC) Limited Liability Company Agreement, effective as of March 1, 2009. and the Third Amendment to ADA Carbon Solutions, LLC (f/k/a Crowfoot Development, LLC) Limited Liability Company Agreement, effective as of June 8, 2010 (as amended, the “Original Operating Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Original Operating Agreement in its entirety as set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and to induce the parties hereto to enter into this Agreement, it is agreed as follows:

ARTICLE I

ORGANIZATION

1.1 Continuation of the Company The Company was organized as a Delaware limited liability company on February 19, 2008 by the filing of the Delaware Certificate in the office of the Delaware Secretary of State pursuant to the Act. The Members desire to continue the Company for the purposes and upon the terms and conditions set forth herein. The Original Agreement is amended and restated in its entirety by this Agreement. As of the Effective Date, the Members set forth on Exhibit A constitute all of the Members of the Company. Except as provided herein, the rights, duties and liabilities of each Member will be as provided in the Act.

1.2 Name The name of the Company is “ADA Carbon Solutions, LLC”. Company business will be conducted in such name or such other names that comply with applicable law as the Board may select from time to time.

1.3 Registered Office; Registered Agent The registered office of the Company in the State of Delaware will be the initial registered office designated in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Delaware Certificate, or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

1.4 Principal Place of Business The principal place of business of the Company will be at 8100 SouthPark Way, Unit A–2, Littleton, Colorado 80120 or such other location as the Board may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices as the Board may determine appropriate.

1.5 Fiscal Year The fiscal year of the Company (the “Fiscal Year”) for financial statement and federal income tax purposes will end on December 31st unless otherwise determined by the Board or required under the Code.

1.6 Foreign Qualification The Board is authorized to cause the Company and its subsidiaries to comply, to the extent procedures are available, with all requirements necessary to qualify the Company or such subsidiaries as a foreign limited liability company in any jurisdiction where such qualification is necessary. Each Officer is authorized, on behalf of the Company, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with such qualifications. Further, each Member will execute, acknowledge, swear to and deliver all certificates and other instruments that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

1.7 Term The term of the Company commenced on the date the Delaware Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until dissolution as determined under Section 13.1.

1.8 No State-Law Partnership Except to the extent provided in the next sentence, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes. Except to the extent otherwise provided herein, each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment unless otherwise required by law.

1.9 ECP Representative The ECP Members have designated the ECP Representative to act as their agent and representative with respect to the making of, and the delivery and receipt of, any and all notices, elections, approvals, requests or other instructions or determinations (including as to whether any condition has been met to the satisfaction of the ECP Members) hereunder and to otherwise act on behalf of any or all of the ECP Members with respect to any and all notices, elections, approvals, requests or other instructions or determinations made or delivered in connection with this Agreement. The ECP Members shall cause the ECP Representative to act at the direction of the ECP Members holding a majority of the shares held by all ECP Members with respect to all such notices, elections, approvals, requests or other instructions or determinations. Each Member (other than any ECP Member) agrees to direct any notice or other communication to be made to any ECP Member hereunder to the ECP Representative and further agrees that any notice, election, approval, request or other instruction or determination made or delivered in connection with this Agreement by the ECP Representative shall be deemed to be a notice, election, approval, request or other instruction or determination made or delivered by the ECP Members. Any notice or other communication made to the ECP Representative (referencing the ECP Members) shall be deemed to have been made to the ECP Members in the form and at the time made to the ECP Representative.

1.10 Purposes The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. In furtherance of its purpose, (a) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act and (b) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

1.11 Subsidiaries The Company may, from time to time, to the extent the Board determines appropriate in its discretion in connection with any financing of the Company or of any Subsidiary or otherwise, cause the formation of one or more directly or indirectly wholly-owned Subsidiaries of the Company and, subject to Sections 5.7 and 5.8, cause any such Subsidiary to enter into such agreements as the Board deems appropriate in its discretion with respect to such financing or otherwise.

ARTICLE II

MEMBERS

2.1 Members The names, addresses, Capital Contributions, Capital Account balances, Capital Percentage Interests, Percentage Interests and Vested Percentage Interests of the Members are set forth on Exhibit A, as amended, attached hereto and incorporated herein. The Board is hereby authorized to complete or amend Exhibit A to reflect the admission of additional Members, the withdrawal of a Member, the change of address of any Member and the Capital Contributions, the Capital Account balances, the Capital Percentage Interests, the Percentage Interests and the Vested Percentage Interests of a Member and other information called for by Exhibit A, and to correct or amend Exhibit A. Such completion, correction or amendment may be made from time to time as and when the Board considers it appropriate. Any reference to Exhibit A shall be deemed to refer to such exhibit as amended and in effect from time to time.

2.2 No Liability of Members Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Capital Member shall be liable only to make such Capital Member’s Capital Contributions to the Company and the other payments and covenants provided expressly herein.

2.3 Representations and Warranties Each Member hereby represents and warrants to the Company and each other Member that, as of the Effective Date:

(a) Power and Authority. Such Member has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) No Conflicts. The execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it is or its assets are bound;

(c) No Liens. All property contributed to the Company by such Member, and any property thereafter to be contributed to the Company by such Member, has been or will be duly and lawfully acquired and will be contributed to the Company without any Liens or encumbrances;

(d) Own Account. Such Member is and will be acquiring its interest in the Company for investment purposes only for his or its own account and not with a view to the distribution, reoffer, resale or other disposition not in compliance with the Securities Act and applicable state securities laws;

(e) Expertise. Such Member alone, or together with his or its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that such Member is capable of evaluating the merits and economic risks of acquiring and holding a Membership Interest, and that such Member is able to bear all such economic risks now and in the future;

(f) Access to Information. Such Member has had access to all of the information with respect to his or its Membership Interest that such Member deems necessary to make a complete evaluation thereof;

(g) Own Evaluation. Such Member’s decision to acquire a Membership Interest for investment has been based solely upon the evaluation made by such Member;

(h) Awareness of Economic Risk. Such Member is aware that he or it must bear the economic risk of such Member’s investment in the Company for an indefinite period of time because Membership Interests have not been registered under the Securities Act or under the securities laws of any state, and, therefore, such Membership Interests cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available;

(i) No Registration Rights. Such Member is aware that only the Company can take action to register Membership Interests in the Company and that the Company is under no such obligation and does not propose or intend to attempt to do so;

(j) Transfer Restrictions. Such Member is aware that this Agreement provides restrictions on the ability of a Member to Transfer Membership Interests, and such Member will not seek to effect any Transfer other than in accordance with such restrictions;

(k) Accredited Investor. Such Member is, and at such time that it makes any additional Capital Contributions to the Company, will be, an “accredited investor” within the meaning of Rule 501 under the Securities Act, unless such Member has notified the Company in writing that it is not an accredited investor; and

(l) Potential Loss of Investment. Such Member understands that the acquisition of its Membership Interest will be a highly speculative investment and represents that it is able, without impairing its financial condition, to hold its Membership Interest for an indefinite period of time and to suffer a complete loss on its investment.

ARTICLE III

MEMBERSHIP INTERESTS AND CAPITAL CONTRIBUTIONS

3.1 Membership Interests Each Member’s interest in the Company will be represented by its Capital Account and by its Membership Interests issued by the Company to such Member, including its Capital Percentage Interests and its Vested Percentage Interests as set forth on Exhibit A hereto. Subject to Section 3.5 and Section 5.8(c), additional Membership Interests may be issued from time to time as may be determined by the Board. Subject to Section 5.8, the Board may also create additional series or classes through subdivision or by issuance of Membership Interests of such classes or series.

3.2 Capital Contributions Generally At such times as the Company requires Capital to meet the Capital Requirements of the Company, as reasonably determined by any Manager of the Company, the Company shall send to the Capital Members a written notice (a “Capital Request Notice”) advising the Capital Members of such Capital requirements and specifying the individual Capital Contribution amount of each such Capital Member not less than 20 Business Days prior to the date on which the Capital Contributions are to be made (the “Required Funding Date”). The ECP Members shall have the right to amend, modify and/or withdraw any or all of the terms of such Capital Request Notice in their sole discretion at any time on or prior to the tenth Business Day following delivery of such Capital Request Notice in accordance with Section 16.3 to the ECP Members. Any Capital Request Notice (including any Capital Request Notice amended or modified in accordance with the immediately preceding sentence) will be directed to the Capital Members in a manner consistent with such Capital Members’ obligations to make additional Capital Contributions at such time pursuant to the capital contribution tranches set forth in Section 3.3 or as provided in Section 3.4, as applicable and will specify the general purpose for which the Capital Contributions are required to be made. Each Capital Member will be required to make a Capital Contribution in cash in the amount stated in, on or before the date set forth in, and otherwise pursuant to the terms and provisions of, the Capital Request Notice (as may be amended or modified by the ECP Members in accordance with this Section) and otherwise in accordance with this Article III. No Member shall have any obligation to contribute Capital except as expressly provided in this Article III.

3.3 Capital Contribution Tranches and Timing Effective Date Contributions. As of the Original Effective Date, ADA-ES contributed the ADA-ES Contributed Assets to the Company, with a value of $17,063,273.

(b) Initial $17,063,273 Capital Contribution Tranche by ECP Members. As of the Original Effective Date, the ECP Members contributed to the Company an aggregate amount equal to $200,000. On October 21, 2008, the ECP Members made an additional Capital Contribution to the Company (pro rata in accordance with their respective Capital Percentage Interests) in the aggregate amount of $16,863,273.

(c) Second $17,000,000 Tranche by ADA-ES and ECP Members.

(i) On the date on which the ADA-ES Adjustment Amount is finally determined pursuant to Section 2.4 of the Joint Development Agreement, ADA-ES shall be deemed to have contributed pursuant to this Section 3.3(c), an amount equal to the ADA-ES Adjustment Amount and the Company shall promptly provide a Capital Request Notice to the ECP Members requesting that the ECP Members contribute (pro rata in accordance with their respective Capital Percentage Interests) an aggregate amount equal to the ADA-ES Adjustment Amount. The ECP Members shall make such Capital Contribution to the Company on or prior to the Required Funding Date.

(ii) From and after the date on which the ECP Members have made all Capital Contributions required to be made pursuant to Section 3.3(b) and pursuant to clause (i) of this Section 3.3(c), the Capital Members shall fund, on a pro rata basis in accordance with their respective Capital Percentage Interests, 100% of the Capital Requirements of the Company pursuant to appropriate Capital Request Notices; provided that, unless waived in writing by the Capital Member so obligated to contribute Capital pursuant to this Section 3.3(c), the amount of the additional Capital so requested from such Capital Member, when taken together with all other previous Capital Contributions made by such Capital Member pursuant to this Section 3.3(c), does not exceed such Capital Member’s pro rata share (based on Capital Percentage Interests) of $17,000,000.

Each of the Capital Contributions described in this Section 3.3(c) was made prior to the Effective Date.

(d) Third Tranche by ADA-ES and ECP Members. From and after the later of the date on which the Capital Members have made all Capital Contributions required to be made to the Company pursuant to Section 3.3(c) and the SPA Pricing Date, the ECP Members and ADA-ES shall make Capital Contributions as follows:

(i) Prior to the ECP PIPE Financing, for so long as no Triggering Event or termination of the Securities Purchase Agreement has occurred, and subject to the Funding Conditions and any Capital Contributions to be made by ADA-ES prior to the ECP PIPE Financing pursuant to Section 3.3(d)(ii), the ECP Members shall contribute (pro rata in accordance with their relative Capital Percentage Interests) 100% of the Capital Requirements of the Company, if and as required, until the earlier of (A) the date on which the ECP Members have contributed the Third Tranche Amount in the aggregate pursuant to this clause (i) and (B) the date of the ECP PIPE Financing. All amounts contributed by ECP pursuant to this clause (i) shall be deemed to be Preferred Equity Contributions.

(ii) Immediately following the consummation of each Other Financing and the ECP PIPE Financing, ADA-ES shall make a Capital Contribution to the Company in an amount equal to the lesser of (A) 100% of the aggregate Net Proceeds from such Other Financing or ECP PIPE Financing and (B) (1) the amount equal to the 12% Annualized Return on the portion of Unreturned Preferred Equity that is subject to such return pursuant to Section 3.3(d)(i) plus (2) the amount of any Unreturned Preferred Equity that constitutes Preferred Equity Contributions made pursuant to Section 3.3(d)(i) with respect to which the Preferred Equity Redemption Price includes a 12% Annualized Return. The Company shall apply all Capital Contributions by ADA-ES pursuant to this clause (ii) to Redeem and, as applicable, Convert the ECP Members’ Unreturned Preferred Equity, in the manner set forth in Section 3.8 unless and until the ECP Members’ Unreturned Preferred Equity equals zero. If, immediately following the Capital Contribution of Net Proceeds from the ECP PIPE Financing pursuant to this Section 3.3(d)(ii), such Capital Contribution was equal to 100% of the aggregate Net Proceeds, then no further amounts will be contributed pursuant to this Section 3.3(d). If such Capital Contribution equals the amount described in subpart (B) of this clause (ii) but is less than 100% of the aggregate Net Proceeds, then the ECP Members and ADA-ES shall continue under this Section 3.3(d) to fund Capital Contributions to satisfy the Company’s Capital Requirements pursuant to clause (iii) below.

(iii) If the ECP PIPE Financing has occurred and contributions may no longer be made under clause (ii) of this Section 3.3(d), subject to the Funding Conditions, each of ADA-ES and the ECP Members shall make Capital Contributions, as and when required by the Company to fund Capital Requirements pursuant to the appropriate Capital Request Notices, on a pro rata basis in accordance with their relative Capital Percentage Interests until such time as ADA-ES has contributed pursuant to this Section 3.3(d) an aggregate amount equal to 100% of the Net Proceeds.

(iv) From and after the earliest of (A) the date on which all Capital Contributions have been made pursuant to clause (iii) of this Section 3.3(d), (B) the date on which a Triggering Event or other termination of the Securities Purchase Agreement has occurred and (C) any Material Default by ADA-ES, then, subject to any election made pursuant to Section 3.6 or Section 12.2 and subject to any election by the ECP Members pursuant to the last sentence of this Section 3.3(d)(iv), no further Capital Contributions shall be made to the Company pursuant to this Section 3.3(d) and the Capital Members shall make Capital Contributions pursuant to, and solely to the extent permitted and required by, Sections 3.3(e), 3.3(f) and 3.4. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, from and after the date on which the ECP Members have funded the entire Third Tranche Amount (but excluding, for this purpose, the proceeds of any Other Financings that have not actually been consummated as of the date of determination) until the earlier of the date of the ECP PIPE Financing and the Outside Date (as defined in the Securities Purchase Agreement), the ECP Members may elect, in their sole discretion, upon written notice to the Company, to either (A) fund additional Capital Contributions or to (B) increase the Third Tranche Amount and fund additional Preferred Equity Contributions pursuant to Section 3.3(d)(i) (subject to the conditions set forth therein); in each case at such times and in such amounts as the ECP Members determine are necessary to satisfy the Capital Requirements of the Company.

Each of the Capital Contributions described in this Section 3.3(d) was made prior to the Effective Date.

(e) Fourth Tranche Following Construction Equity Commitment Date.

(i) Fourth Tranche Election Notice. If at any time or from time to time prior to Construction Debt Financial Close, the ECP Members reasonably determine, based on negotiations with proposed Construction Financing lenders, based on anticipated delays in the ability to achieve Construction Debt Financial Close, or based on the Capital Requirements of the Company, that the Red River Project, Supply Company, Five Forks, the Vortex Project or ACS Land Company will require additional equity Capital in excess of amounts reasonably contemplated by Sections 3.3(b), 3.3(c) and 3.3(d) hereof (including for this purpose only those net proceeds actually received by ADA-ES from Other Financings as of the date of the first such determination and considering in any such determination any event or circumstance that would cause less than all Capital Contributions contemplated by Section 3.3(d) to be made), then the ECP Members may deliver a notice to the Company (a “Fourth Tranche Election Notice”) (i) setting forth the aggregate amount of any additional Capital that the ECP Members believe will be required (such amount, as increased by any subsequent Fourth Tranche Election Notices, the “Fourth Tranche Amount”) and (ii) irrevocably committing to fund through Capital Contributions all or any portion of such Fourth Tranche Amount. If the ECP Members commit to fund an amount equal to less than 100% of the applicable Fourth Tranche Amount, then the Company shall promptly provide notice to ADA-ES offering ADA-ES the right to commit to fund the portion of such Fourth Tranche Amount that the ECP Members have not committed to fund (the “Remaining Fourth Tranche Amount”). ADA-ES shall respond within ten Business Days from the date of such notice by written notice to the Company and to the ECP Members either stating that ADA-ES elects not to fund any portion of the Remaining Fourth Tranche Amount or irrevocably committing to fund all or any portion of the Remaining Fourth Tranche Amount. If ADA-ES does not respond within such ten Business Day period, ADA-ES shall be deemed to have elected not to fund any portion of the Remaining Fourth Tranche Amount. If ADA-ES elects to fund less than all of the Remaining Fourth Tranche Amount, the Company shall promptly offer the ECP Members the option to increase their respective commitments to fund the Fourth Tranche Amount such that the Company may receive commitments to fund the entire Fourth Tranche Amount, which the ECP Members may accept or decline in their sole discretion. If the ECP Members decline to increase their respective commitments to fund the Remaining Fourth Tranche Amount following any commitment by ADA-ES, then the Fourth Tranche Amount shall be automatically reduced to the amount of commitments actually made by the Capital Members pursuant to this Section 3.3(e)(i). The date on which the ECP Members deliver the first Fourth Tranche Election Notice pursuant to this Section 3.3(e)(i) shall be referred to herein as the “Construction Equity Commitment Date.”

(ii) Subject to clause (iii) of this Section 3.3(e) and the Funding Conditions, from and after the date on which no more Capital Contributions may be made pursuant to Section 3.3(d), the ECP Members and ADA-ES shall make Capital Contributions on or prior to each Required Funding Date occurring after such date, on a pro rata basis based on the percentage of the Fourth Tranche Amount that such Capital Member has committed to fund pursuant to Section 3.3(e)(i); provided, that unless waived in writing by the Capital Member so obligated to contribute Capital pursuant to this Section 3.3(e), the amount of additional Capital so requested from such Capital Member, when taken together with all other previous Capital Contributions made by such Capital Member pursuant to this Section 3.3(e), does not exceed the portion of the Fourth Tranche Amount that such Capital Member has committed to fund.

(iii) From and after any ECP Triggering Event occurring prior to the date on which ADA-ES has made all Capital Contributions to be made by ADA-ES pursuant to Sections 3.3(d)(ii) and (iii), until the earlier of (A) the date on which ADA-ES has made aggregate Capital Contributions pursuant to Sections 3.3(d) and this Section 3.3(e)(iii) equal to one-half of the Third Tranche Amount and (B) the three month anniversary of such ECP Triggering Event, or, if an ADA-ES Election Notice has been delivered pursuant to such ECP Triggering Event, the date of consummation of the remedy elected by ADA-ES pursuant to Section 3.6(b), ADA shall have the option to contribute to the Company, in addition to any portion of the Fourth Tranche Amount that ADA-ES commits to contribute, any net cash proceeds ADA-ES may receive from time to time from Other Financings promptly upon receipt of such proceeds. The Company shall apply Capital Contributions made by ADA-ES pursuant to this clause (iii) Redeem and, as applicable, Convert the ECP Members’ Unreturned Preferred Equity, if any, in the manner set forth in Section 3.8.

(f) Cost Overruns. If, following Construction Debt Financial Close, any Capital Member reasonably determines that the Company requires additional Capital in respect of the first production line of the Red River Project, Supply Company, Five Forks, the Vortex Project or ACS Land Company in excess of the amounts which the Capital Members have committed to fund pursuant to Sections 3.3(a) through Section 3.3(e) hereof (a “Cost Overrun”), then such Capital Member shall cause the Company to provide a Capital Request Notice to each Capital Member providing a reasonably detailed explanation of such Cost Overrun and offering each Capital Member the opportunity to fund such Cost Overrun on a pro rata basis in proportion to such Capital Member’s Capital Percentage Interest. Each Capital Member shall respond no later than 15 Business Days following receipt of such Capital Request Notice stating whether such Capital Member will contribute all or less than all of its full pro rata share of the amount of such Cost Overrun as specified in the Capital Request Notice. If any Capital Member elects to fund less than all of its full pro rata share of such Cost Overrun, each other Capital Member electing to contribute its full pro rata share of such Cost Overrun shall have the option to commit to fund its pro rata share of the unfunded balance of such Cost Overrun in the form of ordinary Capital Contributions or Preferred Equity Contributions.

3.4 Unused Capital Commitments; No Obligation to Fund Amounts in Excess of Unused Capital Commitments If the Company makes any distribution pursuant to Section 4.1 which the Board specifically designates as a return of Capital to be added to a Capital Member’s Unused Capital Commitment, such Capital Member shall be obligated to make Capital Contributions on a pro rata basis (based on their respective Capital Percentage Interests) on or prior to each Required Funding Date until such time as such Capital Member’s Unused Capital Commitment equals zero. Notwithstanding anything to the contrary herein, no Capital Member shall be obligated to make Capital Contributions in excess of the then-current amount of its Unused Capital Commitment.

(b) From and after the time at which a Capital Member’s Unused Capital Commitment equals zero, such Capital Member may accept or reject any Capital Request Notice in whole or in part in its sole and absolute discretion. To the extent any Capital Member rejects any Capital Request Notice in whole or in part, the amount so rejected may be requested from those Capital Members who have accepted the initial request in full (and among such Capital Members, pro rata according to their relative Capital Percentage Interests).

3.5 Successor Funds At any time, any ECP Member may cause one or more Successor Funds to make any Capital Contributions which such ECP Member is obligated to make. If any Capital Contribution is made by such a Successor Fund, the Board shall cause such Successor Fund to be admitted as an “ECP Member” hereunder for all purposes and in all respects.

3.6 Triggering Events Notwithstanding anything to the contrary contained in this Agreement, if at any time a Triggering Event occurs or shall have occurred, then until such time as 100% of the Capital Contributions contemplated by Section 3.3 have been made to the Company, the Capital Members shall have the following respective rights and obligations:

(a) ADA-ES Triggering Events. Upon any ADA-ES Triggering Event, the ECP Members shall have the collective right, but not the obligation, to elect from time to time by written notice (the “ECP Election Notice”) to the Company and to each other Member during the period commencing on the date of such ADA-ES Triggering Event and ending on the three month anniversary thereof, to:

(i) purchase or cause one or more Designees to purchase all, but not less than all, of ADA-ES’s Membership Interests for the Call Purchase Price for such Membership Interests (the “ECP Call Right”). Notwithstanding the foregoing, the ECP Members shall not have the option to exercise the ECP Call Right pursuant to this clause (i) if the ADA-ES Triggering Event that has occurred is attributable solely to a termination of the Securities Purchase Agreement by the Purchasers (as defined therein) pursuant to section 6.03(f) thereof on the basis that any of the conditions set forth in section 6.01 of the Securities Purchase Agreement have become incapable of fulfillment. Any ECP Election Notice electing the ECP Call Right shall specify the Call Purchase Price for such Membership Interests and a single closing date for such purchase, which shall be on or prior to the 45th day following delivery of the ECP Election Notice;

(ii) dissolve the Company; provided that for the 30 days immediately following the date of delivery of the ECP Election Notice, ADA-ES shall have the option, upon written notice to the ECP Members no later than 14 days following delivery of the ECP Election Notice, to purchase all, but not less than all, of the Membership Interests of the ECP Members at the Call Purchase Price for such Membership Interests. Any such written notice by ADA-ES electing to purchase the Membership Interests of the ECP Members shall specify the Call Purchase Price for such Membership Interests and a single closing date for such purchase, which shall be on or prior to the 30th day following delivery of the ECP Election Notice. Notwithstanding any such election by ADA-ES to purchase the Membership Interests of the ECP Members, the Members shall use all reasonable efforts to prepare for and facilitate the anticipated dissolution of the Company during the pendancy of such proposed purchase. If such closing of the purchase of the ECP Members’ Membership Interests occurs prior to the expiration of such 30-day period, the Company shall not be dissolved. If such closing does not occur on or prior to the expiration of such 30-day period (for any reason other than as a result of a material breach or refusal to close by the ECP Members), then the Company shall immediately be dissolved in the manner set forth in Article XIII; and

(iii) cause the Company to enter into a Company Sale Transaction; provided that for the 30 days immediately following the date of delivery of the ECP Election Notice, ADA-ES shall have the option, upon written notice to the ECP Members no later than 14 days following delivery of the ECP Election Notice, to purchase all, but not less than all, of the Membership Interests of the ECP Members at the Call Purchase Price for such Membership Interests. Any such written notice by ADA-ES electing to purchase the Membership Interests of the ECP Members shall specify the Call Purchase Price for such Membership Interests and a single closing date for such purchase, which shall be on or prior to the 30th day following delivery of the ECP Election Notice. Notwithstanding any election by ADA-ES to purchase the Membership Interests of the ECP Members, the Members shall use all reasonable efforts to prepare for and facilitate the anticipated Company Sale Transaction. If such closing or the purchase of the ECP Members’ Membership Interests occurs prior to the expiration of such 30-day period, the Company shall not consummate a Company Sale Transaction. If such closing does not occur on or prior to the expiration of such 30-day period (for any reason other than as a result of a material breach or refusal to close by the ECP Members), then the Company shall be immediately (or as promptly as practicable thereafter) sold pursuant to the proposed Company Sale Transaction. Such Company Sale Transaction shall be consummated on the terms set forth in Article XIV hereof. If such Company Sale Transaction cannot be consummated within 150 days of the date of the ECP Election Notice, the ECP Members shall have the option to pursue either of the alternate remedies set forth in clauses (i) or (ii) of this Section 3.6(a).

Following the occurrence of an ADA-ES Triggering Event, but prior to the date of any ECP Election Notice, Members shall continue to fund Capital Contributions as and when required in the manner set forth in this Article III. From and after the date of any ECP Election Notice until the consummation of the transactions contemplated thereby, each ECP Member also shall have the option, but not the obligation, to fund all or any portion of (i) the Capital Contributions that such ECP Member otherwise would be obligated to make pursuant to this Agreement, and (ii) such ECP Member’s pro rata share of the Capital Contributions that ADA-ES otherwise would be obligated to make pursuant to this Agreement; provided that in the event the ECP Members fail or determine not to fund such ADA-ES Capital Contributions, ADA-ES shall have the option to make such Capital Contributions.

On and after the Effective Date, the remedies described in this Section 3.6(a) are no longer available to the ECP Members.

(b) ECP Triggering Events. Upon an ECP Triggering Event, ADA-ES shall have the right, but not the obligation, to elect from time to time by written notice to the Company and to each ECP Member (the “ADA-ES Election Notice”) during the period commencing on the date of such ECP Triggering Event and ending on the three month anniversary thereof, to:

(i) purchase all, but not less than all, of the ECP Members’ Membership Interests for the Call Purchase Price for such Membership Interests (the “ADA-ES Call Right”). Any ADA-ES Election Notice electing the ADA-ES Call Right shall specify the Call Purchase Price for such Membership Interests and a single closing date for such purchase, which shall be on or prior to the 45th day following delivery of the ADA-ES Election Notice;

(ii) dissolve the Company; provided that for the 30 days immediately following the date of delivery of the Election Notice, the ECP Members (or their Designees) shall have the option, upon written notice to ADA-ES no later than 14 days following delivery of the ECP Election Notice, to purchase all, but not less than all, of the Membership Interests of ADA-ES at the Call Purchase Price for such ADA-ES

Membership Interests. Any such written notice by the ECP Members electing to purchase the Membership Interests of ADA-ES shall specify the Call Purchase Price for such Membership Interests and a single closing date for such purchase, which shall be on or prior to the 30th day following delivery of the ADA-ES Election Notice. Notwithstanding any such election by the ECP Members to purchase the Membership Interests of ADA-ES, the Members shall use all reasonable efforts to prepare for and facilitate the anticipated dissolution of the Company during the pendancy of such proposed purchase. If such closing of the purchase of ADA-ES’s Membership Interests occurs prior to the expiration of such 30-day period, the Company shall not be dissolved. If such closing does not occur on or prior to the expiration of such 30-day period (for any reason other than as a result of a material breach or refusal to close by ADA-ES), then the Company shall immediately be dissolved in the manner set forth in Article XIII; and

(iii) cause the Company to enter into a Company Sale Transaction; provided that for the 30 days immediately following the date of delivery of the ECP Election Notice, ECP Members shall have the option, upon written notice to ADA-ES no later than 14 days following delivery of the ECP Election Notice, to purchase all, but not less than all, of the Membership Interests of ADA-ES at the Call Purchase Price for such ADA-ES Membership Interests. Any such written notice by the ECP Members electing to purchase the Membership Interests of ADA-ES shall specify the Call Purchase Price for such ADA-ES Membership Interests and a single closing date for such purchase, which shall be on or prior to the 30th day following delivery of the ECP Election Notice. Notwithstanding any election by the ECP Members to purchase the Membership Interests of ADA-ES, the Members shall use all reasonable efforts to prepare for and facilitate the anticipated Company Sale Transaction. If such closing or the purchase of ADA-ES’s Membership Interests occurs on or prior to expiration of the 30-day period, the Company shall not consummate a Company Sale Transaction. If such closing does not occur on or prior to the expiration of such 30-day period (for any reason other than as a result of a material breach or refusal to close by ADA-ES), then the Company shall be immediately (or as promptly as practicable thereafter) sold pursuant to the proposed Company Sale Transaction. Such Company Sale Transaction shall be consummated on the terms set forth in Article XIV hereof. If such Company Sale Transaction cannot be consummated within 150 days of the date of the ADA-ES Election Notice, ADA-ES shall have the option to pursue either of the alternate remedies set forth in clauses (i) or (ii) of this Section 3.6(b).

Following the occurrence of an ECP Triggering Event, but prior to the date of any ADA-ES Election Notice, Members shall continue to fund Capital Contributions as and when required in the manner set forth in this Article III. From and after the date of any ADA-ES Election Notice until the consummation of the transactions contemplated thereby, ADA-ES also shall have the option, but shall no longer have the obligation, to fund all or any portion of (i) the Capital Contributions that ADA-ES otherwise would be obligated to make pursuant to this Agreement, and (ii) the Capital Contributions that the ECP Members otherwise would be obligated to make pursuant to this Agreement; provided that in the event ADA-ES fails or determines not to fund such ECP Members’ Capital Contributions, the ECP Members shall have the option to make such Capital Contributions.

On and after the Effective Date, the remedies described in this Section 3.6(b) are no longer available to ADA-ES.

(c) Closing Actions and Deliveries. At the closing of any sale of Membership Interests contemplated by this Section 3.6, each Member that is selling its Membership Interests shall deliver to the Member purchasing such Membership Interests (or its designee(s)) an assignment certificate for its Membership Interest in favor of the purchasing Member and a letter of resignation of each Manager designated to the Board by such selling Member, and the purchasing Member shall deliver to each selling Member the applicable Call Purchase Price by wire transfer of immediately available funds.

3.7 Funding Stop Based on Failure of Funding Condition ECP Funding Stop. Notwithstanding anything to the contrary in this Agreement, each ECP Member’s obligations to make Capital Contributions under this Article III shall be subject to the Funding Conditions. Any ECP Member that determines not to fund Capital Contributions as the result of the failure of a Funding Condition set forth in clauses (ii) or (iii) of the definition of “Funding Condition” shall promptly deliver notice to the Company and to each other Capital Member stating such ECP Member’s intention not to fund future Capital Contributions and specifying the unsatisfied Funding Condition (an “ECP Funding Stop Notice”). From and after the delivery of an ECP Funding Stop Notice, but subject to compliance by ADA-ES with ADA-ES’s obligations under Section 3.7(b), no Capital Member shall have any further obligation to fund Capital Contributions to the Company unless and to the extent such Funding Condition is waived in writing by the ECP Member who delivered the ECP Funding Stop Notice. If any ECP Member has delivered an ECP Funding Stop Notice, then all Capital Members shall negotiate in good faith to determine whether such ECP Member will waive the Funding Conditions identified in such ECP Funding Stop Notice or amend this Agreement on terms mutually acceptable to the ECP Members and ADA-ES. If such Capital Members cannot agree on such a waiver of Funding Conditions or amendment to this Agreement within 15 days of the date on which the ECP Funding Stop Notice was delivered, then ADA-ES shall have the rights and obligations set forth in Section 3.7(b).

(b) ADA Funding Stop. If ADA-ES and the ECP Members cannot agree on a waiver of Funding Conditions or amendment to this Agreement within 15 days of the date on which any ECP Member delivers an ECP Funding Stop Notice, then ADA-ES shall have the option to either (i) unconditionally commit in writing to fund the Capital Requirements of the Company (subject to the provisions of Article XII hereof for any failure to fund such Capital Requirements which ADA-ES has committed in writing to fund), it being acknowledged that any Capital Contributions made to fund such Capital Requirements shall first be applied to Redeem any Unreturned Preferred Equity contributed by the ECP Members pursuant to Section 3.3(d)(i) in the manner set forth in Section 3.8, or (ii) deliver a notice to the Company and to each other Capital Member stating ADA-ES’s intention not to fund future Capital Contributions (an “ADA-ES Funding Stop Notice”). If ADA-ES does not unconditionally commit in writing to fund the Capital Requirements of the Company pursuant to clause (i) of this Section 3.7(b), then ADA-ES shall be deemed to have delivered a Funding Stop Notice pursuant to clause (ii) of this Section 3.7(b). From and after the date on which ADA-ES has delivered, or is deemed to have delivered, an ADA-ES Funding Stop Notice, then the Members shall promptly use their reasonable best efforts to enter into a

Company Sale Transaction on terms mutually acceptable to them in accordance with Article XIV hereof; provided that if the Members cannot reach agreement as to the aggregate price and other material terms a proposed Company Sale Transaction after a period of 45 days from the date of delivery (or deemed delivery) of the ADA-ES Funding Stop Notice contemplated by this Section 3.7, or cannot consummate such Company Sale Transaction after a period of 150 days from such date, the Members shall, unless otherwise agreed in writing, dissolve the Company in accordance with Article XIII hereof.

3.8 Preferred Equity. Third Tranche Preferred Equity. If any ECP Member has made a Preferred Equity Contribution pursuant to Section 3.3(d)(i), then immediately upon the Company’s receipt of any Capital Contribution made by ADA-ES pursuant to Section 3.3(d)(ii) or Section 3.3(e)(iii), the Company shall apply such Capital Contribution to the extent necessary:

(i) first, to Redeem the portion of any Unreturned Preferred Equity that constitutes a 12% Annualized Return on Preferred Equity Contributions made pursuant to Section 3.3(d)(i) (which Redemption shall be effected pro rata among the ECP Members based on their relative Capital Percentage Interests);

(ii) second, to Redeem the portion of any Unreturned Preferred Equity constituting Preferred Equity Contributions made pursuant to Section 3.3(d)(i) with respect to which the Preferred Equity Redemption Price includes a 12% Annualized Return (which Redemption shall be effected pro rata among the ECP Members based on their relative Capital Percentage Interests); and

(iii) concurrently with the Redemption described in clause (ii) of this Section 3.8(a), Convert a portion of the ECP Members’ Unreturned Preferred Equity for which the Preferred Equity Redemption Price includes a 0% Annualized Rate of Return equal to the amount of Unreturned Preferred Equity Redeemed pursuant to clause (ii) (which Conversion shall be effected pro rata among the ECP Members based on their relative Capital Percentage Interests).

If, on or after any applicable Preferred Equity Redemption Date, the Capital Contributions made by ADA-ES pursuant to Section 3.3(d)(ii) or pursuant to Section 3.3(e)(iii) are insufficient to Redeem and Convert all of the Unreturned Preferred Equity of the ECP Members contributed pursuant to Section 3.3(d)(i) that corresponds with such Preferred Equity Redemption Date, then the ECP Members shall have the option, at any time and from time to time, to Convert all or any portion of such remaining Unreturned Preferred Equity.

(b) Cost Overrun Preferred Equity. If a Capital Member has made a Preferred Equity Contribution pursuant to Section 3.3(f), then such Capital Member shall have the option, at any time and from time to time following the Preferred Equity Redemption Date for such Preferred Equity Contribution, to Convert all or any portion of such Unreturned Preferred Equity contributed pursuant to Section 3.3(f).

(c) Default Preferred Equity. If a Non-Defaulting Member has made a Preferred Equity Contribution pursuant to Section 12.2(a)(vi), such Non-Defaulting Member shall have the option, at any time and from time to time, to Convert all or any portion of such Unreturned Preferred Equity contributed pursuant to Section 12.2(a)(vi).

(d) Loan Conversion Preferred Equity. If a Capital Member elects, at any time and from time to time, to convert all or any portion of amounts due, including, without limitation, unpaid principal and interest, on any note issued by the Company or any Subsidiary of the Company to a Capital Member into a Capital Contribution and such Capital Member elects to designate such Capital Contribution as a Preferred Equity Contribution, such Capital Member shall be deemed to have made a Preferred Equity Contribution pursuant to this Section 3.8(d) and shall have the option, at any time and from time to time, to Convert all or any portion of such Unreturned Preferred Equity contribution pursuant to this Section 3.8(d).

(e) Certain Definitions.

(i) “Redeem,” “Redeemed” and “Redemption” shall mean, with respect to any Unreturned Preferred Equity, the Company’s distribution of cash to the holder of such Unreturned Preferred Equity, which distribution shall cause the applicable Unreturned Preferred Equity of the ECP Members to be reduced by a corresponding amount.

(ii) “Convert,” “Converted” and “Conversion” shall mean, with respect to any Unreturned Preferred Equity, deeming the following to have occurred: (i) the Company shall be deemed to have Redeemed the applicable portion of such Unreturned Preferred Equity for cash at the applicable Preferred Equity Redemption Price, and (ii) each Capital Member making such election shall be deemed to have made an ordinary Capital Contribution of a corresponding amount of cash.

3.9 Member Loans; Credit Support No Obligation to Make Loans. No Member shall be required to make any loans, provide any guarantees, post any letters of credit or otherwise lend funds or provide credit support to the Company or any Subsidiary of the Company without the consent of such Member.

(b) Option to Loan Funds Pro Rata. Capital Members and their Affiliates may, in their sole discretion and subject to prior approval by the Board, make loans to the Company, on a pro rata basis based upon the relative Capital Percentage Interests of the Capital Member(s) electing to make such loan, to the extent the Board determines that the terms of such loans are no less favorable to the Company than terms available from independent third parties. Loans made by any Capital Member to the Company will represent a debt of the Company payable or collectible solely from the assets of the Company (or other security interest, if applicable) in accordance with the terms and conditions upon which such loans are made.

(c) Project Credit Support. Capital Members and their Affiliates may, from time to time, to the extent requested by the Board, provide credit support for or on behalf of the Company and its Subsidiaries to support their respective obligations to third parties in connection with the development, construction, financing and operation of the Red

River Project, Supply Company, Five Forks, the Vortex Project and ACS Land Company, in each case in the form (e.g., letters of credit, cash deposits) and amount as determined by the Board and such Capital Member. Unless otherwise agreed in writing among the Capital Members, any such credit support shall be provided by the ADA-ES Side, on the one hand, and the ECP Side, on the other hand, based on their respective Capital Percentage Interests. With respect to the letters of credit required by Section 2.1.4 of the EPC Contract, as supplemented by the Second Letter Agreement, dated as of September 30, 2008, the ECP Members shall not be obligated to: (a) increase the stated amount of such letter of credit or extend the maturity date thereof at any time or (b) replenish the stated amount of any such letter of credit to the extent drawn.

3.10 Additional Projects The Members acknowledge that the provisions of this Article III governing Capital Contributions shall apply only in respect of Capital required to fund (i) the first production line of the Red River Project, (ii) the development and operation of Supply Company facilities in Texas and Louisiana, (iii) the development and operation of Five Forks Mining, LLC, a wholly-owned Subsidiary of the Company (“Five Forks”), (iv) the development and operation of the Vortex Project, (v) the operations of ACS Land Company and (v) any other directly or indirectly wholly-owned Subsidiary of the Company formed pursuant to Section 1.11 hereof; and, in the event the Capital Members approve any Additional Project in accordance with Section 5.8(j), this Agreement shall either be amended to increase the Capital Members’ respective Capital Commitments and provide for the funding of Capital Contributions pursuant to agreed upon Development Milestones for such Additional Projects or the Capital Members shall enter into one or more other agreements with respect to the ownership and equity funding of such Additional Projects as may be mutually acceptable to them.

3.11 Return of Contribution Except as provided in this Agreement, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. Any Capital Contribution that has not been repaid is not a liability of the Company or of the other Members. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return the other Members’ Capital Contributions.

3.12 Withdrawal of Capital Except as provided in Article X, no Member has the right to withdraw any part of its Capital Contribution from the Company or to receive the return of any part of its Membership Interest in the Company prior to its liquidation and termination pursuant to Article XIII hereof.

3.13 Issuance of Additional Interests; Additional Members Additional Interests. Subject to Section 5.8, the Board shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following: (which for purposes of this Agreement shall be “Additional Interests”): (i) additional Membership Interests (including Capital Percentage Interests and Percentage Interests) or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. Subject to Section 5.8, the Board shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise), if any, over any other Membership Interests and any required contributions in connection therewith.

(b) Additional Members and Membership Interests. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest, (i) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement, (ii) such Person shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person’s admission as a Member, (iii) in the case of any Additional Interest to be issued to CSM, such Person shall have complied with the provisions of Section 3.13(c) below, and (iv) the Board shall amend Exhibit A without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Exhibit A, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest. If an Additional Interest is issued to an existing Member, the Board or the Secretary of the Company shall amend Exhibit A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Exhibit A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

(c) Award of Profits Interests to CSM.

(i) Each issuance of Profits Interests to CSM hereunder (an “Award”) shall be subject to the terms and conditions of this Agreement and an Award Agreement containing such vesting and other terms, conditions and limitations as may be determined in the sole discretion of the Board; provided that if any such Award Agreement contains any provision that conflicts with this Agreement, the applicable provision of this Agreement shall prevail and control and the conflicting provision of such Award Agreement (and only such provision) shall be, to the extent it so conflicts, of no force or effect. Each Award Agreement shall be executed by an authorized Officer or Manager on behalf of the Company, and by CSM; provided that no employee of, or service provider to, the Company or any Subsidiary of the Company holding or receiving an Equity Interest (as defined in the CSM LLC Agreement) in CSM, shall execute or approve, on behalf of the Company or CSM, an Award Agreement that corresponds to an Upstairs Profits Interest (as defined in the CSM LLC Agreement) granted to such employee or service provider or any other instrument that directly relates to such Person’s interests under the CSM LLC Agreement. Neither this Agreement nor any Award Agreement shall confer upon any employee or service provider to the Company or any Subsidiary of the Company, or other Person, any right with respect to the continuation of service with the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate such Person’s service at any time. Absent express provisions to the contrary, Awards and related benefits or payments shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or any of its Affiliates and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

(ii) A separate series of Profits Interests shall be created with respect to the Awards issued on any given issuance date, and shall be set forth on Exhibit A.

(iii) The Board shall determine the benchmark amount with respect to each series of Profits Interests as of a given date, which amount shall, unless otherwise specified by the Board, be the sum of (x) the amount set forth with respect to such series in the “Benchmark Component” column on Exhibit A, and (y) the amount of all Capital Contributions (if any) made on or after the date such series is issued (the “Benchmark Amount”). The Profits Interests issued on the Effective Date shall not have a Benchmark Amount. This Section 3.13(c)(iii), together with the provisions of Section 4.1(c)(ii), is intended to result in each series of Profits Interests being treated as a “profits interest” for U.S. federal income tax purposes as of the date such series is issued.

(d) CSM Expenses. The Company shall promptly reimburse CSM and the managing members of CSM, or pay on behalf of CSM and the managing members of CSM, all CSM Expenses as reasonably requested by CSM or the managing members of CSM from time to time.

3.14 Capital Accounts The Company shall maintain for each Member a separate Capital Account in accordance with Regulations Section 1.704-1(b) and including the following provisions. As of the Effective Date, the Capital Account balances of each Member are as set forth on Exhibit A. Each Capital Account shall be (i) increased by (A) the cash amount or Book Value at the time of contribution (net of any liabilities assumed) of all Capital Contributions subsequently made (or deemed to be made) by such Member to the Company pursuant to this Agreement, (B) Net Income and all items of Company income and gain and allocated to such Member pursuant to Article IV and (C) any other increases required by the Regulations, and (ii) decreased by (A) the cash amount or Book Value of all distributions of cash or property (net of any liabilities assumed) made by the Company to such Member pursuant to this Agreement, (B) Net Loss and all items of Company deduction and loss allocated to such Member pursuant to Article IV and (C) any other decreases required by the Regulations.

(b) The determination of the amount of any liability for purposes of this Section 3.14 shall be made in accordance with Section 752(c) of the Code and any other applicable provisions of the Code and Regulations promulgated thereunder.

(c) In the event all or a portion of a Membership Interest is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Membership Interest.

(d) It is the intention of the Members that Capital Accounts shall be determined in a manner so that the allocations in this Agreement will have, or be deemed to have, substantial economic effect under Section 704(b) of the Code and Regulations promulgated thereunder. In the event that the Board determines that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members or their Affiliates), are computed in order to comply with such Regulations, the Board shall make such modification provided it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XIII hereunder upon the dissolution of the Company. In the event that unanticipated events might otherwise cause this Agreement not to comply with such Regulations, the Board, consistent with the prior sentence, shall make such modifications as it deems appropriate.

3.15 Certification of Membership Interests The Company shall cause the limited liability company interests in the Company to be evidenced by certificates in the form of Exhibit C hereto. The Company shall maintain books for the purpose of registering the transfer of Membership Interests.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

4.1 Distributions Operating Distributions. Subject to Sections 3.8, 4.1(b), 12.2(a)(vi) and 13.2(c)(iii), to the extent determined by the Board from time to time in its sole discretion, Available Cash will be applied or distributed among the Members as follows:

(i) first, to the Capital Members, pro rata in accordance with their relative amounts of Unreturned Preferred Equity, until each Capital Member’s Unreturned Preferred Equity is zero;

(ii) second, to the Capital Members, pro rata in accordance with their relative amounts of Unreturned Common Equity, until each Capital Member’s Unreturned Common Equity is zero;

(iii) third, *; and

(iv) thereafter, to the Members in accordance with their respective Vested Percentage Interests as of the date of such distribution.

(b) Tax Distributions. Notwithstanding Section 4.1(a), not later than ten Business Days prior to March 15th, June 15th, September 15th and December 15th of each calendar year, Available Cash will be distributed to the Members pro rata in accordance with each Member’s relative Assumed Tax Liability until each Member receives an amount at least equal to its Assumed Tax Liability as of such date. Distributions made to a Member pursuant to this Section 4.1(b) shall be treated as an advance against, and shall reduce, the next distributions to which such Member otherwise would be entitled to receive pursuant to Section 4.1(a) or Section 13.02(c) of this Agreement.

(c) Limitations on Distributions.

(i) Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall be required to make a distribution to any Person in violation of the Act or other applicable law. Any distributions pursuant to this Article IV made in error or in violation of Section 18-607(a) of the Act, will, upon demand by the Board, be returned to the Company.

(ii) Notwithstanding anything to the contrary in Section 4.1, no distribution shall be made to CSM pursuant to Section 4.1(a) or Section 13.2(c) with respect to any series of Profits Interests with a Benchmark Amount until the aggregate distributions made to all Members pursuant to Section 4.1(a) and Section 13.2(c) from the date of issuance of such series equals the Benchmark Amount of such series. *. From and after the time the Company issues an additional series of Profits Interests and assigns such series a Benchmark Amount, distributions of Available Cash pursuant to Section 4.1 shall be made after taking into account and applying the principles set forth in this Section 4.1(c)(ii); provided that the Board may determine to amend this Agreement in accordance with Section 16.6 in order to make such changes to this Agreement as the Board determines in its reasonable discretion is necessary to reflect the principles set forth in this Section 4.1(c)(ii).

4.2 Allocations for Capital Account Purposes General. Net Income and Net Loss will be determined and allocated with respect to each Fiscal Year of the Company as of the end of such Fiscal Year and at such times as there is a Revaluation Event. Subject to the other provisions of this Article IV, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss. Except as otherwise provided for in this Article IV, Net Income and Net Loss shall be allocated for each Fiscal Year or other period to the Members such that the positive balance of the Capital Account of each Member (after adding to such capital account (i) the amount, if any, that such Member is obligated to contribute to the Company upon liquidation of such Member’s Interest, and (ii) the amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and subtracting from such Capital Account such Member’s share of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) immediately following such allocation is, as closely as possible, equal (proportionately) to the amount of the distributions that would be made to such Member if the Company sold all of its assets for their Book Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability), and the remaining cash was distributed in accordance with the priority set forth in Section 4.1(a), taking into account Section 4.1(c)(ii). Notwithstanding the foregoing, in the case of a sale or disposition of all or substantially all of the assets of the Company (including, for these purposes, a Revaluation Event), when allocating the resulting Net Income or Net Loss among the Members as set forth in this Section 4.2(a), CSM’s Profits Interest shall be treated as if it were fully vested.

(a) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in the Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. If there is a net decrease in “partner nonrecourse debt minimum gain” (as defined in Regulations Section 1.704-2(i)(2)) for the taxable year or other relevant taxable period, then, to the extent required by the Regulations, items of income (determined in accordance with the provisions of Regulations Section 1.704-2(i)(4)) shall be specially allocated to the Members in an amount equal to each Member’s share of the net decrease in partner nonrecourse debt minimum gain (determined in accordance with the provisions of Regulations Section 1.704-2(i)(5)). This Section 4.2(c) shall be interpreted consistently with, and subject to the exceptions contained in, Regulations Section 1.704-2(i)(4).

(c) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Members would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4.2 have been tentatively made as if this Section 4.2(d) were not in this Agreement. This Section 4.2(d) is intended to constitute a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently with such provisions.

(d) Excess Losses. No allocation of loss or item thereof shall be made to any Member to the extent such allocation would create or increase an Adjusted Capital Account Deficit of such Member that would trigger the application of Section 4.2(b) or (c). Any losses or items thereof that cannot be allocated to Members by reason of the prior sentence shall, subject to the prior sentence, be allocated to the other Members in proportion to such other Members’ Adjusted Capital Account balances, subject to the limitations of this Section 4.2(e).

(e) Nonrecourse Deductions. “Nonrecourse deductions” (as defined in Regulations Sections 1.704-2(b)(1) and (c)) shall be specially allocated to the Members in proportion to their respective Capital Percentage Interests. “Member nonrecourse deductions” (as defined in Regulations Section 1.704-2(i)(2)) shall be specially allocated to the Members who bear the economic risk of loss for the liability to which the deductions are attributable, determined in accordance with the principles of Regulations Section 1.704-2(i)(1).

(f) Section 734(b)/743(b) Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Economic Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g) Curative Allocations. To minimize any distortions in the manner that the Members would have shared distributions if the special regulatory allocations required by paragraphs (a) through (g) above (“Regulatory Allocations”) had not been part of this Agreement, the Board may specially allocate to the Members offsetting items of income or loss so that the net amounts allocated to each Member pursuant to all subsections of Section 4.2 will, to the maximum extent possible, equal the net amounts that would have been allocated to each Member pursuant to Section 4.2(a) if the Regulatory Allocations had never occurred. In exercising such discretion, the Board may consider any expected future Regulatory Allocations which are likely to offset other Regulatory Allocations previously made.

4.3 Allocations for Tax Purposes General. For federal, state and local income tax purposes, except as otherwise provided in this Section 4.3, each item of Company income, gain, loss and deduction shall be allocated to the Members consistent with the allocations of income, gain, loss and deduction described in Section 4.2.

(b) Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deductions with respect to any property (other than cash) contributed by a Member to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value using the remedial allocation method set forth in Regulations Section 1.704-3(d). In the case of any property whose Book Value is adjusted under clauses (ii) or (iii) of the definition of Book Value contained in Section 15.1, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement.

(c) Credits. Any credits of the Company shall be allocated to the Capital Members in accordance with their respective Capital Percentage Interests.

(d) Recapture. Depreciation or amortization recapture under Code Sections 1245 and 1250, as well as any other type of recapture of ordinary income items shall, to the maximum extent possible, be allocated to the Members that were allocated the depreciation, amortization or other deductions giving rise to such recapture amounts.

(e) Excess Nonrecourse Liabilities. The Company’s “excess nonrecourse liabilities” (as defined in Regulations Section 1.752-3(a)(3)) shall be allocated among the Capital Members in proportion to their Capital Percentage Interests.

(f) Varying Membership Interests. To reflect any Transfers of or other variations in the Membership Interests of the Members during any taxable year or other relevant taxable period, allocations of taxable income and loss for such taxable year or other relevant taxable period shall be determined by the Board on a daily, monthly or other basis using any method permitted by the provisions of Code Section 706 and the Regulations thereunder; provided, however, that the approval of the transferring Member shall be required in order to use any method other than a closing-of-the-books method.

(g) No Impact on Capital Accounts. Allocations pursuant to this Section 4.3 are solely for federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, loss and deduction described in Section 4.2 or distributions pursuant to any provision of this Agreement.

(h) Acknowledgement by Members. The Members are aware of the income and other tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of items of Company income, gain, loss, deduction and credit.

(i) Proposed Regulations. The Board is authorized to follow the proposed Regulations that were issued on May 24, 2005 regarding the issuance of partnership equity for services (including Prop. Treas. Reg. §§1.83-3, 1.83-6, 1.704-1, 1.706-3, 1.721-1 and 1.761-1), as such regulations may be subsequently amended (the “Proposed Regulations”), upon the issuance of Membership Interests issued for services rendered or to be rendered to or for the benefit of the Company, until final Regulations regarding these matters are issued. If the Board determines to follow the Proposed Regulations, in furtherance of the foregoing, the definition of Capital Accounts and Book Value, and the allocations of Net Income and Net Loss of the Company set forth in this Agreement, will be made in a manner that is consistent with the Proposed Regulations, including Proposed Treasury Regulations §1.704-1(b)(4)(xii). The Board is expressly authorized by each Member to elect to apply the safe harbor set forth in the Proposed Regulations if the provisions of the Proposed Regulations and the proposed Revenue Procedure described in IRS Notice 2005-43, or provisions similar thereto, are adopted as final (or temporary) Regulations. If the Board determines that the Company should make such election, the Board is hereby authorized to amend this Agreement without the consent of any other Member to provide that (A) the Company is authorized and directed to elect the safe harbor, (B) the Company and each of its Members (including any Person to whom a partnership interest is transferred in connection with the performance of services) will comply with all requirements of the safe harbor with respect to all Membership Interests transferred in connection with the performance of services while such election remains in effect and (C) the Company and each of its Members will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Proposed Regulations for such election to be effective until such time (if any) as the Board determines, in its discretion, that the Company should terminate such election. The Board is further authorized to amend this Agreement to the extent the Board determines in its discretion that such modification is necessary or desirable as a result of the issuance of such Regulations relating to the tax treatment of the transfer of a partnership interest in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms and agrees that it will be legally bound by any such amendment; provided that no such amendment shall adversely impact the timing or amount of distributions to any Member.

ARTICLE V

MANAGEMENT

5.1 Management by the Board of Managers Except for cases in which the approval of the Capital Members is expressly required by this Agreement or by non-waivable provisions of applicable law, the powers, business and affairs of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a single board of managers (the “Board”).

5.2 Actions by the Board; Delegation of Authority and Duties; Reliance by Third Parties In managing the business and affairs of the Company and exercising its powers, the Board may act through meetings and written consents pursuant to Sections 5.4 and 5.5 and through any Officer of the Company to whom authority and duties have been delegated pursuant to Section 5.6.

(b) Any Person other than a Member dealing with the Company may rely on the authority of any Officer in taking any action in the name of the Company authorized by the Board without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

5.3 Board Composition. The Board shall be composed of four managers (or such greater number as the Board may unanimously determine in its sole discretion) that are natural persons (each a “Manager” and, collectively, the “Managers”) and one non-voting chairman of the Board that is a natural person appointed in accordance with Section 5.7(p) (the “Chairman”). Subject to the other provisions of this Section 5.3(a), and to the extent ADA-ES (i) is not a Defaulting Member, and (ii) has not transferred its rights to designate Managers under this Section 5.3 in connection with any Transfer, two Managers will be designated from time to time by ADA-ES (“ADA-ES Managers”). Subject to the other provisions of this Section 5.3(a), and to the extent that (i) none of the ECP Members is a Defaulting Member, and (ii) the ECP Members have not transferred their respective rights to designate Managers under this Section 5.3 in connection with any Transfer, two Managers will be designated from time to time by the ECP Members (“ECP Managers”), as follows: each of ECP I and ECP I-A shall be entitled, in its sole discretion, to designate one of the two ECP Managers (the “ECP I Manager” and the “ECP I-A Manager,” respectively). Each of the ECP I Manager and the ECP I-A Manager will be deemed to be ECP Managers.

(i) Notwithstanding Section 5.3(a), if at any time either ADA-ES, together with its direct and indirect Transferees (the “ADA-ES Side”), on the one hand, or the ECP Members, together with their respective direct and indirect Transferees (the “ECP Side”), on the other hand, fails to hold an aggregate Capital Percentage Interest of at least 35%, then one ADA-ES Manager or one ECP Manager, as applicable, designated by the ADA-ES Side or the ECP Side, as applicable, shall be removed and thereafter may be designated by the ADA-ES Side or ECP Side, as applicable, that continues to hold an aggregate Capital Percentage Interest of at least 35%. For the avoidance of doubt, on the Effective Date, the ECP Side has designated an additional ECP Manager pursuant to the foregoing sentence.

(ii) Notwithstanding Section 5.3(a) or (a)(i), if at any time the ADA-ES Side, on the one hand, or the ECP Side, on the other hand, fails to hold at least the Requisite Capital Percentage Interest, then all ADA-ES Managers or ECP Managers, as applicable, designated by the ADA-ES Side or the ECP Side, as applicable, shall be removed and thereafter may be designated by the ADA-ES Side or the ECP Side, as applicable, that continues to hold at least the Requisite Capital Percentage Interest.

(b) Transfer of Rights to Designate Managers. Notwithstanding Section 5.3(a) hereof, each of ADA-ES and the ECP Members shall be free to transfer their respective rights to designate one or more Managers to any Transferee that becomes a Substitute Member and that holds or acquires not less than the Requisite Capital Percentage Interest. Upon such transfer, the aggregate number of ECP Managers or ADA-ES Managers, as the case may be, thereupon shall be reduced by the number of Managers that the ECP Members or ADA-ES, as the case may be, have so transferred, and thereafter such Manager(s) shall be replaced by such Manager(s) designated by such Transferee.

(c) Failure to Hold Requisite Capital Percentage Interest. If the ECP Members in the aggregate, or any Transferee thereof who has been assigned the right to designate one or more Managers to the Board, fails at any time to hold the Requisite Capital Percentage Interest, then all of the Managers that such ECP Members or such Transferee, as applicable, would be entitled to designate immediately prior to the time at which such ECP Members or such Transferee, as applicable, fails to hold the Requisite Capital Percentage Interest, thereupon shall be designated by the holders of a majority of the aggregate Capital Percentage Interests held by all ECP Members and all direct and indirect Transferees thereof to the extent such Capital Percentage Interests correspond to Membership Interests acquired from ECP Members. If ADA-ES, or any Transferee thereof who has been assigned the right to designate one or more Managers to the Board, fails at any time to hold the Requisite Capital Percentage Interest, then all of the Managers that ADA-ES or such Transferee, as applicable, would be entitled to designate immediately prior to the time at which ADA-ES or such Transferee, as applicable, fails to hold the Requisite Capital Percentage Interest, thereupon shall be designated by the holders of a majority of the aggregate Capital Percentage Interests held by ADA-ES and all direct and indirect Transferees thereof to the extent such Capital Percentage Interests correspond to Membership Interests acquired from ADA-ES.

(d) Removal; Vacancies. No Manager may be removed from the Board (with or without cause) except at the written direction of the Capital Member entitled to designate such Manager, which Capital Member will thereupon be entitled to appoint an alternative Manager to fill the vacancy. A Manager may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein. The Capital Members may change or replace their respective designees to the Board upon 24 hours’ prior written notice to the Board and the other Capital Members. Any vacancy in the Board, whether created by the removal, resignation, retirement of a Manager or otherwise, shall be filled only by the Capital Member entitled to designate such Manager in accordance with this Section 5.3. The initial ECP I Manager, ECP I-A Manager and ADA-ES Managers are set forth on Exhibit D.

(e) Changes in Size. In the event the number of Managers is increased or decreased with the unanimous consent of the Board as contemplated hereby, the number of ECP Managers, ADA-ES Managers and, to the extent applicable, other Managers, shall be increased or decreased as unanimously determined by the Board.

5.4 Board Meetings; Quorum; Vote Required Meetings. The Board shall meet at least quarterly at the offices of the Company (or such other place as determined by the Board). Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be determined by the Board), shall be called at the direction of any two Managers or the Chairman, upon reasonable advance notice, but in any event upon not less than 48 hours’ prior written notice, to all Managers and the Chairman. Attendance of a Manager or the Chairman at a meeting shall constitute a waiver of notice of such meeting, except where a Manager or the Chairman attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

(b) Quorum. The presence of at least one ECP Manager and one ADA-ES Manager shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; provided that if at any time the ADA-ES Side or the ECP Side loses its right to designate one or more Managers pursuant to the operation of Section 5.3(a)(i) or 5.3(a)(ii), then the presence of at least two Managers shall be necessary and sufficient to constitute a quorum.

(c) Board Voting. On all matters requiring the vote or action of the Board, each Manager shall be entitled to one vote, and all actions undertaken by the Board must be authorized by the affirmative vote of at least a majority of Managers at any meeting at which a quorum is present; provided, however, that the actions specified in Sections 5.11 and Section 5.12 shall require only the determinations of the Managers specified therein and a quorum shall be deemed to exist with the presence of solely the Managers specified therein.

5.5 Action by Written Consent or Telephone Conference Any action permitted or required by the Act, the Delaware Certificate or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers, or, with respect to any action specified in Section 5.11 or Section 5.12, signed by all of the Managers necessary to take such action pursuant to such Section. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board. Subject to the requirements of the Act, the Delaware Certificate or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement.

5.6 Officers Officers of the Company may, from time to time, be elected by the Board and may consist of a President and a Secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. The general areas of responsibility and specific powers and duties of each Officer will be as determined by the Board from time to time. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Each Officer shall hold office until a successor is duly elected and qualified or until the earlier of his or her death, resignation or removal as hereinafter provided. Any Officer or agent of the Company elected by the Board may be removed at any time by the Board in accordance with the vote required in Section 5.4. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may, subject to Section 5.11 of this Agreement, be filled by the Board then in office. In the case of the absence or disability of any Officer of the Company and of any person hereby authorized to act in such Officer’s place during such Officer’s absence or disability, the Board may by resolution delegate the powers and duties of such Officer to any other Officer, or to any other person whom it may select. The President of the Company shall, subject to Section 5.7, any limitations, restrictions or directions provided by the Board and the constraints set forth in the Annual Plan, be responsible for the day-to-day operations of the Company. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

5.7 Actions Requiring Approval of the Board In addition to such other matters as the Board may from time to time by resolution determine, neither the Company nor any Officer or agent of the Company shall take any of the actions described in this Section 5.7 (in each case except as provided in Section 3.6, Section 3.7, Section 3.8 and Article XIV) without the approval of the Board:

(a) subject to Section 5.9, approve the Annual Plan or any other budget of the Company or any amendments or alterations thereto;

(b) effect any material change in the business lines of the Company or any Subsidiary of the Company;

(c) acquire, directly or indirectly, another business or any competing investment other than as previously approved in the Annual Plan;

(d) sell or permit the sale, in any * period, of assets of the Company or of any Subsidiary of the Company, with an aggregate value exceeding $* or such other amount determined by a resolution of the Board;

(e) issue any Capital Request Notice to a Capital Member at any time when such Capital Member’s Unused Capital Commitment is equal to zero;

(f) incur any indebtedness for borrowed money in the name of the Company or any Subsidiary of the Company, create any Lien on the assets or properties of the Company or any Subsidiary of the Company; post a letter of credit, guaranty or provide surety for the obligations of any third party; or enter into any material amendment with respect to the foregoing;

(g) settle any claims relating to the Company or any Subsidiary of the Company not covered by insurance;

(h) modify any accounting policies of the Company or any Subsidiary of the Company except as required by regulatory authorities or the Company’s or such Subsidiary’s independent accountants;

(i) enter into any transactions with any Affiliate of any Member, except as contemplated by the Master Services Agreement, the Intellectual Property License Agreement, the Joint Development Agreement, the Credit Support Documents, or any Award Agreement or employment agreement (or similar service agreements) between any Person and the Company or any Subsidiary of the Company existing as of Effective Date or any such agreement approved by the Board after the Effective Date, and except for Transfers of Membership Interests in accordance with the terms of this Agreement;

(j) subject to Section 5.11, cause the removal of any individual under the Master Services Agreement or any Officer;

(k) appoint or remove, or cause the Company or any Subsidiary of the Company to appoint or remove, the independent auditors for the Company or such Subsidiary;

(l) except as contemplated by this Agreement, make any tax election or take, or cause the Company or any Subsidiary of the Company to take, any other action with respect to taxes;

(m) enter into material contracts related to the (i) Red River Project and the Vortex Project (ii) the development and operation of Supply Company, Five Forks or ACS Land Company or (iii) any other contract or transaction outside of the ordinary course of business or commit to or make any expenditure in excess of the amounts provided for such expenditures in the Annual Plan;

(n) except as provided in Section 3.8 and Section 13.2(c), make or declare any distribution or dividend or change the distribution policy of the Company;

(o) effect any purchase, repurchase or redemption (including pursuant to Section 10.15) of any equity securities of the Company or any Subsidiary of the Company;

(p) appoint or remove the Chairman; and

(q) enter into any agreement to do any of the foregoing.

The Board may, by unanimous resolution, determine additional actions of the Company that would require approval of the Board under this Section 5.7. Notwithstanding anything in this Section 5.7 to the contrary, unless otherwise provided by the Board by unanimous resolution, any actions or expenditures specifically authorized in the Company’s most recent Annual Plan approved by the Board shall be authorized for purposes of this Section 5.7 and shall not be included for purposes of determining whether the applicable threshold amounts are satisfied in subsection (d) of this Section 5.7.

5.8 Actions Requiring Consent of the Capital Members Notwithstanding anything to the contrary in this Agreement, but subject to Section 12.2(d), neither the Company nor any Officer or agent of the Company shall take, or permit any Project Company to take, any of the actions described in this Section 5.8 (in each case except as provided in Section 3.6, Section 3.7, Section 3.8 and Article XIV) without the prior written consent of Capital Members holding in the aggregate not less than 75% of the aggregate Capital Percentage Interests:

(a) alter, repeal, amend or adopt any provision of the Delaware Certificate or this Agreement or the similar governing documents of any Subsidiary of the Company;

(b) effect any Company Sale Transaction or any similar transaction with respect to any Subsidiary;

(c) issue any Additional Interests, admit any new Members (other than in accordance with Section 3.5 or Article X) authorize, issue, sell, dividend, distribute, redeem, convert, exchange, repurchase, cancel, retire or otherwise dispose of any equity interests, phantom equity or similar rights or interests or any warrants, options or other similar rights or interests or securities convertible into or exchangeable for any equity interests, phantom equity or similar rights of the Company or any Subsidiary of the Company, except (i) for transactions pursuant to and in accordance with a management equity plan approved by the Board, (ii) to the extent previously approved by the Board, any Award Agreement, employment agreements or service agreements between any Person and the Company or any of its Subsidiaries, or (iii) as otherwise contemplated by this Agreement, including the repurchase of Profits Interests in connection with the Company Repurchase Right described in Section 10.15 to the extent approved by the Board pursuant to Section 5.7(o);

(d) voluntarily liquidate, wind-up, dissolve or commence any bankruptcy, insolvency, reorganization, debt arrangement or other case or proceeding under, or obtain relief under, any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors;

(e) change or make any election to cause the Company or any Subsidiary of the Company to be classified as other than a partnership for federal income tax purposes;

(f) sell, in any * period, assets of the Company or any Subsidiary of the Company with an aggregate value exceeding $*;

(g) make, or cause any Subsidiary of the Company to make, in any *period, any capital expenditures in excess of approved capital expenditures in the then current Annual Plan with an aggregate value exceeding $*;

(h) except as specifically contemplated by the Credit Support Documents, incur any indebtedness for borrowed money in excess of $* above any amounts approved in the then current Annual Plan (or in excess of $* if no indebtedness is approved in the then current Annual Plan) in the name of the Company or any Subsidiary, or create any Lien on the assets or properties of the Company or any Subsidiary, or guaranty or provide surety for the obligations of any third party in excess of $* above any amounts approved in the then current Annual Plan (or in excess of $* if no such amounts are approved in the then current Annual Plan); or enter into any material amendments with respect to the foregoing except as expressly approved in the then current Annual Plan;

(i) purchase or lease, or cause the Company to purchase or lease, in any * period, any assets in excess of $* in the aggregate (other than purchases of raw materials in the ordinary course of business or purchases or leases expressly contemplated in the then current Annual Plan);

(j) authorize the acquisition, development or construction by the Company of any Additional Project; and

(k) enter into any agreement to do any of the foregoing.

5.9 Budgets Attached as Exhibit E is the Company’s operating budget for the period commencing as of the Original Effective Date and ending November 30, 2008 (the “Interim Budget”). During the period of time covered by the Interim Budget, the Board shall prepare and approve an operating budget for the period commencing December 1, 2008 and ending December 31, 2010 (the “Initial Budget”). At least 90 days prior to the start of each Fiscal Year of the Company commencing with 2011, the principal financial officer of the Company, or if no such principal financial officer has been designated, the President shall submit to the Board a proposed operating budget for such Fiscal Year (each, an “Annual Plan”). Such Annual Plan shall include: (a) (i) a financial projection for the Company setting forth estimates of volumes, revenues, costs, fees, expenses (including accruals items for high cost but infrequent maintenance events and estimates of cash expenditures to be applied against such accruals) and capital expenditures to be realized or borne by the Company on a month to month basis for the next Fiscal Year, and (ii) consolidated income, cash flow and balance sheet statements for the Company based on such estimates and (b) a proposed operating budget for the Company setting forth the authorized limit of the fees, costs, expenses and capital expenditures which may be incurred by the Company without additional prior approval by the Board. The Board shall consider the Annual Plan for approval prior to the start of the Fiscal Year to which it pertains and shall use all reasonable efforts to resolve any disagreements as to any item contained in the Annual Plan prior to such time. If any Annual Plan submitted to the Board in accordance with this Section 5.9 is not approved by the Board, then the Annual Plan most recently approved by the Board pursuant to Section 5.7(a), excluding all non-recurring items, shall remain in effect as the Annual Plan for the next Fiscal Year, adjusted upwards by multiplying the recurring fees, costs, expenses and capital expenditures set forth in such Annual Plan by 1.03.

5.10 Limitation of Duties No Manager (in his or her capacity as a Manager) shall have any duties (including fiduciary duties) or liabilities relating thereto to the Company, the Members or the other Managers, except as may be specifically provided herein and required by any provisions of the Act or other applicable law that cannot be waived. Accordingly, each Manager shall be entitled to act solely on behalf, and in the interests, of the Member that has designated such Manager. Moreover, each Manager and, except as expressly provided herein (including, without limitation, Section 6.2), each Member and each of their respective Affiliates, shall be free to engage or invest in, and devote its and their time to, any other business venture or activity of any nature and description, whether or not such activities are considered competitive with the Company, and neither the Company nor any other Person will have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Person (or to the income or proceeds derived therefrom), and the pursuit of such other venture or activity will not be deemed wrongful or improper. No notice, approval or other sharing of any such other opportunity or activity will be required. The legal doctrines of “corporate opportunity,” “business opportunity” and similar doctrines will not be applied to any such competitive venture or activity.

5.11 Certain Powers of the ECP Managers Notwithstanding anything to the contrary in this Agreement, the ECP Managers shall have the sole power and authority to cause the Company to take any action to be taken by the Company with respect to (i) the contribution of the ADA-ES Contributed Assets by ADA-ES pursuant to the Joint Development Agreement and this Agreement, including the making and prosecution of any claim for indemnification thereunder, (ii) any action to be taken pursuant to the Master Services Agreement or the Intellectual Property License Agreement, including, without limitation, in each case, pursuing any right or remedy thereunder, (iii) any action to be taken with respect to indemnification of the Development Company or other AC Venture Companies pursuant to section 1.7 of the Joint Development Agreement, (iv) any action of the Board at such time as ADA-ES is a Defaulting Member or from and after such time as any ECP Member delivers an ECP Election Notice following the occurrence of an ADA-ES Triggering Event and (v) any other agreement between the Company on the one hand and ADA-ES or any of its Affiliates on the other, including the power to terminate such agreements in accordance with their terms.

5.12 Certain Powers of the ADA-ES Managers Notwithstanding anything to the contrary in this Agreement, the ADA-ES Managers shall have the sole power and authority to cause the Company to take any action to be taken by the Company with respect to (i) the contribution of the Initial ECP Capital Contribution by the ECP Members pursuant to the terms of the Joint Development Agreement and this Agreement, including the making and prosecution of any claim for indemnification thereunder, (ii) any action of the Board at such time as any ECP Member is a Defaulting Member or, unless the ECP Members have made aggregate Capital Contributions to the Company in excess of the aggregate Capital Contributions made by

ADA-ES, from and after such time as ADA-ES delivers an ADA-ES Election Notice following the occurrence of an ECP Triggering Event or (iii) any other agreement between the Company, on the one hand, and the ECP Members or any of their respective Affiliates, on the other, including the power to terminate such agreements in accordance with their terms.

5.13 Board Observation Rights In addition to the Capital Members’ respective rights to designate Managers to the extent set forth above, each of ECP I and ECP I-A will, for so long as such Capital Member holds a Membership Interest in the Company, have the right to appoint one representative to attend the meetings of the Board in a nonvoting observer capacity (such representative, the “Observer”). The Company will provide each Observer with copies of all notices, minutes, consents and other materials that it provides to members of the Board; provided, however, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, or if access to such information or attendance at such meeting could result in a conflict of interest or otherwise be contrary to law. Each Capital Member agrees to, and will cause each Observer of such Capital Member to, hold in confidence all information provided to it or learned by it in connection with its observation rights under this Agreement, and will not use such information for any purpose that would be impermissible if such Person were a member of the Board of the Company, except to the extent otherwise required by law and any other regulatory process to which such Capital Member or its respective Observer is subject.

5.14 Deadlock If the Managers become deadlocked over, or because of a lack of quorum fail to vote on or approve, any matter requiring their approval in accordance with Section 5.7, or if the Capital Members fail to approve any matter requiring their approval under Section 5.8 hereof (but excluding Section 5.8(j)) (each matter, a “Disputed Matter”), any Manager or Capital Member, as applicable, may, within five Business Days of such deadlock or relevant meeting, notify the other Managers or Capital Members that such Disputed Matter shall be voted on again by the Managers or Capital Members at a special meeting that shall be held no later than five Business Days from the date of such notification. Such Disputed Matter on which the Managers or Capital Members have been unable to agree shall be discussed by the Managers or Capital Members for such five Business Day period and shall be voted upon during the special meeting at the end of the five Business Day period. If at the special meeting, the Managers or Capital Members are unable to come to agreement on the Disputed Matter, the Disputed Matter shall be raised, by providing written notice to the ECP Members and to ADA-ES, to the principal executive officer of the ECP Members and the principal executive officer of ADA-ES, who shall use commercially reasonable efforts to obtain agreement on the Disputed Matter within 15 Business Days of receipt of such notice. In the event that the principal executive officers of the ECP Members and ADA-ES are unable to reach agreement on the Disputed Matter by the end of such 15 Business Day period, such Disputed Matter shall be deemed to be a “Deadlock,” and the ECP Members and ADA-ES shall have the rights set forth in Section 10.7(a), to the extent applicable. Notwithstanding the foregoing, any dispute between the Managers or the Capital Members over (a) any budget item, expenditure, claim or other matter with a cost or potential income in the aggregate of less than $100,000 or (b) any determination to acquire, develop or construct an Additional Project as contemplated by Section 5.8(j), shall not give rise to a Deadlock and shall not give rise to the rights set forth in Section 10.7(a).

5.15 Insurance The Company shall carry general liability, casualty and other insurance in such amounts and having such terms as is prudent and customary for businesses of the nature carried on by the Company.

5.16 No Participation in Management by Members; Member Voting Generally The management of the business and affairs of the Company shall be vested in whole in the Board in accordance with this Article V. Except with respect to the execution and filing of the Delaware Certificate or as otherwise specifically provided by this Agreement, no Member, acting solely in the capacity of a Member, shall be an agent of the Company or have any authority to act for or bind the Company. Except as expressly provided by this Agreement or by non-waivable provisions of applicable law, Members, in their capacity as such, shall have no voting, approval or consent rights. When a vote is required by the Capital Members, each Capital Member shall be entitled to one vote for each percentage point of the Capital Percentage Interest then held by such Capital Member.

5.17 Meetings of the Members Meetings of the Members may be called by the Board.

(a) Place of Meetings. The Board may designate any place as the place of meeting for any meeting of the Members.

(b) Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be delivered to each Member not less than five nor more than ten Business Days before the meeting.

(c) Manner of Acting. Unless otherwise provided by law or this Agreement, the affirmative vote of all of the Membership Interests of a specified class shall constitute the act of the members.

(d) Proxies. At any meeting of the Members of a specified class, a Member may vote by proxy executed in writing by such Member or by its duly authorized representative.

(e) Written Actions. Any action required to be, or which may be, taken by Members may be taken without meeting if consented thereto in a writing setting forth the action so taken and signed by all of the Members entitled to vote who are required to take such action.

(f) Telephonic Participation in Meetings. Members may participate in any meeting through telephonic or similar communications equipment by which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

ARTICLE VI

PROJECT COMPANIES

6.1 Additional Projects The Company may, from time to time, but only to the extent approved by the Capital Members pursuant to Section 5.8(j), pursue one or more additional carbon production lines at the Red River Project, or one or more additional Projects unrelated to the Red River Project or the Vortex Project (hereinafter any such Project other than the Red River Project and the Vortex Project shall be an “Additional Project”). The Company may, to the extent determined appropriate by the Capital Members, cause the applicable Project Company to obtain additional Construction Debt Financing, and/or cause the Company to provide Construction Equity Financing or other equity financing. In the event the Company determines to pursue any Additional Project, the Capital Members will amend this Agreement (including, without limitation, Article III and Exhibit B hereof) pursuant to Section 16.6 to increase their respective Capital Commitments and to provide for the funding of equity for such Additional Project pursuant to applicable Development Milestones to be determined by the Capital Members.

6.2 Exclusivity Until the three-year anniversary of the Original Effective Date, none of ADA-ES, the ECP Members or any of their respective Affiliates or Subsidiaries shall make any new debt, equity or other investment in an activated carbon production or supply Project, venture or company investment opportunity in which all or a substantial portion of the revenues are derived from the manufacture or processing and sale of activated carbon (including, without limitation, any activated carbon Projects under development by any such Member as of the Original Effective Date) without the prior written consent of ADA-ES (in the case of a proposed investment by any ECP Member(s)) or the ECP Members (in the case of a proposed investment by ADA-ES). From the three-year anniversary of the Original Effective Date through the five-year anniversary of the Original Effective Date, if ADA-ES, any ECP Member or any of their respective Affiliates or Subsidiaries seeks to pursue any new Project or other investment in which all or a substantial portion of the revenues are derived from the manufacture or processing and sale of activated carbon, such Capital Member (the “Presenting Member”) shall present such proposed Project or other investment to ADA-ES (if any ECP Member is the Presenting Member) or to the ECP Members (if ADA-ES is the Presenting Member), including a reasonable description of the proposed Project or investment and the amount of the proposed investment for an equity or other interest in such Project or investment. ADA-ES (if any ECP Member is the Presenting Member) or the ECP Members or any Successor Fund (if ADA-ES is the Presenting Member) shall have the option to elect, by written notice to the Presenting Member no more than 30 days from the date on which the proposed investment was first presented to the Capital Member making such election, to make a corresponding investment in such proposed Project or investment together with, and in the same form (e.g., common equity, preferred equity, convertible debt) as, the Presenting Member on a 50/50 basis, or in such lesser amount determined by the Capital Member making such election, but in any event not less than 25% of the total investment in the proposed Project or investment. If such Capital Member fails to affirmatively elect to invest in such proposed Project or investment within such 30-day period, such Capital Member shall be deemed to have affirmatively declined to participate in such Project or other investment and the Presenting Member shall be free to pursue such proposed Project of investment independently or with any other Person. In addition to the foregoing and until the later of the five-year anniversary of the Original Effective Date and the date on which the applicable Capital Member no longer holds the Requisite Capital Percentage Interest, no Capital Member shall, directly or indirectly, except to the extent provided in the Intellectual Property License Agreement and the Master Services Agreement, (i) sell, exchange, lease, license, assign, transfer or otherwise provide any Intellectual Property of such Capital Member or any of its Affiliates to any Person (other than to the Company and/or its Subsidiaries) to be used in connection with the manufacture, production, processing and/or supply of activated carbon relating to the control of mercury emissions from coal fired power plants, or (ii) provide consulting or other services to any Person (other than to the Company and/or its Subsidiaries) relating to the manufacture, production, processing and/or supply of activated carbon relating to the control of mercury emissions from coal fired power plants. It is expressly understood that the foregoing prohibitions shall (A) not in any case prohibit ADA-ES from developing technology primarily for injection of activated carbon (“ACI”) (as opposed to manufacture, production processing and/or supply of activated carbon) for ADA-ES’s ongoing ACI business or (B) limit or restrict in any manner ADA-ES’s right to develop new technologies for applications other than mercury control, including, without limitation, development of CO2 sequestration technologies that use activated carbon. Any sale, exchange, lease, license, assignment, transfer or other provision of Intellectual Property in violation of this Agreement shall be null and void. Upon any breach or threatened breach by a Capital Member of any of the covenants set forth in this Section 6.2, the Company and the other Capital Members of the Company will be entitled, in addition to their right to damages and any other rights they may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Section 6.2, it being agreed that any breach of this Section 6.2 may cause the Company and its Members irreparable harm, the amount of which may be difficult to ascertain, and that money damages alone would be inadequate to compensate them. Each Capital Member hereby agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

6.3 Project Companies The Company may, from time to time, form one or more Project Companies to acquire and develop Additional Projects that have been approved pursuant to Section 5.8(j). Unless otherwise approved by the Capital Members in accordance with Section 5.8, or in accordance with this Agreement, any such Project Company shall be a direct or indirect wholly-owned Subsidiary of the Company, shall be formed as a special purpose Delaware limited liability company and shall be governed by a limited liability company operating agreement substantially in the form of Exhibit F hereto. As of the Effective Date, the only Subsidiaries of the Company are the Red River Project Company, the Underwood Project Company, the Morton Project Company, the Supply Company, Five Forks, the Vortex Entities and ACS Land Company.

ARTICLE VII

BOOKS, REPORTS AND COMPANY FUNDS

7.1 Records and Accounting The Company shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board.

7.2 Reports As soon as practicable, but in any event no later than 75 days following the close of each Fiscal Year, the Company shall cause to be mailed to each Capital Member a balance sheet, a statement of income, a statement of Members’ equity and a statement of cash flows, such year-end financial reports to be prepared in accordance with generally accepted accounting principals consistently applied with prior practice for earlier periods (“GAAP”) and to be audited and certified by a nationally recognized independent public accounting firm selected by the Board.

(b) As soon as practicable, but in no event later than 30 days after the close of each fiscal quarter, the Company shall cause to be mailed to each Capital Member reports containing unaudited consolidated financial statements of the Company for such fiscal quarter, prepared in accordance with GAAP (except that such financial statements need not include footnotes), including a balance sheet, a statement of income, a statement of Members’ equity and a statement of cash flow.

(c) As soon as practicable, but in no event later than 20 days after the close of each calendar month, the Company shall cause to be mailed to each Capital Member reports containing unaudited consolidated financial statements of the Company for such month and for the Fiscal Year to date, both on a comparative basis with the prior year, prepared in accordance with GAAP (except that such financial statements need not include footnotes), including a balance sheet, a statement of income, a statement of Members’ equity and a statement of cash flow.

(d) With respect to the unaudited financial statements discussed in subsections (a) through (c) of this Section 7.2, an instrument executed by the principal financial officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes); provided, that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP.

7.3 Inspection by Members Any Capital Member, and any accountants, attorneys, financial advisors and other representatives of such Capital Member, may from time to time at such Capital Member’s sole expense for any reasonable purpose visit and inspect the properties of the Company, examine (and make copies and extracts of) the Company’s books, records and documents of any kind, and discuss the Company’s affairs with its employees, independent accountants, all at such reasonable times as such Capital Member may request upon reasonable notice.

7.4 Company Funds The Company may not commingle the Company’s funds with the funds of any Member or the funds of any Affiliate of any Member.

ARTICLE VIII

TAX MATTERS

8.1 Preparation of Tax Returns The Board shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to each Member within 75 days of the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. Each Member shall provide to the Board, when and as requested, all information concerning the affairs of such Member as may be reasonably required to permit the preparation of such returns.

8.2 Accounting Methods; Tax Elections The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes; provided, that the Board may change the method of accounting used for federal income tax purposes, should a change be possible and desirable (as determined by the Board in its sole discretion). The taxable year of the Company shall be the calendar year, unless the Board shall determine that a different taxable year is permissible and appropriate in its sole discretion. The Board will make the election under Section 754 of the Code in accordance with applicable Regulations promulgated thereunder for the first Fiscal Year in which there is a transfer or Company distribution to which such election would apply if requested by any Capital Member. In addition to the foregoing, the Board shall determine whether to make any other available tax elections and select any other appropriate tax accounting methods and conventions for any purpose under this Agreement.

8.3 Tax Controversies ECP I is designated as the “Tax Matters Member” (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Company funds that have been approved for such purposes by the Board for professional services and costs associated therewith. The Tax Matters Member shall provide each Member with prompt notice of any examinations or proceedings, shall allow all Members to participate in any decisions relating to such examinations or proceedings and shall not settle any such examinations or proceedings without the other Members’ prior written consent not to be unreasonably withheld. Each Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any and all things reasonably required by the Tax Matters Member to conduct such proceedings.

8.4 Taxation as a Partnership Except as may be otherwise provided herein, no election shall be made by the Company or any Member for the Company to be treated as an association taxable as a corporation or to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

8.5 Withholding Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any federal, state, local and foreign withholding requirement with respect to any allocation of Net Income or payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Board, amounts withheld with respect to any payment or distribution by any Person to the Company, shall be treated as payments to such Person or Member or as distributions to the Members under Section 4.1 or Article XIII, as the case may be. If any such withholding requirement exceeds the amount otherwise payable to, or distributable to such Member under Section 4.1 or Article XIII, or if any such withholding requirement was not satisfied with respect to any amount previously distributed to such Member under Section 4.1 or Article XIII, such Member and any successor or assignee with respect to such Member’s Membership Interest will indemnify and hold harmless the Board and the Company for such excess amount or such withholding requirement, as the case may be.

8.6 Reimbursement The Tax Matters Member shall be reimbursed for all reasonable out-of-pocket costs and expenses approved by the Board and incurred in its performance of its duties as described herein.

ARTICLE IX

EXCULPATION AND INDEMNIFICATION

9.1 Performance of Duties; No Liability of Members, Managers, Chairman and Officers No Member, Manager or Chairman (in their capacities as such, and including, without limitation, in any such Member’s capacity as Tax Matters Member) shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member (including, without limitation, the Tax Matters Member), Manager, Chairman or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, Manager, Chairman or Officer in question or, in the case of an Officer, breach of such Person’s duties pursuant to Section 5.6. In performing such Person’s duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: the Chairman, one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act. No Member (including, without limitation, the Tax Matters Member), Manager, Chairman or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member (including, without limitation, the Tax Matters Member), Manager, Chairman or Officer of the Company or any combination of the foregoing. Nothing in this Agreement shall limit the liabilities and obligations of the Members under, or entitle any Member to indemnification hereunder from the Company with respect to any claims made under, the Joint Development Agreement, the Master Services Agreement, any Award Agreement, any employment or service agreement between any Person and the Company or any Subsidiary of the Company or when acting in any capacity for or on behalf of the Company other than those expressly described above.

9.2 Right to Indemnification Subject to the limitations and conditions as provided in this Article IX, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (“Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member (including, without limitation, the Tax Matters Member), a Manager, Chairman or Officer or, in each case, a representative thereof shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (“Loss”), unless (in the case of a Manager, Chairman or Officer) such Loss shall have been the result of gross negligence, fraud or intentional misconduct by such Person or (in the case of an Officer) the result of a breach of such Person’s duties pursuant to Section 5.6 hereof or arises in connection with any action, suit or proceeding brought by one Member against another Member, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct or breach pursuant to Section 5.6 or action, suit or proceeding brought by one Member against another Member. Indemnification under this Article IX shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. Notwithstanding anything in this Section 9.2 to the contrary, the indemnification provided by this Section 9.2 shall only apply to Proceedings brought by third-party claimants against such Member, Manager, Chairman or Officer and not Proceedings brought by the Company against such Member, Manager, Chairman or Officer. The foregoing indemnification is for the benefit of the Persons identified above acting in the capacities described above and not in any other capacity (including as manager of the operations of the Company, which shall be governed exclusively by the terms of any management or similar agreement with respect to such services).

9.3 Advance Payment The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person (other than an Officer of the Company in respect of claims by the Company against such Officer in such Officer’s capacity as such) entitled to be indemnified under Section 9.2 who was, or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Indemnification of Employees and Agents The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 9.2 and 9.3.

9.5 Appearance as a Witness Notwithstanding any other provision of this Article IX, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Manager, Member, Chairman, Officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

9.6 Nonexclusivity of Rights The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right that a Member, Manager, Chairman, Officer or other Person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

9.7 Insurance The Board may obtain and maintain, at the Company’s expense, insurance to protect the Members, Managers, Chairman, Officers, employees and agents from any expense, liability or loss arising out of or in connection with such Person’s status and actions as a Member, Manager, Chairman, Officer, employee or agent. In addition, the Board may cause the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and any other Member, Manager, Chairman, Officer or agent of the Company who is or was serving at the request of the Company as a manager, director, chairman, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article IX.

9.8 Savings Clause If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article IX as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X

MEMBERSHIP INTERESTS, TRANSFERS, BUY-SELL PROVISIONS

AND OTHER EVENTS

10.1 Membership Interest Register The Company shall maintain a register of the Membership Interests (“Membership Interest Register”) at the principal office of the Company. The Membership Interest Register shall set forth (i) the names and addresses of the record holders of all Membership Interests of any class or series issued by the Company (“Record Holders”), (ii) the number or percentage of Membership Interests of each class or series owned by each such Record Holder, (iii) the date of issue of such Membership Interests and (iv) whether such Membership Interests were acquired by the Record Holder thereof upon original issuance or Transfer.

10.2 Record Holders Except as otherwise required by law, the Company shall be entitled to, and shall only, recognize the exclusive right of any Record Holder of Membership Interests to receive Distributions in respect of any Membership Interests held by such Record Holder, to vote as the owner of such Membership Interests and to be entitled to the benefits, and subject to the obligations, of this Agreement and shall not be bound or permitted to recognize any equitable or other claim to or interest in such Membership Interests on the part of any other Person, including a Transferee, that does not become a Substitute Member, whether or not the Company shall have notice thereof.

10.3 Restrictions on Transfers of Membership Interests No Capital Member or Transferee thereof shall Transfer all or any portion of its Membership Interest (i) without first complying with the provisions of this Article X, and (ii) until the date that is two years from the Original Effective Date, which two-year restriction shall also be deemed to apply to any Downstream Change of Control but shall not be deemed to apply to any Upstream Change of Control or to any Transfers complying with Section 10.3(c). On and after October 1, 2010, Capital Members may Transfer all or any portion of their Membership interest from time to time, subject only to Sections 10.3(d), 10.3(e), 10.4, 10.5, 10.8, 10.10, 10.13 and 10.14 and Article XIV, as applicable.

(b) CSM shall not Transfer all or any portion of its Membership Interests at any time without the prior written approval of the Board in its sole discretion, except in the case of Transfers effected pursuant to and in accordance with Sections 10.13, 10.14 and 10.15 and Article XIV (including pursuant to the power of attorney set forth in Section 10.16).

(c) Notwithstanding anything to the contrary in this Article X, subject to Sections 10.3(d), 10.3(e) and 10.9, a Capital Member may Transfer Membership Interests to an Affiliate or a Subsidiary from time to time (an “Affiliate Transfer”).

(d) The Transferor and the Transferee of Membership Interests shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) incurred in connection with such Transfer or proposed Transfer of such Membership Interests, whether or not consummated.

(e) No Transfer of Membership Interests, including any Transfer pursuant to Section 10.3(b) (but excluding, for the avoidance of doubt, any Upstream Change of Control), may be made if it would cause the Company to be taxed as an association taxable as a corporation for federal and applicable state income tax purposes.

(f) Notwithstanding any other provision of this Agreement, CSM further agrees that, in connection with any Transfer by CSM (including any Transfer approved by the Board), CSM will, if requested by the Board, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Board and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act or the securities laws of any state.

10.4 Effect of Non-Compliance Improper Transfers Void. IN ADDITION TO CREATING RIGHTS UNDER SECTION 12.1(a)(iv), ANY ATTEMPTED TRANSFER NOT STRICTLY IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE X WILL BE VOID AB INITIO AND OF NO FORCE AND EFFECT WHATSOEVER. THE COMPANY SHALL NOT RECORD SUCH TRANSFER ON ITS BOOKS OR TREAT ANY PURPORTED TRANSFEREE OF SUCH MEMBERSHIP INTERESTS AS THE OWNER OF OR AS HAVING ANY INTEREST IN SUCH MEMBERSHIP INTERESTS FOR ANY PURPOSE.

(b) Other Consequences. Without limiting the foregoing, if any Membership Interest or certificate representing a Membership Interest is purported to be Transferred in whole or in part in contravention of this Article X, the Person to whom such purported Transfer was made shall not be entitled to any rights as a Member whatsoever, including, without limitation, any of the following rights:

(i) to participate in the management, business or affairs of the Company;

(ii) to receive any reports pursuant to Section 7.2 hereof or obtain information concerning the Company pursuant to Section 7.3 or any other provision hereof;

(iii) to inspect or copy the Company’s books or records;

(iv) to receive any Economic Interest in the Company; or

(v) to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the transferor pursuant to Section 13.2(c)(iii) hereof.

10.5 Right of First Offer In addition, and subject to, the restrictions contained in the other provisions of this Article X, and except in the case of an Affiliate Transfer, from and after the date that is two years from the Original Effective Date until the date that is four years from the Original Effective Date, in the event that a Capital Member intends to Transfer all or a portion of its Membership Interest (“Offered Membership Interest”) to a third party which is not an Affiliate or Subsidiary of such Capital Member (“Transferring Member”), then the Transferring Member shall deliver written notice (“Sale Notice”) to (i) the ECP Members in the event the Transferring Member is ADA-ES or a direct or indirect Transferee thereof or (ii) ADA-ES in the event the Transferring Member is an ECP Member or a direct or indirect Transferee thereof (the “Non-Transferring Members”).

(b) Within 30 days of the receipt of the Sale Notice by the Non-Transferring Members, each Non-Transferring Member shall have a right to make a first offer (a “Non-Transferring Member Offer”) to purchase (i) all, but not less than all, of its pro rata share (based on the relative Capital Percentage Interests of the Non-Transferring Members) of the Offered Membership Interest or (ii) such other amount as the Non-Transferring Members may otherwise unanimously agree in writing, provided that such offers, when taken together, offer to purchase 100% of the Offered Membership Interest.

(c) If the Transferring Member does not receive offers to purchase 100% of the Offered Membership Interest from the Non-Transferring Members within the 30-day period provided in Section 10.5(b), then the Transferring Member shall be free to direct the Transfer of the Offered Membership Interest to a third party at a price and on terms and conditions acceptable to such Transferring Member during the 180-day period immediately following the expiration of such 30-day period.

(d) If the Transferring Member receives offers to purchase 100% of the Offered Membership Interest within the 30-day period provided in Section 10.5(b), the Transferring Member shall consider all such Non-Transferring Member Offers in the aggregate and shall have 30 days following its receipt of the last transmitted Non-Transferring Member Offer to determine whether to accept or reject such offers in the aggregate.

(e) If the Non-Transferring Member Offers are accepted by the Transferring Member, then the Non-Transferring Members will have 120 days from such acceptance within which to close their respective purchases of the Offered Membership Interest, subject to extension to the extent necessary to satisfy applicable regulatory approvals. Under such circumstances, the Transferring Member and the Non-Transferring Members shall negotiate in good faith the additional terms applicable to such purchase beyond those that were included in the Non-Transferring Member Offers.

(f) If the Transferring Member rejects the Non-Transferring Member Offers, then the Transferring Member may only direct the Transfer of the Offered Membership Interest to a third party at a price, and on terms and conditions which, when taken as a whole, are at least as favorable to the Transferring Member as the price and the terms and conditions offered by the Non-Transferring Members, taken as a whole, and then only during the 180-day period following such rejection, subject to extension to the extent necessary to satisfy applicable regulatory approvals. Under such circumstances, the Managers, Chairman and Officers of the Company shall (i) permit potential purchasers selected by the Transferring Member, after executing a confidentiality agreement in such form as shall be determined by the Board, to conduct a due diligence review of the Company and its business, operations, prospects, assets, liabilities, financial condition and results of operations, (ii) cooperate in allowing potential purchasers to visit the offices of the Company and (iii) make available the Officers and technical personnel of the Company for the purpose of making presentations to such potential purchasers and answering questions posed by them, who shall provide reasonable cooperation during normal business hours and upon reasonable advance notice, and at such Transferring Member’s sole cost and expense. After such 180-day period (as extended, to the extent applicable), any proposed Transfer shall once again be subject to the terms and conditions of this Section 10.5 to the extent provided herein.

(g) This Section 10.5 will not apply with respect to any Affiliate Transfer or any Transfer made in accordance with Sections 10.13, 10.14, 10.15 and/or 10.16 and Article XIV.

10.6 Expenses Each Member shall bear its own expenses incurred in connection with this Article X, and any Member effecting a Transfer pursuant to Section 10.3 or 10.5 shall reimburse the Company for any expenses incurred by the Company in connection therewith.

10.7 Buy-Sell Provisions Deadlock. Commencing after the expiration of six months from the Original Effective Date, for a 30-day period beginning on the date a Disputed Matter is deemed to be a Deadlock pursuant to Section 5.14, subject to the last sentence of this Section 10.7(a), either the ECP Members, acting unanimously, or ADA-ES (the “Offering Party”), may offer to purchase all, but not less than all, of the other party’s (the “Offered Party”) collective Membership Interests by delivering a written offer to purchase such Membership Interests at a price determined in good faith by the Offering Party to be the aggregate dollar amount which the Offering Party would be willing to pay for the Offered Party’s Membership Interests. Within 60 days of receipt of such notice by the Offered Party, the Offered Party shall send written notice to the Offering Party that it intends to either (i) accept the Offering Party’s offer to purchase the Offered Party’s Membership Interests or (ii) elect to purchase all, but not less than all, of the Membership Interests held by the Offering Party on the same terms and for the same price (pro rated based upon the aggregate Capital Percentage Interests held by the Offering Party and Offered Party, respectively) as are contained in the Offering Party’s offer. If the Offered Party does not send notice of its election under this Section 10.7(a) to the Offering Party within such 60-day period, the offer of the Offering Party shall be deemed to be accepted by the Offered Party and the Offered Party shall be obligated to sell its Membership Interests pursuant to the terms contained in the Offering Party’s offer. The Offering Party and the Offered Party shall use commercially reasonable efforts to consummate such transaction within 120 days following, as applicable (i) the acceptance by the Offered Party of the Offering Party’s offer, (ii) the receipt by the Offering Party of the election of the Offered Party to purchase the Offering Party’s Membership Interests or (iii) the end of the 60-day period for the Offered Party to respond to the Offering Party’s offer. Notwithstanding the foregoing, once an ECP Member or ADA-ES has Transferred its right to designate one or more Managers to the Board (excluding, for the avoidance of doubt, any Affiliate Transfer), the provisions of this Section 10.7(a) shall no longer be available or applicable to Deadlocks.

(b) Upstream Change of Control. Until the date that is four years from the Original Effective Date, within 180 days of an Upstream Change of Control with respect to any Capital Member or, in the case of the ECP Members and ADA-ES, any group of Capital Members (the “Triggering Party”), the ECP Members in the event of an Upstream Change of Control of ADA-ES or any Complete Transferee thereof, or ADA-ES in the event of an Upstream Change of Control of the ECP Members or any Complete Transferee thereof (such Capital Member or Members, the “Non-Triggering Party”), will have the right to notify the Triggering Party in writing that it is invoking the provisions of this Section 10.7(b). Within 30 days of its receipt of such notice, the Triggering Party will specify in writing to the Non-Triggering Party a single price that it determines to be the aggregate dollar amount that the Triggering Party would be willing to receive in respect of the sale of all of the Triggering Party’s Membership Interests. Within 30 days after the Non-Triggering Party’s receipt of such price from the Triggering Party, the Non-Triggering Party shall have the option to (i) purchase all, but not less than all, of the Triggering Party’s aggregate Membership Interests at the specified price, (ii) sell to the Triggering Party all, but not less than all, of the Non-Triggering

Party’s Membership Interests at the same price (pro rated based upon the aggregate Capital Percentage Interests held by the Triggering Party and Non-Triggering Party, respectively, and without regard to any minority discount, control premium or other discount or premium) or (iii) take no action. In the event that the Non-Triggering Party elects to exercise its option pursuant to either clause (i) or (ii) above, the Triggering Party shall be obligated to sell all of its Membership Interests to, or buy all of the Membership Interests of, the Non-Triggering Party, as the case may be. The Triggering Party and the Non-Triggering Party shall use commercially reasonable efforts to consummate the transactions contemplated within 120 days, subject to extension to the extent necessary to satisfy applicable regulatory approvals, following the Non-Triggering Party’s election under either clause (i) or (ii) above.

(c) Default. At any time permitted under Section 12.2(a) hereof, the Non-Defaulting Member may, pursuant to the applicable Default Notice specifying the Non-Defaulting Member’s initial Interest Valuation to the Defaulting Member, elect to (i) purchase all, but not less than all, of the Non-Defaulting Member’s pro rata share (based on relative Capital Percentage Interests) of the Defaulting Member’s Membership Interest for a cash purchase price equal to 80% of the Interest Valuation thereof, and the Defaulting Member shall be obligated to sell all, but not less than all, of its Membership Interest to the Non-Defaulting Member (pro rata based on their relative Capital Percentage Interests) at such price, or (ii) sell all, but not less than all, of the Non-Defaulting Member’s Membership Interest to the Defaulting Member for a cash purchase price equal to 110% of the Interest Valuation thereof and the Defaulting Member shall be obligated to purchase all, but not less than all, of the Non-Defaulting Member’s Membership Interest at such price. The Non-Defaulting Member and the Defaulting Member shall use commercially reasonable efforts to consummate such transaction within 60 days following receipt of the Default Notice. Nothing in this Section 10.7(c) shall limit or impair the remedies otherwise permitted under this Agreement, including, without limitation, the remedies of a Non-Defaulting Member provided in Section 12.2.

(d) Purchase Price Adjustment Based on Unreturned Preferred Equity. Each Capital Member that is obligated to sell its Membership Interests following any buy-sell election described in this Section 10.7 shall be referred to herein as the “Selling Party.” Notwithstanding anything to the contrary herein, the purchase price of any sale of Membership Interests pursuant to this Section 10.7 shall be increased dollar for dollar by the amount of any Unreturned Preferred Equity of the Selling Party (except to the extent such Preferred Equity is already included in the Interest Valuation in connection with a sale pursuant to Section 10.7(c)).

(e) Closing. In any sale or purchase pursuant to Section 10.7(a), (b) or (c), the Company and Members shall use commercially reasonable efforts to effect the applicable closing (the “Closing”) in the periods of time specified therein. Without limiting the foregoing, the following shall also occur at the Closing:

(i) Selling Party Deliveries. The Selling Party shall deliver to the purchasing Capital Member (A) an assignment certificate for its Membership Interest in favor of the purchasing Capital Member or its Designee, and (B) a letter of resignation of each Manager designated to the Board by the selling Capital Member; and

(ii) Purchasing Member Delivery. The purchasing Member shall deliver to the selling Capital Member the purchase price by wire transfer of immediately available funds.

(f) Interest Valuation. “Interest Valuation” shall be determined in accordance with the following procedures:

(i) Any Defaulting Member that receives a Default Notice specifying an Interest Valuation pursuant to Section 10.7(c) hereof, may object to the Non-Defaulting Member’s proposed Interest Valuation by providing, within 15 days, the Non-Defaulting Member that sent such notice with a notice of objection (with a copy thereof delivered concurrently to all Capital Members and the Company) (the “Interest Valuation Objection Notice”). Upon delivery of an Interest Valuation Objection Notice, each Capital Member shall promptly appoint a nationally recognized investment banking firm (the “Valuator”) and provide notice to all other Capital Members and the Company of the Valuator’s name and address. If any Capital Member fails to appoint a Valuator and provide the notification required under this Section 10.7(f)(i) within 21 days of receipt of the Interest Valuation Objection Notice, the other properly appointed Valuators shall determine the Interest Valuation of the Company;

(ii) Each Valuator shall determine, within 60 days of its selection, the price at which the interests being sold would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts; provided, however, that (A) the Members agree such price shall take into account any control premium or any discount for lack of marketability or minority interest, as applicable and (B) all Unreturned Preferred Equity shall be valued at no less than the applicable Preferred Equity Redemption Price on the date of such purchase or sale (the “Valuations”);

(iii) If the Valuations are within 10% of each other, the Interest Valuation shall be the average of the Valuations;

(iv) If the Valuations are not within 10% of each other, then an additional Valuator, meeting the qualifications set forth in Section 10.7(f)(i) and agreed upon by the Capital Members, or, if the Capital Members cannot agree, selected by the Valuators properly appointed pursuant to Section 10.7(f)(i), shall, within 60 days of its selection, make an additional Valuation and the Interest Valuation shall be the average of all three Valuations; and

(v) An Interest Valuation determined in accordance with the procedures set forth in this Section 10.7(f) shall be final and binding on the Company and all Capital Members.

(g) Power of Attorney. ADA-ES hereby makes, constitutes and appoints each of the ECP Members, and each ECP Member hereby makes, constitutes and appoints ADA-ES, as its true and lawful attorney-in-fact for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the purchasing Capital Member(s) in their reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Capital Member in this Section 10.7 in the event that such Capital Member is required to Transfer Interests pursuant to this Section 10.7. Each of ADA-ES and each ECP Member hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Capital Member’s obligations and agreements pursuant to this Section 10.7 as fully as such Capital Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 10.7(g) is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Capital Member.

(h) Designees. Any purchase of Membership Interests pursuant to any of the provisions of this Section 10.7 may be effected, at the election of the purchasing Member, by one or more Designees of such purchasing Capital Member.

10.8 Transfers Generally; Substitute Members Additional Procedural Conditions to Transfers. Without limiting the generality of Section 10.3, a Transfer made pursuant to this Article X shall be valid hereunder only if:

(i) The Transferor and the Transferee execute and deliver to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Transferee to be bound by the provisions of this Agreement;

(ii) The Transferor and the Transferee provide to the Board the Transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns; and

(iii) The Company is reimbursed by the Transferor and/or the Transferee for all costs and expenses that the Company reasonably incurs in connection with the Transfer.

(b) Rights and Obligations of Transferees and Transferors. Subject to Section 10.9(c), the Transferee of any permitted Transfer pursuant to this Section 10.9 shall be a Transferee only, and only shall receive, to the extent Transferred, the Economic Interest associated with the Membership Interest so Transferred, and such Transferee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such Membership Interest (including, without limitation, the obligation to make Capital Contributions) remaining with the Transferring Member. The Transferring Member shall remain a Member even if it has Transferred its entire Membership Interest in the Company to one or more Transferees until such time as all such Transferees are admitted to the Company as Substitute Members pursuant to Section 10.9(c), as applicable. In the event any Transferee desires to make a further Transfer of all or any portion of its Membership Interest, such Transferee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as the Member who initially held such Membership Interest. With respect to any Transfer by a Member, for purposes of computing (i) such Transferee’s Vested Percentage Interest and, (ii) in the case of a Transfer by a Capital Member, subject to the admission of the Transferee as a Substitute Member pursuant to Section 10.9(c), such Capital Member’s Capital Percentage Interest; (x) the Transferee shall be deemed to have made a pro rata share of the transferor’s Capital Contributions hereunder based on the portion of the transferor’s Membership Interest so Transferred, (y) the aggregate Capital Contributions deemed to have been made by the transferor shall be correspondingly reduced, and (z) such Transferee shall succeed to the portion of the transferor’s corresponding Vested Percentage Interest and, to the extent applicable, Capital Percentage Interest, as so Transferred, and the Vested Percentage Interest and, to the extent applicable, Capital Percentage Interest, of the transferor shall be correspondingly reduced.

(c) Admission of Transferee as Substitute Member. Subject to the other provisions of this Article X, a Transferee may be admitted to the Company as a Substitute Member only upon satisfaction of all of the following conditions, upon which consent and satisfaction the Transferee shall have, to the extent assigned, all of the rights and powers, and be subject to all of the restrictions and liabilities, of a Member under the Act and this Agreement: (i) the Transferee shall become a party to this Agreement as a Member by executing a joinder or counterpart signature page to this Agreement and executing such other documents and instruments as the Board may reasonably request for the sole purpose of confirming such Transferee’s admission as a Member and agreement to be bound by the terms and conditions of this Agreement and (ii) the Transferee pays or reimburses the Company for all reasonable costs that the Company incurs in connection with the admission of the Transferee as a Member.

(d) Effect on Transferor and Company. Upon the admission of a Transferee as a Substitute Member, the Transferor shall (i) cease to be a Member with respect to the portion of the Membership Interest so Transferred, (ii) be released from all obligations to make Capital Contributions (other than previous Capital Contributions such Transferor failed to make pursuant to a Capital Default) to the extent such obligations are Transferred and assumed and (iii) be released from any obligations arising after the date of such Transfer with respect to the Membership Interest so Transferred.

(e) Transferable and Non-Transferable Provisions. Subject to the other provisions of this Article X, each Capital Member shall be free to Transfer all or any portion of its rights and obligations under this Agreement, including, without limitation, such Capital Member’s Economic Interest and/or such Capital Member’s non-economic voting and other rights hereunder, including, without limitation, such Capital Member’s right to designate one or more Managers, right to vote or consent with respect to certain matters and/or right to obtain information from the Company; provided, however, that except in connection with any Affiliate Transfer or any Transfer to a Complete Transferee, the rights and restrictions specifically applicable to ADA-ES and the ECP Members pursuant to Section 3.6

(Triggering Events), Section 6.2 (Exclusivity), Section 10.5 (Right of First Offer) and Section 10.7 (Buy-Sell Provisions) (the “Non-Transferable Provisions”) shall be personal to such Capital Member and Complete Transferees thereof or Transferees thereof that are Affiliates or Subsidiaries of such Capital Member. The rights of any ECP Member, ADA-ES or Affiliate or Subsidiary thereof contained in any of the Non-Transferable Provisions shall not be Transferred to any Person that is not ADA-ES, an ECP Member or an Affiliate or Subsidiary thereof and that is not a Complete Transferee. For the avoidance of doubt, the Members acknowledge and agree that Transferees shall be subject to the restrictions contained in Section 10.5 and notwithstanding the fact that the rights of ADA-ES and the ECP Members thereunder may be non-transferable pursuant to this Section 10.9(e). Immediately following any Transfer by an ECP Member or ADA-ES to a Person that is not a Complete Transferee or an Affiliate or Subsidiary of such Capital Member, such Non-Transferable Provisions shall continue to apply solely with respect to that portion, if any, of such ECP Member’s or ADA-ES’s Membership Interest retained by such ECP Member or ADA-ES.

10.9 Legend In the event that certificates representing Membership Interests are issued, such certificates will bear the following legend:

THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

10.10 Effective Date Any Transfer and any related admission of a Person as a Member in compliance with this Article X shall be deemed effective on such date that the transferee or successor in interest complies with the requirements of this Agreement.

10.11 Effect of Incapacity Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Member that has experienced such Incapacity shall be deemed to be the assignee of such Member’s Economic Interest and may, subject to the terms and conditions set forth in Section 10.3, become a Substitute Member.

10.12 No Appraisal Rights Except as expressly provided herein in Section 10.7(f), no Member shall be entitled to any valuation, appraisal or similar rights with respect to such Member’s Membership Interests, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, sale of the Company or other transaction involving the Company or its securities unless such rights are expressly provided by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

10.13 Drag-Along Rights General. If, at any time, Capital Members holding in the aggregate a Capital Percentage Interest of at least * elect to consummate a Transfer to any Person or Persons (other than any Affiliate Transfer, Transfer to another Capital Member(s) or Transfer to an Affiliate, Subsidiary or Successor Fund of any such other Capital Member) (collectively, a “Drag-Along Transferee”) in a bona fide arm’s-length transaction or series of related transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise) of Membership Interests consisting of at least * of the aggregate Capital Interests, other than in the case of a Company Sale Transaction initiated pursuant to Section 3.6 or Section 3.7 (in which case the provisions of Article XIV shall apply in lieu of this Section 10.13) (a “Drag-Along Sale”), then the Capital Member(s) effecting such Drag-Along Sale (collectively, the “Drag-Along Transferor”) may, subject to the other provisions of this Section 10.13, require CSM to Transfer a corresponding portion of its Membership Interest equal to the portion of the Membership Interests of the Drag-Along Transferor proposed to be Transferred (such rights being referred to as “Drag-Along Rights”).

(i) Subject to Section 10.13(b), CSM will Transfer its Membership Interests on substantially the same terms (other than aggregate price) and conditions applicable to, and for the same type of consideration payable to, the applicable Drag-Along Transferor, at the price calculated in accordance with Section 10.13(a)(ii); and

(ii) The aggregate purchase price payable for the Membership Interests purchased by a Drag-Along Transferee will be allocated among the Members participating in such Drag-Along Sale based upon the Hypothetical Value of such Member’s Membership Interests so Transferred.

(b) Terms of Sale. *.

(c) Drag-Along Notice. The rights set forth in this Section 10.13 will be exercised by the Drag-Along Transferor by giving written notice (the “Drag-Along Notice”) to CSM at least twenty days prior to the date on which the Drag-Along Transferor expects to consummate the Drag-Along Sale. In the event that the material terms and/or conditions set forth in the Drag-Along Notice are thereafter amended in any respect, the Drag-Along Transferor will give written notice (an “Amended Drag-Along Notice”) of the amended terms and conditions of the proposed Transfer to CSM. Each Drag-Along Notice and Amended Drag-Along Notice will set forth: (i) the name and address of the Drag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Transferee, and (iii) the other material terms of the proposed transaction including the expected closing date of the transaction if known by the Drag-Along Transferor. All information concerning a proposed Drag-Along Sale, including information set forth in any Drag-Along Notice or Amended Drag-Along Notice shall be deemed to be Confidential Information subject to the restrictions set forth in Section 16.4.

(d) Upstream Sale. In addition to the foregoing, the provisions of this Section 10.13 apply to any sale, transfer, exchange or other disposition of capital stock or other equity securities of one or more Capital Members to a Drag-Along Transferee the result of which sale, transfer, exchange or other disposition is that Capital Members and their Affiliates holding in the aggregate a Capital Percentage Interest of at least * Transfer (but excluding Affiliate Transfers) in the aggregate, directly or indirectly, at least * of the aggregate Capital Interests.

10.14 Tag-Along Rights General. If, at any time, any Capital Member(s) elect to consummate a Transfer (collectively, the “Selling Members”) to any Person or Persons (other than any Affiliate Transfer, Transfer to another Capital Member(s) or Transfer to an Affiliate, Subsidiary or Successor Fund of any such other Capital Member) (collectively, a “Tag-Along Transferee”) in a bona fide arm’s-length transaction or series of transactions of at least * of the Capital Interests held by such Selling Members, other than in the case of a Company Sale Transaction initiated pursuant to Section 3.6 or Section 3.7 (in which case the provisions of Article XIV shall apply in lieu of this Section 10.14), (a “Tag-Along Sale”), then CSM may participate in the proposed Transfer by the Selling Member(s) to the Tag-Along Transferee (such participation rights being hereinafter referred to as “Tag-Along Rights”) in accordance with the following:

(i) CSM may participate in such transaction by Transferring a portion of its Membership Interests up to the portion of the aggregate Membership Interests of the Selling Members proposed to be Transferred.

(ii) The aggregate purchase price payable for the Membership Interests purchased by a Tag-Along Transferee will be allocated among the Selling Members and CSM based upon the Hypothetical Value of such Member’s Membership Interests so Transferred.

(b) Tag-Along Notice. At least twenty days prior to any Selling Member(s) making any Transfer which gives rise to Tag-Along Rights pursuant to this Section 10.14, Selling Member(s) will give written notice (a “Tag-Along Notice”) to CSM, setting forth in reasonable detail the terms and conditions of such proposed Transfer, including (i) the name and address of the Tag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Tag-Along Transferee, and (iii) the other material terms of the proposed transaction including the expected closing date of the transaction if known by the Selling Member. In the event that the terms and/or conditions set forth in the Tag-Along Notice are thereafter amended in any material respect, the Selling Member(s) will give written notice (an “Amended Tag-Along Notice”) of the amended terms and conditions of the proposed Transfer to CSM. All information concerning a proposed Tag-Along Sale, including information set forth in any Tag-Along Notice or Amended Tag-Along Notice shall be deemed to be Confidential Information subject to the restrictions set forth in Section 16.4. If CSM elects to exercise Tag-Along Rights, it shall give written notice to the Tag-Along Transferor within ten days after receipt of the Tag-Along Notice, or, if later, within five days after receipt of the most recent Amended Tag-Along Notice (but in any event at least two business days prior to the closing date of the proposed Transfer if specified in such Tag-Along Notice or Amended Tag-Along Notice), of CSM’s intention to participate in the proposed Transfer to the Tag-Along Transferee on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice. If CSM has not notified the Tag-Along Transferor of its intent to exercise Tag-Along Rights within the period of time specified in this Section 10.14(b), CSM will be conclusively deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such Notice.

(c) Terms of Sale. *.

(d) Upstream Sale. In addition to the foregoing, the provisions of this Section 10.14 apply to any sale, transfer, exchange or other disposition of capital stock or other equity securities of one or more Capital Members to a Tag-Along Transferee the result of which sale, transfer, exchange or other disposition is that the Capital Members and their Affiliates Transfer (but excluding Affiliate Transfers) in the aggregate, directly or indirectly, at least * of the aggregate Capital Interests held by such Selling Members.

10.15 Repurchase Rights Company Repurchase Right. In the event that (i) * (each, a “Repurchase Trigger”), then (A) the unvested Membership Interests of CSM attributable to such employee’s or other service provider’s Equity Interests in CSM shall be forfeited without payment therefor and (B) the Company shall have the right, but not the obligation, at the sole discretion of the Board, at any time and from time to time during the period commencing on the date of such Repurchase Trigger and ending on the one-year anniversary of the Repurchase Trigger (the “Initial Repurchase Deadline”), to purchase (the “Company Repurchase Right”), and CSM shall be obligated to sell to the Company, all or any portion of the vested Membership Interests then held by CSM that correspond with all (but not less than all) of the remaining portion of the Equity Interests then held by such employee or other service provider in CSM, at a price equal to the applicable Repurchase Price on the date of the repurchase. Notwithstanding the foregoing, in no event will the Company purchase any Membership Interests pursuant to the repurchase rights set forth in this Section 10.15 prior to the day immediately following the six-month anniversary of the date on which such Membership Interests became vested.

(b) Capital Member Repurchase Right. In the event that the Company elects not to exercise its Repurchase Right with respect to a Repurchase Trigger, the Company will provide written notice to the Capital Members on or at any time prior to the Initial Repurchase Deadline of (i) its decision not to purchase some or all of CSM’s Membership Interests subject to the Repurchase Right and (ii) the amount of such Membership Interests that the Company elects not to purchase. Upon such notice, the Capital Members will have the right, but not the obligation, to purchase (the “Capital Member Repurchase Right”) up to their pro rata share (based on Capital Percentage Interests), and CSM shall be obligated to sell to the Capital Members, all or any portion of the vested Membership Interests then held by CSM that correspond with all (but not less than all) of the remaining portion of the Equity Interests then held by such employee in CSM, at a price equal to the applicable Repurchase Price on the date of the repurchase. The Capital Member Repurchase Right and CSM’s corresponding obligation to sell such Membership Interests shall terminate on the later of (x) the 30th day following the Capital Members’ receipt of the Company’s written notice described above, and (y) the Initial Repurchase Deadline.

(c) Form of Consideration. Subject to Section 10.15(f), the Company or the Capital Members, as applicable, may pay the Repurchase Price for such Membership Interests by delivery of funds deposited into an account designated by CSM, a bank cashier’s check, a certified check or a company check of the Company or the Capital Member, as applicable, for the Repurchase Price. Notwithstanding anything to the contrary in this Agreement, the Company may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Code, or any other provision of applicable law, with respect to the making of such payment.

(d) Deemed Resignation and Release. As a condition of any Transfer of Membership Interests under Section 10.15, (i) CSM shall have and shall have been deemed to, resign as a Member with respect to the Membership Interests so Transferred and (ii) CSM and the employee or other service provider whose conduct gave rise to the applicable Repurchase Trigger will be required to execute a release in favor of the Company and its Members, releasing the Company and its Members from all liabilities to such employee or other service provider and CSM in respect of such employee or service provider.

(e) Breach of Restrictive Covenants. *

(f) Repurchase Disability.

(i) Notwithstanding anything to the contrary herein, except as otherwise provided by Section 10.15(f)(iii), the Company shall not be permitted to purchase any Membership Interests held by CSM upon exercise of the Company Repurchase Right if the Board determines that: (A) the purchase of such Membership Interests would render the Company or its Subsidiaries unable to meet their Obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company, including any proposed acquisition of any other entity by the Company or any of its Subsidiaries, (B) the Company is prohibited from purchasing the Membership Interests by applicable law restricting the purchase by a corporation of its own equity securities, or (C) the purchase of Membership Interests would constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party (the “Financing Documents”). The events described in (A) through (C) above each constitute a “Repurchase Disability.”

(ii) Except as otherwise provided in Section 10.15(f)(iii), in the event of a Repurchase Disability, the Company shall notify CSM in writing (such notice, a “Disability Notice”). The Disability Notice shall specify the nature of the Repurchase Disability. The Company shall thereafter repurchase the Membership Interests described in the Disability Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist. If the Company suspends its obligations to repurchase such Membership Interests pursuant to a Repurchase Disability, (A) the Company shall provide written notice to CSM as soon as practicable after all Repurchase Disabilities cease to exist (the “Reinstatement Notice”); (B) the Fair Market Value, if applicable, of such Membership Interests shall be determined as of the date the Reinstatement Notice is delivered to CSM; and (C) the repurchase shall occur on a date specified by the Company within twenty days following the later of

(x) the date the Reinstatement Notice is delivered to CSM or (y) if applicable, the date of the determination of the Fair Market Value of the Membership Interests to be repurchased.

(iii) Notwithstanding Sections 10.15(f)(i) and (ii), in the event of a Repurchase Disability, then, in the sole discretion of the Board, the Company may purchase such Membership Interests, and, in lieu of cash consideration, issue a promissory note to CSM in the amount of the Repurchase Price, the terms of which promissory note shall be acceptable to the Company’s senior lenders and shall not result in a breach or violation of any of the Financing Documents. The promissory note shall bear interest at the Interest Rate from the date such payment is due and owing to the date such payment is made and have such other reasonable terms and conditions as may be determined by the Board. All payments of interest accrued under the promissory note shall be paid only at the date of payment by the Company of the principal amount of such promissory note, and such promissory note shall be subject to mandatory prepayment upon the expiration of all then-applicable Repurchase Disabilities.

(g) Elective Transfer In lieu of a repurchase of CSM’s Membership Interest pursuant to this Section 10.15, the Board may require CSM to Transfer its entire then existing Membership Interest to such other Person or Persons against the payment of the aggregate consideration therefor that would be otherwise payable in such repurchase under this Section 10.15.

10.16 Power of Attorney CSM hereby makes, constitutes and appoints each of the ECP Members as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the ECP Members in their reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of CSM in Sections 10.13, 10.14 and 10.15 in the event that CSM is required to Transfer Interests pursuant to such provisions. CSM hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with CSM’s obligations and agreements pursuant to Sections 10.13, 10.14 and 10.15 as fully as CSM might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 10.16 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of CSM.

ARTICLE XI

DISPUTE RESOLUTION

11.1 Dispute Resolution Procedures Negotiation. ADA and the ECP Members, together with any other Capital Members, shall attempt in good faith to resolve any Contract Dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the Contract Dispute and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement.

Either ADA, on the one hand, or the ECP Members, on the other hand, may give the other written notice of any dispute not resolved in the normal course of business (the “Negotiation Notice”). Within seven days after the delivery of the Negotiation Notice, the receiving Capital Member(s) shall submit to the other Capital Member(s) a written response. The Negotiation Notice and response shall include (i) a statement of that Capital Member(s)’ position and a summary of arguments supporting such position and (ii) the name and title of the executive who will represent such Capital Member(s) and of any other person who will accompany the executive. Within 14 days after the delivery of the initial notice, the executives of both ADA and the ECP Members shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.

(b) Mediation. If the Contract Dispute has not been resolved by negotiation as provided in Section 11.1(a) within 30 days after delivery of the Negotiation Notice, the Capital Members shall endeavor to settle the dispute by mediation under the mediation procedures of the International Institute for Conflict Prevention and Resolution (“CPR”) then currently in effect. Unless otherwise agreed by the Capital Members in writing, the Capital Members will select a mediator from the CPR Panels of Distinguished Neutrals.

(c) Litigation. In the event that any Contract Dispute is not settled within 60 days after delivery of the Negotiation Notice, regardless of whether mediation has commenced or is ongoing, the Capital Members shall be free to resolve such Contract Dispute through litigation pursuant to and in accordance with Sections 11.2 and 11.3.

11.2 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR DELAWARE CHANCERY COURT LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY

SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

11.3 Waiver of Jury Trial TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ARTICLE XII

MATERIAL DEFAULTS

12.1 Certain Definitions “Material Default” shall mean the occurrence or existence of any one or more of the following:

(i) Capital Commitment Default. A Capital Member fails to make a timely Capital Contribution when required pursuant to Article III hereof and such failure continues for a period of five business days (a “Capital Default”).

(ii) Material Covenant Defaults. A Capital Member materially defaults in the performance of or compliance with any term contained in Section 6.2 of this Agreement, which default continues for a period of 30 days after written notice thereof has been given by the Company or the Non-Defaulting Member to the Defaulting Member (with a copy thereof delivered concurrently to all Members and the Company).

(iii) Termination of Existence. A Capital Member commences any proceeding to wind up, dissolve or otherwise terminate its legal existence, or any Proceeding is commenced against a Capital Member seeking or requiring the winding up, dissolution or other termination of such Capital Member’s legal existence; except if the Capital Member defends or contests that Proceeding in good faith within 15 days of its commencement and obtains a stay of that Proceeding within 90 days of its commencement, a Material Default will not exist so long as the stay continues and the Member pursues the defense or contest diligently thereafter or the Proceeding is dismissed.

(iv) Prohibited Transfers. Any Capital Member engages in a Transfer prohibited by Section 10.3, or enters into any contract or agreement that would, if consummated, breach or result in a default under Section 10.3.

(v) Insolvency. Any Capital Member experiences a Bankruptcy Event or makes a general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of the Member’s creditors generally or any substantial portion of those creditors.

(b) “Defaulting Member” shall mean any Capital Member that is in Material Default. A Material Default by one Capital Member shall be deemed also to be a Material Default by any other Capital Members that are Affiliates of such Defaulting Member (e.g., each of the ECP Members are Affiliates of the other ECP Members for purposes of this definition).

(c) “Electing Member” means any Non-Defaulting Member making an election pursuant to Section 12.2(a)(vi) or 12.2(a)(vii).

(d) “Indemnity Default” means a failure by ADA-ES to promptly discharge and pay to any ECP Member any amounts to which such ECP Member is entitled pursuant to section 9.1(a)(iv) and the corresponding provisions of section 9.2 of the Joint Development Agreement (each such unpaid amount, an “Unpaid Indemnity Amount”).

(e) “Non-Defaulting Member” shall mean any Capital Member that is not in Material Default.

12.2 Remedies Upon Material Default by One Member The Non-Defaulting Member(s) may, by the vote of a majority of the Capital Percentage Interests held by all Non-Defaulting Members, at any time following the occurrence of a Material Default and while such Material Default is continuing, provide notice of such Material Default (a “Default Notice”) to the Defaulting Member. The Default Notice shall specify any one or more of the following remedies (which remedy shall not be exclusive of any other remedy available to the Non-Defaulting Member(s) unless expressly provided herein):

(i) elect to dissolve the Company in accordance with Section 13.1(d);

(ii) institute legal proceedings, individually or on behalf of the Company, to recover the defaulted amount and all costs and expenses incurred by the Non-Defaulting Member(s) or the Company, as applicable, as a result of the Defaulting Member’s Material Default, and such other amounts as may be provided under applicable law;

(iii) reduce the Defaulting Member’s Capital Account balance by an amount up to 20% of such Defaulting Member’s previous Capital Account balance and reduce the Defaulting Member’s Vested Percentage Interest and such Defaulting Member’s Capital Percentage Interest, by an amount of up to 20% of such Defaulting Member’s previous Vested Percentage Interest and Capital Percentage Interest, as applicable (in addition to any adjustment contemplated pursuant to the formula contained in the definition of Capital Percentage Interest), which reduction shall apply prospectively for all purposes and in all respects. If any reduction is made pursuant to this clause (iii), the Capital Account balances and the Vested Percentage Interests and Capital Percentage Interests of each Non-Defaulting Member shall be increased proportionately with any reduction in the Defaulting Member’s Capital Account and Vested Percentage Interest and Capital Percentage Interest, as applicable, on a pro rata basis based on the relative Vested Percentage Interests and Capital Percentage Interests held by such Non-Defaulting Members. If further adjustment to a Capital Member’s Vested Percentage Interest and Capital Percentage Interest is required pursuant to the operation of any other provision of this Agreement, then notwithstanding any Capital Member’s actual or deemed Capital Contributions as of such date, each Capital Member shall be deemed to have made aggregate Capital Contributions immediately prior to such other adjustment equal to the product of (A) such Capital Member’s Capital Percentage Interest (as adjusted pursuant to this section) immediately prior to such other adjustment, multiplied by (B) the aggregate Capital Contributions of all Capital Members as of the date of determination;

(iv) refuse to make any additional Capital Contributions to the Company without being in default of any provision of this Agreement;

(v) in the case of a Capital Default, elect to fund to the Company such Non-Defaulting Member’s pro rata share (based on the relative Capital Percentage Interests of all Non-Defaulting Members making such election) of the unfunded portion of such Capital Contribution required of the Defaulting Member;

(vi) in the case of a Capital Default, elect to make a Preferred Equity Contribution in an amount equal to such Non-Defaulting Member’s pro rata share (based on the relative Capital Percentage Interests of all Electing Members making such election pursuant to this clause (vi)) of the unfunded portion of such Capital Contribution required of the Defaulting Member. Prior to the Preferred Equity Redemption Election for such Preferred Equity Contribution, any amount otherwise distributable to the Defaulting Member hereunder (other than the amount of any tax distribution pursuant to Section 4.1(b)), if any, shall instead be paid to the Electing Member first in the manner set forth in Section 4.1(a)(i). Any Electing Member that has made a Preferred Equity Contribution pursuant to this clause (vi) shall have the rights set forth in Section 3.8(b);

(vii) in the case of any Capital Default, elect to advance such Non-Defaulting Member’s pro rata share (based on the relative Capital Percentage Interests of all Non-Defaulting Members making such election) of the unfunded portion of such Capital Contribution required of the Defaulting Member. Each advance by an Electing Member pursuant to this clause (vii) shall constitute a recourse loan (a “Capital Default Loan”) by each Electing Member to the Defaulting Member. Each such Capital Default Loan shall bear interest at the rate, compounded quarterly, equal to the lesser of (A) * % per annum or (B) the highest rate permitted by applicable law. The Defaulting Member will deliver to a representative designated by the Electing Members the certificate representing its Membership Interest as security for such lien. Prior to the repayment of such Capital Default Loan in full together with interest, any amount otherwise distributable to the Defaulting Member hereunder (other than the amount of any tax distribution pursuant to Section 4.1(b)), if any, shall instead be paid to the Electing Member first, in repayment of all accrued interest in respect of such Capital Default Loan and second, in repayment of the principal amount of such Capital Default Loan, and all such distributions shall be deemed to have been made to the Defaulting Member and then paid to the Non-Defaulting Members in repayment of the applicable Capital Default Loan. Any Non-Defaulting Member that has made a Capital Default Loan shall be entitled at any time to elect, by the delivery of written notice to the Defaulting Member, to cause a portion of the Membership Interest of the Defaulting Member to be transferred to such Non-Defaulting Member based on the principal amount of the applicable Capital Default Loan plus the accrued and unpaid interest owed thereon (such election, a “Capital Default Reallocation Right”). If at any time a Non-Defaulting Member exercises a Capital Default Reallocation Right, then for purposes of effectuating the transfer of such portion of the Defaulting Member’s Membership Interest, such Non-Defaulting Member shall be treated as having made a Capital Contribution on its own behalf to the Company in an amount equal to the principal amount of the applicable Capital Default Loan plus the accrued and unpaid interest owed thereon through the date of the exercise of such Capital Default Reallocation Right, and such Non-Defaulting Member’s Capital Account balance and Vested Percentage Interest and Capital Percentage Interest shall be appropriately increased, and the Defaulting Member’s Capital Account balance and Vested Percentage Interest and Capital Percentage Interest shall be correspondingly reduced, by the amount so transferred. After the date that a Non-Defaulting Member exercises a Capital Default Reallocation Right, there shall be no right on the part of the Defaulting Member to cure or repay the applicable Capital Default Loan or to reverse such Capital Default Reallocation Right.

Notwithstanding anything to the contrary hereunder, the making of any Capital Default Loan or exercise of any Capital Default Reallocation Right hereunder shall not cure or constitute a waiver of any Capital Default hereunder;

(viii) in the case of a Capital Default, elect to make a direct investment in the applicable Project Company for which the Defaulting Member’s Capital Contribution was intended (as specified in the applicable Capital Request Notice) equal to such Non-Defaulting Member’s pro rata share (based on the relative Capital Percentage Interests of all Non-Defaulting Members making such election) of the unfunded portion of such Capital Contribution required of the Defaulting Member (a “Direct Project Capital Contribution”), and such contributing Member or its Designee shall, upon payment of such Direct Project Capital Contribution to the Project Company, receive a percentage of the total membership interests (or other equity interests, as applicable) of such Project Company equal to the percentage which corresponds to the ratio which such contributing Members aggregate Direct Project Capital Contributions to such Project Company bears to all capital contributions made to such Project Company. In connection with any such Direct Project Capital Contribution, the Non-Defaulting Member making such Direct Project Capital Contribution shall be admitted as a member of the applicable Project Company and the Company shall enter into and agree to such amendments to the limited liability company agreement of such Project Company as such Non-Defaulting Member determines are reasonable and appropriate to give effect to such Direct Project Capital Contribution based on such Non-Defaulting Member’s investment in such Project Company, including, without limitation, provisions contemplating the distribution of proceeds to such Non-Defaulting Member, management and voting rights consistent with such Non-Defaulting Member’s aggregate direct and indirect (through its investment in the Company or otherwise) interest in such Project Company and such other provisions as such Non-Defaulting Member determines are reasonable and appropriate.

(ix) Additional ADA-ES / ECP Buy-Sell Option. In addition to the foregoing, if ADA-ES is the Defaulting Member, then the ECP Members shall have the right, or, if any ECP Member is the Defaulting Member, then ADA-ES shall have the right, to elect to either (A) purchase (or to cause one or more Designees to purchase) all, but not less than all, of the Defaulting Member’s Membership Interest for 80% of the Interest Valuation thereof or (B) sell the Non-Defaulting Member’s Membership Interest to the Defaulting Member for 110% of the Interest Valuation thereof in accordance with the procedures set forth in Section 10.7(c); provided that the rights set forth in this clause (ix) and the corresponding rights set forth in Section 10.7(c) shall not be available to any Non-Defaulting Member that has elected the remedy set forth in Section 12.2(a)(iii).

(b) Remedies Not Exclusive. Except as provided in Section 12.2(a)(ix), the Non-Defaulting Member’s election of any remedy under this Section 12.2 will not preclude its exercise of any other remedies available to it at law or in equity and each remedy in this Agreement, including, without limitation, those remedies provided in Sections 10.4, 10.5, 10.7(c) and 12.2, is intended to be, and shall be construed as, to the maximum extent permitted by law, a penalty or consequence permitted under Sections 18-306 and 18-502(c) of the Act, as applicable.

(c) Legal Fees and Expenses. The Non-Defaulting Members’ legal fees and expenses arising directly out of the Default will be deducted from any distribution otherwise to be made to the Defaulting Member and will be paid to each Non-Defaulting Member or, if the Non-Defaulting Member(s) elect, will be paid by the Defaulting Member to the Non-Defaulting Member(s).

(d) Management Changes. In addition to other rights a Capital Member may have under this Section 12.2:

(i) subject to Section 16.6, whenever the vote, consent or decision of the Board or Capital Members is required or permitted pursuant to this Agreement, no Defaulting Member and no Board designee of a Defaulting Member shall be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision (and any applicable quorum requirement) shall instead be tabulated or made as if such Defaulting Member or its Board designees were not Capital Members;

(ii) if the Non-Defaulting Member(s) elect in a Default Notice to purchase the Defaulting Member’s Membership Interest in accordance with Sections 10.7(c) and 12.2(a)(ix), the Non-Defaulting Member(s) may, by simultaneously providing notice to the Defaulting Member, each Manager and the Chairman, also (A) appoint that number of additional Managers that will give the Non-Defaulting Member majority control of the Board and (B) cause a simple majority of the members of the Board to constitute a quorum; or

(iii) if the Non-Defaulting Member elects in its Default Notice to dissolve the Company pursuant to Section 12.2(a)(i), then concurrently with the delivery of such Default Notice and thereafter until the dissolution is completed or is terminated, (A) the Non-Defaulting Member or its duly appointed representative will assume all of the powers and rights of the Board and (B) its actions (1) will have the same effect as if taken by unanimous vote of the members of the Board before the assumption and (2) will be deemed to include the consent of one Manager appointed by each Member to the matters specified in Section 5.7.

(e) Effect of Notice. If the Non-Defaulting Member elects in its Default Notice the remedy to dissolve the Company as set forth in Section 12.2(a)(i), it will carry out that dissolution in accordance with Article XIII. If the Non-Defaulting Member elects in its Default Notice either to buy under Section 12.2(a)(ix) or to sell under Section 12.2(a)(ix), the Members will complete that purchase or sale, as applicable, in accordance with Section 10.7(c).

(f) Remedies Upon Indemnity Default. In the event of an Indemnity Default prior to the Red River Facility achieving commercial operation, the ECP Members shall have the option to elect, by written notice to the Company and to ADA-ES, to (i) reduce each of the Vested Percentage Interest and Capital Percentage Interest of ADA-ES to the Vested Percentage Interest and Capital Percentage Interest, respectively, that would be obtained if, on the date of such election, the aggregate Capital Contributions made (or deemed to have been made) to the Company by ADA-ES through and including such date were reduced by the Unpaid Indemnity Amount, and (ii) increase the Vested Percentage Interests and Capital Percentage Interests of each ECP Member to the Vested Percentage Interests and Capital Percentage Interests, respectively, that would be obtained if, on the date of such election, the ECP Members (on a pro rata basis based on their relative Capital Percentage Interests) made additional cash Capital Contributions to the Company in an aggregate amount equal to the Unpaid Indemnity Amount. If an Indemnity Default occurs after the commercial operation date of the first production line of the Red River Facility, then in lieu of using ADA-ES’s aggregate Capital Contributions to determine the value of ADA-ES’s Vested Percentage Interests and Capital Percentage Interests and the corresponding reduction therein to satisfy the Unpaid Indemnity Amount, the Interest Valuation procedure of Section 10.7(f) would be conducted to determine the value of ADA-ES’s Vested Percentage Interests and Capital Percentage Interests, ADA-ES’s Vested Percentage Interest and Capital Percentage Interest would then be reduced, and the ECP Members’ Vested Percentage Interests and Capital Percentage Interests would then be increased, by a percentage that, based on such Interest Valuation, equals in value the Unpaid Indemnity Amount. The remedies set forth in this Section 12.2(f) shall be in addition to any other rights and remedies available to the ECP Member pursuant to any of the Operative Agreements; provided that the portion of any Unpaid Indemnity Amount equal to the aggregate Capital Contributions made (or deemed to have been made) to the Company by ADA-ES through and including the date of any election made pursuant to this section, shall be deemed to have been satisfied and paid following any such election pursuant to this Section 12.2(f).

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

13.1 Dissolution The Company will dissolve and its affairs will be wound up upon the first to occur of any of the following (each, a “Liquidation Event”):

(a) the consent of the Capital Members in accordance with Section 5.8;

(b) [intentionally omitted];

(c) [intentionally omitted];

(d) written notice from a Non-Defaulting Member pursuant to Section 12.2(a)(i); or

(e) any other event causing dissolution of the Company under the Act; provided, that upon dissolution pursuant to this paragraph (e), any or all of the remaining Members may elect to continue the business of the Company within 90 days after the occurrence of the event causing such dissolution. The death, resignation, withdrawal, expulsion or Incapacity of any Member will not dissolve the Company.

13.2 Liquidation and Termination On dissolution of the Company, a majority of the Board may appoint one or more other Persons as liquidator(s); provided, however, that in the event of a dissolution pursuant to Sections 3.6(a)(ii) and 13.1(b) hereof, such liquidator(s) shall be appointed solely by the ECP Members, and in the event of a dissolution pursuant to Sections 3.6(b)(ii) and 13.1(c) hereof, such liquidator(s) shall be appointed solely by ADA-ES. The liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein. The costs of liquidation will be borne as a Company’s expense. Until final distribution, the liquidator will continue to operate the Company properties with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

(a) Accounting. As promptly as possible after dissolution and again after final liquidation, the liquidator will cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) Payments. The liquidator will pay from Company funds all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(c) Disposition of Assets. The Company will dispose of all remaining assets as follows:

(i) the liquidator may sell any or all Company property, and any resulting gain or loss from each sale will be computed and allocated to the Members pursuant to Article IV;

(ii) with respect to all Company property that has not been sold, the Fair Market Value of that property will be determined and the Capital Accounts of the Members will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable Transfer of that property for the Fair Market Value of that property on the date of distribution; and

(iii) thereafter, Company property will be distributed among the Members in accordance with Section 4.1(a), taking into account Sections 4.1(b) and (c); provided that if any Member that holds Preferred Equity would have been entitled to receive an amount in excess of the amount that would otherwise be distributable to such Member under Section 4.1(a) in the event such Member’s Unreturned Preferred Equity had been Converted immediately prior to such distribution, then such Company property shall instead be distributed as if all such Unreturned Preferred Equity had been Converted immediately prior to such distribution. All distributions made pursuant to this clause (iii) will be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation).

(d) Distributions. All distributions in kind to the Members will be made subject to the liability of each distributee for its allocable share of costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities will be allocated to the distributee pursuant to this Section 13.2.

(e) Cancellation of Filing. On completion of the distribution of Company assets as provided herein, the Company will be terminated, and the Board (or such other Person or Persons as may be required) will cause the cancellation of any other filings made as provided in Section 1.6 and will take such other actions as may be necessary to terminate the Company.

ARTICLE XIV

COMPANY SALE TRANSACTIONS

14.1 Company Sale Transactions The entry into a definitive agreement with respect to, and the consummation of, any Company Sale Transaction initiated pursuant to Section 3.6 or Section 3.7 shall be subject to the terms of this Article XIV. Any Company Sale Transaction otherwise initiated by the Capital Members shall not be subject to the terms of this Article XIV, but instead shall be subject to the other restrictions set forth in this Agreement to the extent applicable.

(a) Sale Process. In the event of a Company Sale Transaction initiated pursuant to Section 3.6, the Capital Member(s) electing to initiate such Company Sale Transaction, or in the event of a Company Sale Transaction initiated pursuant to Section 3.7, the ECP Members and ADA-ES jointly (in either case, the “Initiating Member(s)”), shall, subject to the other provisions of this Article XIV, have the right to determine the process, timing, proposed purchaser(s), structure, aggregate price and other terms of such Company Sale Transaction and the entry into one or more definitive agreements with respect thereto.

(b) Terms of Sale. In connection with any Company Sale Transaction initiated pursuant to Section 3.6 or Section 3.7, each Member will execute such documents, and make such representations, warranties, covenants and indemnities, as are executed and made by each Initiating Member; provided, however, that (i) no Member will be obligated in connection with the Company Sale Transaction to agree to indemnify or hold harmless the purchaser(s) in such transaction with respect to any indemnification or other obligation in an amount in excess of the net proceeds paid to such Member in connection with the Company Sale Transaction; and any such indemnification or other obligations will be apportioned pro rata as among the Members other than with respect to representations made individually by a Member (e.g., representations as to title or authority or representations qualified by the individual knowledge of such Member) and (ii) the payment terms and conditions applicable to Members in such Company Sale Transaction, after taking into account all payments to the applicable Members, will be no more favorable than the payment terms and conditions applicable to the other Members in such Company Sale Transaction (except (x) to the extent contemplated by Section 14.1(c) and (y) *. Any credit support arrangements provided by the Members in accordance with this Agreement, including any Credit Support Documents, will be replaced at or prior to the closing of such Company Sale Transaction.

(c) Proceeds. The aggregate proceeds payable to the Company or the Members, as applicable, in any Company Sale Transaction initiated pursuant to Section 3.6 or Section 3.7 shall be paid or distributed, as applicable, to each Member in the same proportion of the aggregate consideration from such Company Sale Transaction that such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 13.2(c)(iii) of this Agreement as in effect immediately prior to such Company Sale Transaction.

(d) Power of Attorney. Each of ADA-ES and CSM hereby makes, constitutes and appoints each of the ECP Members, and each ECP Member hereby makes, constitutes and appoints ADA-ES, as its true and lawful attorney-in-fact for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by the Initiating Member(s) in their reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Member in this Section 14.1 in the event that such Member is required to Transfer Membership Interests pursuant to this Section 14.1. Each of ADA-ES, CSM and each ECP Member hereby gives such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Member’s obligations and agreements pursuant to this Section 14.1 as fully as such Member might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 14.1 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Member.

ARTICLE XV

DEFINITIONS

15.1 Definitions Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in the Joint Development Agreement. As used in this Agreement, the following terms have the following meanings:

“12% Annualized Return” means, with respect to any Unreturned Preferred Equity, a return equal to the lesser of (a) 12% per annum (compounded annually) calculated from the date on which each such Preferred Equity Contribution was made (or deemed to be made) to the Company through the date of calculation of such return, in each case pro rated for any partial year and (b) the maximum amount permitted by applicable law.

“*% Annualized Return” means, with respect to any Unreturned Preferred Equity, a return equal to the lesser of (a) *% per annum (compounded annually) calculated from the date on which each such Preferred Equity Contribution was made (or deemed to be made) to the Company through the date of calculation of such return, in each case pro rated for any partial year and (b) the maximum amount permitted by applicable law.

“ACS Land Company” means ACS Land Company, LLC, a Delaware limited liability company.

“Act” means the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq., and any successor statute, as amended from time to time.

“ACI” has the meaning set forth in Section 6.2.

“ADA-ES” has the meaning set forth in the preamble to this Agreement.

“ADA-ES Call Right” has the meaning set forth in Section 3.6(b)(i).

“ADA-ES Election Notice” has the meaning set forth in Section 3.6(b).

“ADA-ES Managers” has the meaning set forth in Section 5.3(a).

“ADA-ES Side” has the meaning set forth in Section 5.3(a)(i).

“ADA-ES Triggering Event” means (a) any material breach of the Securities Purchase Agreement by ADA-ES prior to the closing of the transactions contemplated thereby, which breach is not cured during the applicable cure period, if any, specified in the Securities Purchase Agreement, (b) termination of the Securities Purchase Agreement at any time prior to the ECP PIPE Financing other than due to an ECP Triggering Event or the mutual written agreement of the parties thereto, (c) failure of ADA to obtain shareholder approval of the ECP Pipe Financing at any time on or before January 31, 2009, or (d) failure to consummate the ECP Pipe Financing at any time on or before the Outside Date (as defined in the Securities Purchase Agreement), except as a result of an ECP Triggering Event.

“Additional Interests” has the meaning set forth in Section 3.13(a).

“Additional Project” has the meaning set forth in Section 6.1.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), as the case may be; and

(b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account. The foregoing definitions of Adjusted Capital Account and Adjusted Capital Account Deficit are intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question.

“Affiliate Transfer” has the meaning set forth in Section 10.3(c).

“Agreement” means this Amended and Restated Limited Liability Company Agreement dated as of                  , 2010, as it may be amended, modified, supplemented or restated from time to time, as the context requires.

“Amended Drag-Along Notice” has the meaning set forth in Section 10.13(c).

“Amended Tag-Along Notice” has the meaning set forth in Section 10.14(b).

“Annual Plan” has the meaning set forth in Section 5.9.

“Applicable Annualized Return” means, (i) with respect to 50% of each Preferred Equity Contribution made by an ECP Member pursuant to Section 3.3(d)(i), a 12% Annualized Return on such 50% portion, and with respect to the other 50% portion of such Preferred Equity Contribution, zero, (ii) with respect to any Preferred Equity Contribution made by a Capital Member pursuant to Section 3.3(f), a 12% Annualized Return, (iii) with respect to any Preferred Equity Contribution made by a Non-Defaulting Member pursuant to Section 12.2(a)(vi), a *% Annualized Return, and (iv) with respect to any Preferred Equity Contribution made by a Capital Member pursuant to Section 3.8(d), a 12% Annualized Return.

“Assumed Tax Liability” means, with respect to any Member, an amount, as determined in good faith by the Board, that is equal to the excess, if any, of (a) an amount sufficient to satisfy such Member’s projected deemed federal, state and local income tax liability with respect to the cumulative income and gain allocated to such Member (giving effect to any prior allocations of losses) for tax purposes pursuant to this Agreement through the end of the current fiscal quarter over (b) the cumulative distributions made to such Member pursuant to Section 4.1(a) and Section 4.1(b) of this Agreement. For each Member, regardless of the form of entity of such Member, the Assumed Tax Liability will be calculated based on the highest combined marginal income tax rate for corporations or individuals (whichever is highest) resident in the City of New York, utilizing the rates for ordinary income or capital gain depending on the character of the Company’s income and gain.

“Available Cash” means the gross cash proceeds from the Company’s operations (including sales and dispositions of property whether or not in the ordinary course of business) and any net cash proceeds from any issuance of equity or refinancing of debt or new debt issuance, less amounts used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, future acquisitions and investments and contingencies, in each case as reasonably determined by the Board.

“Award” has the meaning set forth in Section 3.13(c)(i).

“Award Agreements” means those certain written agreements between the Company and CSM pursuant to which Profits Interests may be issued to CSM in accordance with the terms of Section 3.13(c).

“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents or acquiesces by answer or otherwise to the filing against it of, a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court of Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or any such petition shall be filed against such Person.

“Benchmark Amount” has the meaning set forth in Section 3.13(c)(iii).

“Board” has the meaning set forth in Section 5.1.

“Book Depreciation” means an amount which bears the same ratio to the Book Value of a Company asset as the amount of depreciation, amortization or other cost recovery deductions with respect to the asset, computed for federal income tax purposes, bears to the adjusted tax basis of the asset; provided that if the adjusted tax basis of the asset is zero, Book Depreciation shall be determined under any reasonable method selected by the Board and; provided, further, if the remedial allocation method of Regulations Section 1.704-3(d) is utilized with respect to a Company asset, Book Depreciation shall be determined under Regulations Section 1.704-3(d)(2).

“Book Value” means, with respect to each Company asset, the adjusted basis of the asset for federal income tax purposes, except that (a) the initial Book Value of an asset other than money contributed by a Member to the Company shall be the fair market value of the asset on the date of contribution, as agreed by the contributor and the Board, (b) immediately prior to the occurrence of a Revaluation Event, the Book Value of all Company assets (including intangibles) shall be adjusted to their respective Fair Market Values on such date, (c) the Book Value of any Company asset distributed to any Member will be adjusted to equal the Fair Market Value of such asset on the date of distribution, (d) if the Book Value of any Company asset has been determined pursuant to the preceding subsections, the Book Value of the asset shall thereafter be adjusted by Book Depreciation in lieu of any depreciation, amortization or other cost recovery deductions otherwise allowable for federal income tax purposes and (e) the Book Value of any Company asset will be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 743(b) or Section 734(b) but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), except that Book Values will not be adjusted pursuant to this clause (e) to the extent an adjustment pursuant to clause (b) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (e). If the Book Value of a Company asset has been determined or adjusted pursuant to this definition, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Loss.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Call Purchase Price” means, with respect to any Capital Member, a cash purchase price equal to (a) 100% of the Capital Contributions (other than Preferred Equity contributions) made by such Capital Member through and including the date of the closing of the purchase of such Capital Member’s Membership Interests, plus (b) the Preferred Equity Redemption Price of any Unreturned Preferred Equity of such Capital Member, plus (c) the aggregate amount of any Capital Default Loans made by such Capital Member, plus accrued interest thereon, (d) in the event any guarantees, letters or credit or other forms of credit support provided by such Capital Member or its Affiliates are not terminated or replaced at or prior to the closing of the purchase of such Capital Member’s Membership Interests, an amount equal to the sum of all such outstanding guarantees, letters of credit or other forms of credit support provided by such Capital Member or its Affiliates; provided, that in determining the Call Purchase Price for any ECP Member, the amounts set forth in this clause (c) shall be pro rated among the ECP Members based upon their relative Capital Percentage Interests.

“Capital” means the amount of cash and the net Fair Market Value of any property contributed to the Company by the Capital Members pursuant to the terms of this Agreement.

“Capital Account” means the Capital Account maintained for each Member on the Company’s books and records in accordance with the provisions of this Agreement.

“Capital Commitment” means, with respect to any Capital Member, the amount such Capital Member is obligated to contribute pursuant to Sections 3.3(d), (c) and (d) and any additional amounts such Capital Member commits to fund in writing pursuant to the procedures set forth in Sections 3.3(e) and (f).

“Capital Contribution” means any cash or contributed property that a Capital Member contributes to the Company pursuant to Article III. A Capital Contribution shall not include a contribution to the Company of a promissory note that is not readily traded on an established securities market, where the note is contributed to the Company by the maker (or the Capital Member contributing such note to the Company is related to the maker within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)), until the Company makes a taxable disposition of such note or until (and to the extent) principal payments are made on such note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2). A Capital Contribution shall include, for the avoidance of doubt, any Preferred Equity Contribution, any Common Capital contribution, and any amount deemed to be a Capital Contribution (whether designated as a Common Capital contribution or a Preferred Equity Contribution) pursuant to the express terms of any promissory note or other instrument or agreement to which the Company or any of its Subsidiaries is a party.

“Capital Default” has the meaning set forth in Section 12.1(a)(i).

“Capital Default Loan” has the meaning set forth in Section 12.2(a)(vii).

“Capital Default Reallocation Right” has the meaning set forth in Section 12.2(a)(vii).

“Capital Interest” means a Capital Member’s Membership Interest in the Company.

“Capital Member” means (i) the ECP Members, ADA-ES and their respective direct and indirect Transferees, and (ii) each Person who is hereafter admitted as a Capital Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person holds a Capital Interest.

“Capital Member Repurchase Right” has the meaning set forth in Section 10.15(b).

“Capital Percentage Interest” means, with respect to any Capital Member, that percentage corresponding with the ratio which each such Capital Member’s aggregate Common Capital contributions bears to the total Common Capital contributions of all Capital Members as of the date of determination; provided that, if a Capital Member’s Capital Percentage Interest is adjusted pursuant to Section 12.2(a)(iii), such Capital Member’s Capital Percentage Interest as so adjusted shall apply prospectively for all purposes and in all respects.

“Capital Request Notice” has the meaning set forth in Section 3.2.

“Capital Requirements” means the amount of equity Capital required by the Company in order to fund the minimum equity commitments required by the lenders under the Construction Debt Financing for the first line of the Red River Project, to make any expenditures expressly provided for in the Interim Budget, Initial Budget or any approved Annual Plan, or to permit the Company or any Subsidiary to satisfy its payment obligations under material Contracts relating to the Red River Project.

*

“Chairman” has the meaning set forth in Section 5.3(a).

“Change of Control” means, with respect to any Person, (a) the sale of all or substantially all of such Person’s assets in one transaction or series of related transactions, (b) a merger, consolidation, refinancing or recapitalization as a result of which the holders of such Person’s issued and outstanding voting securities immediately before such transaction own or control less than a majority of the voting securities of the continuing or surviving entity immediately after such transaction and/or (c) the acquisition (in one or more transactions) by any Person or Persons acting together or constituting a “group” under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) together with any affiliates thereof (other than equity holders of such Person as of the date hereof and their respective affiliates) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or control, directly or indirectly, of at least a majority of the total voting power of all classes of securities entitled to vote generally in the election of such Person’s board of directors or similar governing body, but excluding such transactions resulting in the ECP Members and/or their Affiliates having more than 50% of the voting power of ADA-ES.

“Closing” has the meaning set forth in Section 10.7(e).

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Common Capital” means, with respect to any Capital Member, an amount equal to the Capital Contributions (other than Preferred Equity Contributions prior to Conversion thereof) made or deemed to be made by such Capital Member (including Capital Contributions deemed to be made upon any Conversion pursuant to Section 3.8).

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Repurchase Right” has the meaning set forth in Section 10.15(a).

“Company Sale Transaction” means a (a) merger, sale, consolidation or recapitalization of the Company, (b) sale of all or substantially all of the assets of the Company or (c) sale or exchange of 100% of the Membership Interests of the Company, in each case in a single transaction or series of related transactions.

“Complete Transferee” means any Transferee which, independently or together with one or more Affiliates or Subsidiaries, acquires, directly or indirectly, in one transaction or a series of related transactions, 100% of the Membership Interests held by ADA-ES, on the one hand, or the ECP Members, on the other hand, as applicable, on the date immediately preceding the first such Transfer.

“Confidential Information” means information designated as “Confidential Information” pursuant to this Agreement and any other information disclosed to a Member or Manager or known by a Member or Manager as a consequence of or through his or its relationship with the Company and its Subsidiaries (including about the customers, employees, business methods, public relations methods, organization, manufacturing procedures and techniques or finances of the Company and its Subsidiaries). Notwithstanding the foregoing, information will not constitute Confidential Information for the purpose of this Agreement if such information can be shown to have been (a) in the possession of the receiving party at the time of its disclosure as provided in the preceding sentence, (b) in the public domain or otherwise generally known to the industry (either prior to or after the furnishing of such information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if such source is not under an obligation to another party to keep such information confidential.

“Construction Debt Financing” means such portion of the Construction Financing as the parties are able to obtain in the form of debt facilities (including loans, letters of credit and other extensions of credit, but excluding intercompany loans, bridge loans and other temporary debt financing), with such portion in no event being less than 50% of the total Construction Financing.

“Construction Debt Financial Close” means the time at which each of the conditions precedent to the closing listed in the principal agreements for the Construction Debt Financing in respect of the first production line of the Red River Project have been satisfied or waived in accordance with the terms thereof and the initial funding thereunder has occurred.

“Construction Equity Commitment Date” has the meaning set forth in Section 3.3(e)(i).

“Construction Equity Financing” means the difference between the total Construction Financing amount and the Construction Debt Financing amount.

“Construction Financing” means the aggregate of debt and equity financing needed to achieve completion of the first production line of the Red River Project in accordance with the applicable development plan for such production line. As of the Original Effective Date, the Members contemplate that the aggregate Construction Financing needed for the first production line of the Red River Project is $350,000,000.

“Contract Dispute” means any controversy, claim or disagreement concerning the interpretation, performance or non-performance of any provision of this Agreement or any action taken pursuant thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Convert,” “Converted” and “Conversion” have the meanings set forth in Section 3.8(e)(ii).

“Corporate Event” means, as determined by the Board in its sole discretion, any transaction or event described in Section 16.1(a) or any extraordinary or non-recurring transaction or event affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or any material change in the applicable laws, regulations or accounting principles.

“Cost Overrun” has the meaning set forth in Section 3.3(f).

“CPR” has the meaning set forth in Section 11.1(b).

“Credit Support Documents” means each of the following documents: (i) Amended and Restated Reimbursement and Loan Agreement, dated as of September 3, 2009, by and among the Red River Project Company, the ECP Members and ADA-ES (the “Reimbursement and Loan Agreement”); (ii) any and all promissory notes heretofore or hereafter issued by the Red River Project Company in favor of the ECP Members pursuant to the Reimbursement and Loan Agreement; (iii) Confirmation and Accession Agreement, dated as of September 3, 2009, by and among the Company, the Red River Project Company, the ECP Members, Energy Capital Partners I (Cayman), L.P., Energy Capital Partners I (TE), LP and ADA-ES; (iv) Guaranty Agreement, dated as of October 1, 2008, as amended, by the Company in favor of the ECP Members and ADA-ES; (v) Pledge Agreement, dated as of October 1, 2008, as amended, by and among the Company, the ECP Members and ADA-ES; (vi) Security Agreement, dated as of October 1, 2008, as amended, by and among the Red River Project Company, the ECP Members and ADA-ES and (vii) Assignment Agreement, dated as of October 1, 2008, as amended, by and among the ECP Members and ADA-ES.

“CSM” has the meaning set forth in the preamble to this Agreement.

“CSM Expenses” means all costs, obligations, liabilities and expenses of CSM, including those incurred in connection with forming CSM, maintaining its organizational existence and qualification to do business, costs of insurance, costs of litigation and other matters that are the subject of indemnification or contribution pursuant to the CSM LLC Agreement; satisfaction of CSM’s obligations under the CSM LLC Agreement and any Award Agreement, maintaining bank accounts; reporting to members, taxes, fees or other governmental charges, the fees and expenses of attorneys and accountants and other professional fees and expenses of CSM, and costs of winding-up and liquidating, but excluding CSM’s obligations to the Company pursuant to this Agreement.

“CSM LLC Agreement” means the limited liability company operating agreement of CSM, as amended and/or restated from time to time.

“Deadlock” has the meaning set forth in Section 5.14.

“Default Notice” has the meaning set forth in Section 12.2(a).

“Defaulting Member” has the meaning set forth in Section 12.1(b).

“Delaware Certificate” has the meaning set forth in the recitals to this Agreement.

“Deemed Fair Value” means the price which, if paid for all of the Company’s assets and liabilities, would produce proceeds which, if distributed to the applicable Capital Member pursuant to Section 13.2(c)(iii) with respect to that portion of such Capital Member’s aggregate Membership Interest being Transferred, would equal the applicable purchase price payable to such Capital Member in connection with any Drag-Along Sale or Tag-Along Sale, as applicable.

“Designees” means, with respect to any Member, any Affiliate or Subsidiary of such Member, which such Member has designated as a Person who will be entitled to take one or more actions permitted hereunder, including pursuant to Sections 3.3, 3.6, 10.7 and 12.2(a).

“Development Milestones” means those milestones specified on Exhibit B attached hereto.

“Direct Project Capital Contribution” has the meaning set forth in Section 12.2(a)(viii).

“Disability Notice” has the meaning set forth in Section 10.15(f)(ii).

“Disputed Matter” has the meaning set forth in Section 5.14.

“Downstream Change of Control” means (a) a Change of Control of the ECP Members or of any Subsidiary of the ECP Members that owns, directly or indirectly, a majority of the Equity Interests in the ECP Members, or (b) a Change of Control of any Subsidiary of ADA-ES that owns, directly or indirectly, a majority of the Equity Interests in ADA-ES (excluding, for the avoidance of doubt, a Change of Control which is triggered by the ECP Pipe Financing).

“Drag-Along Notice” has the meaning set forth in Section 10.13(c).

“Drag-Along Rights” has the meaning set forth in Section 10.13(a).

“Drag-Along Sale” has the meaning set forth in Section 10.13(a).

“Drag-Along Transferee” has the meaning set forth in Section 10.13(a).

“Drag-Along Transferor” has the meaning set forth in Section 10.13(a).

“Economic Interest” means a Member’s right to share in the profits, Losses or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote, consent or otherwise participate in the management of the Company, the right to designate Managers to the Board, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

“ECP Call Right” has the meaning set forth in Section 3.6(a)(i).

“ECP I” has the meaning set forth in the preamble to this Agreement.

“ECP I Manager” has the meaning set forth in Section 5.3(a).

“ECP I-A” has the meaning set forth in the preamble to this Agreement.

“ECP I-A Manager” has the meaning set forth in Section 5.3(a).

“ECP I-B” has the meaning set forth in the preamble to this Agreement.

“ECP Crowfoot” has the meaning set forth in preamble to this Agreement.

“ECP Election Notice” has the meaning set forth in Section 3.6(a).

“ECP Funding Stop Notice” has the meaning set forth in Section 3.7(a).

“ECP Managers” has the meaning set forth in Section 5.3(a).

“ECP Members” has the meaning set forth in the introductory paragraph hereof, and shall also include, for all purposes hereunder, (a) any Transferee of an ECP Member that is an Affiliate or Subsidiary and that becomes a Substitute Member and (b) any Successor Fund that becomes a Member.

“ECP PIPE Financing” means the consummation of financial closing under the Securities Purchase Agreement.

“ECP Representative” means ECP I or, upon written notice to each Member that is not an ECP Member, any other Person appointed in lieu of ECP I (or any subsequent ECP Representative) as the “ECP Representative” by the ECP Members.

“ECP Side” has the meaning set fort in Section 5.3(a).

“ECP Triggering Event” means any material breach of the Securities Purchase Agreement by those Affiliates of the ECP Members signatory thereto prior to the closing of the transactions contemplated thereby, which breach is not cured during the applicable cure period, if any, specified in the Securities Purchase Agreement.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Electing Member” has the meaning set forth in Section 12.1(c).

“Equity Credit Support” means any commitment or undertaking to guaranty or otherwise support the Company’s obligations to provide equity financing in respect of any Project.

“Equity Interests” means (a) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and (b) with respect to any partnership or limited liability company, all partnership or limited liability company interests, units, participations or equivalents of partnership or limited liability company interests of such partnership or limited liability company, however designated.

“Equity Restructuring” means a non-reciprocal transaction between the Company and its equity holders, such as an equity dividend, equity split, spin-off, rights offering, recapitalization, or large, nonrecurring cash dividend or distribution, that (a) affects the Membership Interests (or other equity securities of the Company) or the purchase price, if any, thereof and (b) causes a change in the per Membership Interest value of the Membership Interests underlying outstanding Awards.

“Exchange Act” has the meaning set forth in the definition of “Change of Control” in this Section 15.1.

“Fair Market Value” means the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts, as determined by the Board in good faith.

“Financing Documents” has the meaning set forth in Section 10.15(f).

“Fiscal Year” has the meaning set forth in Section 1.5.

“Five Forks” has the meaning set forth in Section 3.10.

“Fourth Tranche Amount” has the meaning set forth in Section 3.3(e)(i).

“Fourth Tranche Election Notice” has the meaning set forth in Section 3.3(e)(i).

“Funding Conditions” means, with respect to a Capital Member’s obligation to make Capital Contributions pursuant to Article III hereof, each of the following conditions: (i) the Company shall have submitted a Capital Request Notice to the Capital Members in accordance with Section 3.2, (ii) with respect to all Development Milestones for which the applicable Milestone Deadline has occurred, the Company shall have achieved all such Development Milestones on or prior to the applicable Milestone Deadline, and the Company shall have achieved, or is expected to achieve, in the reasonable judgment of the ECP Members, each other Development Milestone on or prior to the applicable Milestone Deadline for such other Development Milestone, and (iii) no development shall have occurred in any Existing Action or Proceeding that is, or that could reasonably be expected to be (in the reasonable judgment of the ECP Members), materially adverse to the assets, properties, liabilities, existing or planned operations, ownership, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries.

“GAAP” has the meaning set forth in Section 7.2(a).

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government.

“Hypothetical Value” means, in respect of a Member’s Membership Interests, a pro rata portion (based on the ratio which (i) the portion of such Member’s Membership Interests being Transferred pursuant to Tag-Along Rights or Drag-Along Rights, as applicable, bears to (ii) such Member’s entire Membership Interest) of the amount that would have been distributed with respect to such Member’s entire Membership Interest pursuant to Section 13.2(c)(iii), if all of the Company’s assets and liabilities had been sold for their Deemed Fair Value and, immediately following the consummation of such hypothetical sale, the Company distributed the proceeds in accordance with Section 13.2(c)(iii).

“Incapacity” means with respect to any Person, the bankruptcy (as defined in the Act), liquidation, dissolution or termination of such Person.

“Indemnity Default” has the meaning set forth in Section 12.1(d).

“Initial Budget” has the meaning set forth in Section 5.9.

“Initial ECP Capital Contribution” has the meaning set forth in Section 11.1(a) of the Joint Development Agreement.

“Interest Rate” means a rate per annum equal to the lesser of (a) varying rate per annum that is equal to the interest rate publicly quoted by JPMorgan Chase Bank (or its successor) from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, compounded annually, and (b) the maximum rate permitted by applicable law.

“Initial Repurchase Deadline” has the meaning set forth in Section 10.15(a).

“Initiating Member” has the meaning set forth in Section 14.1(a).

“Interest Valuation” has the meaning set forth in Section 10.7(f).

“Interest Valuation Objection Notice” has the meaning set forth in Section 10.7(f)(i).

“Interim Budget” has the meaning set forth in Section 5.9.

“Joint Development Agreement” means the Joint Development Agreement, dated as of October 1, 2008, by and among ADA-ES and the ECP Members, as may be amended from time to time.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge, right of first refusal or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract or agreement to give any of the foregoing.

“Liquidation Event” has the meaning set forth in Section 13.1.

“Loss” has the meaning set forth in Section 9.2.

“Manager” or “Managers” has the meaning set forth in Section 5.3(a).

“Master Services Agreement” means the Master Services Agreement, dated as of October 1, 2008, by and between ADA-ES and the Company, as may be amended from time to time.

“Material Default” has the meaning set forth in Section 12.1(a).

“Member” means each Capital Member or CSM, as the context may require. The Members shall constitute the “members” (as that term is defined in the Act) of the Company.

“Membership Interest” means a Member’s interest in the Company, including such Member’s Capital Percentage Interest, Vested Percentage Interest, such Member’s right to share in distributions, profits and losses (whether such rights are associated with Preferred Equity or otherwise) and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members, the right to designate Managers to the Board, and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

“Membership Interest Register” has the meaning set forth in Section 10.1.

“Milestone Deadline” means the applicable date on which each Development Milestone must be achieved as set forth on Exhibit B.

“Negotiation Notice” has the meaning set forth in Section 11.1(a).

“Net Income” and “Net Loss” mean, for each Fiscal Year or other relevant period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) If the Book Value of any Company assets is adjusted pursuant to clause (b) or (c) of the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e) In lieu of the deduction for depreciation, cost recovery, or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation as defined in this Section 15.1;

(f) Any items that are specially allocated pursuant to Sections 4.2 shall not be taken into account in computing Net Income or Net Loss; and

(g) To the extent an adjustment to the adjusted tax basis of any asset included in Company assets pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest, the amount of such adjustment will be treated as an item of gain (if the adjustment includes the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset for purposes of computing Net Income and Net Loss.

“Net Proceeds” means the net proceeds received by ADA-ES (as reasonably determined by ADA-ES in accordance with GAAP) in the ECP Pipe Financing or any Other Financing pursuant to which ADA-ES receives cash proceeds prior to the ECP Pipe Financing.

“Non-Defaulting Member” has the meaning set forth in Section 12.1(e).

“Non-Transferable Provisions” has the meaning set forth in Section 10.8(e).

“Non-Transferring Member Offer” has the meaning set forth in Section 10.5(b).

“Non-Transferring Members” has the meaning set forth in Section 10.5(a).

“Non-Triggering Party” has the meaning set forth in Section 10.7(b).

“Obligations” means all obligations of every nature of the Company under this Agreement.

“Observer” has the meaning set forth in Section 5.13.

“Offered Membership Interest” has the meaning set forth in Section 10.5(a).

“Offered Party” has the meaning set forth in Section 10.7(a).

“Offering Party” has the meaning set forth in Section 10.7(a).

“Officer” means each Person designated as an officer of the Company pursuant to Section 5.6 for so long as such Person remains an officer pursuant to the provisions of Section 5.6.

“Operative Agreements” means this Agreement, the Joint Development Agreement, the Master Services Agreement, the Securities Purchase Agreement, the Award Agreements and any employment or service agreements between any Person and the Company or any Subsidiary of the Company, the limited liability company agreements for each of the Company’s Subsidiaries and the other agreements entered into in connection with the Joint Development Agreement.

“Original Effective Date” means October 1, 2008.

“Original Operating Agreement” has the meaning set forth in the recitals.

“Other Financing” means any equity financing, asset sale or other transaction outside of the ordinary course of business (but excluding any debt financing)resulting in cash proceeds to ADA-ES occurring prior to the earliest of (i) the ECP Pipe Financing, (ii) termination of the Securities Purchase Agreement, (iii) the occurrence of a Triggering Event and (iv) Construction Debt Financial Close.

“Partnership Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Percentage Interest” means, (a) with respect to CSM, its then Percentage Interest as set forth on Exhibit A attached hereto, as amended from time to time, and (b) with respect to each Capital Member, the product of (i) 100% minus the aggregate then outstanding Vested Percentage Interest of CSM, and (ii) such Capital Member’s Capital Percentage Interest.

“Person” means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association or other entity.

“Preferred Equity” or “Preferred Equity Contribution” means any Capital Contribution (or portion thereof) that is designated as a “Preferred Equity” or a “Preferred Equity Contribution” by this Agreement.

“Preferred Equity Redemption Date” means:

(i) with respect to any Preferred Equity contributed pursuant to Section 3.3(d)(i), the earliest to occur of (a) the four-month anniversary of the date of any Preferred Equity Contribution, (b) if such Preferred Equity Contribution was made prior to the ECP PIPE Closing, the ECP PIPE Closing, (c) the occurrence of an ADA-ES Triggering Event, (d) immediately prior to the closing of any Company Sale Transaction, and (e) immediately prior to any determination to dissolve the Company; and

(ii) with respect to any Preferred Equity contributed pursuant to Section 3.3(f), the earliest to occur of (a) 90 days after the date of such Preferred Equity Contribution and (b) 150 days after the date on which the Board provided notice to the Capital Members pursuant to Section 3.3(f) of such Cost Overrun, (c) immediately prior to the closing of any Company Sale Transaction, and (d) immediately prior to any determination to dissolve the Company.

For the avoidance of doubt, there shall be no Preferred Equity Redemption Date for Preferred Equity contributed pursuant to Sections 3.8(d) or 12.2(a)(vi) as such Preferred Equity may be converted at any time as set forth in Sections 3.8(d) and 3.8(c), respectively.

“Preferred Equity Redemption Price” means an amount equal to the applicable Preferred Equity Contribution, plus the Applicable Annualized Return.

“Presenting Member” has the meaning set forth in Section 6.2.

“Proceeding” has the meaning set forth in Section 9.2.

“Profits Interests” means, collectively, each series of Membership Interests issued pursuant to Section 3.13(c), as set forth on Exhibit A hereto.

“Project” means any project involving the ownership, development, contracting for, acquisition, management, lease, operation, maintenance, refinancing, encumbering, improving, disposing of or otherwise dealing with the production or supply of activated carbon, including the Red River Project, the Underwood Project, the Morton Project, the Murchison Project and the Vortex Project.

“Project Company” or “Project Companies” means one or more special purpose entity formed to hold any Project, including the Red River Project Company, the Underwood Project Company, the Morton Project Company, the Supply Company and the Vortex Entities.

“Project Credit Support” means any credit support, other than Equity Credit Support, provided by the Capital Members for or on behalf of the Project Companies to support the Project Companies’ obligations to third parties in connection with the development, construction, financing and operation of the applicable Project.

“Proposed Regulations” has the meaning set forth in Section 4.3(i).

“Record Holders” has the meaning set forth in Section 10.1.

“Red River Project” means that certain Project involving the development, financing, construction, ownership and operation of activated carbon production facilities and related assets located in Coushatta, Red River Parish, Louisiana.

“Redeem,” “Redeemed” and “Redemption” have the meanings set forth in Section 3.8(e)(i).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.2(h).

“Reimbursement and Loan Agreement” has the meaning set forth in the definition of “Credit Support Documents” in this Section 15.1.

“Reinstatement Notice” has the meaning set forth in Section 10.15(f)(ii).

“Remaining Capital Commitment” means, for any Capital Member as of any date, the amount of such Capital Member’s Capital Commitment that has not been previously contributed as a Capital Contribution or committed as credit support pursuant to Section 3.4, except that if such date is after delivery of a Capital Request Notice but before the due date for the applicable Capital Contribution, the amount specified in such Capital Request Notice will not be included in any Capital Member’s Remaining Capital Commitment unless such Capital Member defaults on the payment of such Capital Contribution.

“Remaining Fourth Tranche Amount” has the meaning set forth in Section 3.3(e)(i).

“Repurchase Disability” has the meaning set forth in Section 10.15(f).

“Repurchase Price” means, with respect to CSM’s Membership Interest subject to the repurchase rights in Section 10.15, the “Repurchase Price” as defined in the applicable Award Agreement.

“Repurchase Trigger” has the meaning set forth in Section 10.15(a).

“Required Funding Date” has the meaning set forth in Section 3.2.

“Requisite Capital Percentage Interest” means with respect to any Person, or group of Persons, an aggregate Capital Percentage Interest of not less than 15%.

“Revaluation Event” means, except as otherwise determined by the Board, (a) the acquisition from the Company of an additional Interest by any new or existing Member in exchange for a Capital Contribution or as consideration for services performed on behalf of the

Company, (b) a distribution by the Company of money or other property in reduction or liquidation of an Interest or (c) the liquidation of the Company (as defined in Regulations Section 1.704-1(b)(2)(ii)(g)).

“Sale Notice” has the meaning set forth in Section 10.5(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated October 1, 2008 by and among ECP I, ECP I-A, Energy Capital Partners I-B, LP, Energy Capital Partners (TEF IP), LP and ADA-ES, as amended from time to time.

“Selling Member” has the meaning set forth Section 10.14(a).

“Selling Party” has the meaning set forth in Section 10.7(d).

“SPA Pricing Date” means the date that is 10 Trading Days (as such term is defined in the Securities Purchase Agreement) following the Pricing Date (as such term is defined in the Securities Purchase Agreement).

“Subsidiary” means, with respect to any Person at any date, any other Person of which the parent, directly or indirectly, owns Equity Interests that (a) represent more than 50% of the total number of outstanding common or other residual Equity Interests (however denominated) of such Person, (b) represent more than 50% of the total voting power of all outstanding Equity Interests of such Person which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such Person, (c) are entitled to more than 50% of the dividends paid and other distributions made by such Person prior to liquidation or (d) are entitled to more than 50% of the assets of such Person or proceeds from the sale thereof upon liquidation.

“Substitute Member” means any Transferee that has been admitted as a Member of the Company pursuant to Section 10.10(c) by virtue of such Transferees receiving all or a portion of a Membership Interest from a Member or its Transferee.

“Successor Fund” means, with respect to any ECP Member, any new investment fund Controlled by or under common Control with Energy Capital Partners, LLC and Affiliates thereof.

“Supply Company” means Crowfoot Supply Company, LLC, a Delaware limited liability company.

“Tag-Along Notice” has the meaning set forth in Section 10.14(b).

“Tag-Along Rights” has the meaning set forth in Section 10.14(a).

“Tag-Along Sale” has the meaning set forth in Section 10.14(a).

“Tag-Along Transferee” has the meaning set forth in Section 10.14(a).

“Tax Matters Member” has the meaning set forth in Section 8.3.

“Third Tranche Amount” means 200% of the amount that ADA-ES and the ECP Members reasonably determine on the SPA Pricing Date, to be the expected Net Proceeds that will be received by ADA-ES in the ECP PIPE Financing, increased by the amount of Net Proceeds from Other Financings actually received by ADA-ES, if any, through and including the date of the ECP PIPE Financing.

“Transfer” means any direct or indirect sale, assignment, transfer, exchange, gift, pledge, grant of a security interest, conveyance or other disposition, whether voluntary, by operation of law or otherwise by any Member of all or any portion of such Member’s Membership Interests, but in each case excluding an Upstream Change of Control.

“Transferee” means a Person that acquires all or any portion of a Membership Interest as a result of a Transfer.

“Transferor” means a Person that Transfers all or any portion of a Membership Interest as a result of a Transfer.

“Transferring Member” has the meaning set forth in Section 10.5(a).

“Triggering Event” means an ADA-ES Triggering Event or an ECP Triggering Event.

“Triggering Party” has the meaning set forth in Section 10.7(b).

“Unpaid Indemnity Amount” has the meaning set forth in Section 12.1(d).

“Unreturned Common Equity” means, with respect to any Capital Member, an amount equal to the Capital Contributions (other than Preferred Equity Contributions prior to Conversion thereof) made (or deemed to be made by such Capital Member, including Capital Contributions deemed to be made upon any Conversion pursuant to Section 3.8), reduced by any distributions made to such Capital Member pursuant to Section 4.1(a)(ii).

“Unreturned Preferred Equity” means, with respect to any holder of Preferred Equity, an amount equal to the Preferred Equity Contributions made (or deemed to be made) by such holder, (i) plus the Applicable Annualized Return, (ii) reduced by (A) any amounts Redeemed or Converted pursuant to Section 3.8, (B) any distributions made to such holder pursuant to Section 4.1(a)(i) and (C) any cash proceeds paid by ADA-ES to the ECP Members pursuant to that certain Assignment Agreement, dated as of October 1, 2008 among ADA-ES and the ECP Members.

“Unused Capital Commitment” means: with respect to any Capital Member and as of any point in time, such Capital Member’s Capital Commitment (a) less the sum of (i) all Capital Contributions previously made by such Capital Member, plus (ii) all amounts such Capital Member is obligated to contribute to the Company pursuant to an outstanding Capital Request Notice, and (b) plus all distributions to such Capital Member pursuant to Section 4.1 which are specifically designated by the Board as return of Capital that such Capital Member will be required to contribute to the Company in the future.

“Upstream Change of Control” means any (a) the Transfer, to any Person not an Affiliate of any of the ECP Members, of either majority voting control of the general partner of ECP I or a majority of the combined economic interests of the general partner and the manager of ECP I, (b) a Change of Control of ADA-ES other than a Change of Control triggered by the ECP PIPE Financing or (c) a Change of Control of any Complete Transferee of ADA-ES or the ECP Members, as applicable.

“Valuations” has the meaning set forth in Section 10.7(f)(ii).

“Valuator” has the meaning set forth in Section 10.7(f)(i).

“Vested Percentage Interest” means, with respect to issuances of Percentage Interest to CSM in accordance with the terms of Section 3.13(c), the Vested Percentage Interest as set forth on Exhibit A attached hereto, as may be amended from time to time to reflect any changes or acceleration of vesting under the Award Agreements.

“Vesting Period” means, with respect to each issuance of Percentage Interests to CSM in accordance with the terms of Section 3.13(c), the vesting period set forth in the corresponding Award Agreement.

“Vortex Entities” means (a) ADA Carbon Solutions (Vortex IP), LLC, a wholly-owned Subsidiary of the Company, and (b) ADA Carbon Solutions (Vortex Operations), LLC, a wholly-owned Subsidiary of ADA Carbon Solutions (Vortex IP), LLC.

“Vortex Project” means that certain Project involving the development, financing, construction, ownership and operation of activated carbon production facilitiess and related assets by the Vortex Entities.

15.2 Construction Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine, and neuter, (b) words using the singular or plural number also include the plural or singular number, respectively and (c) terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The term “or” is not exclusive. The definitions set forth or referred to in Section 15.1 will apply equally to both the singular and plural forms of the terms defined. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person. All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with GAAP. The parties acknowledge that this Agreement has been negotiated by such parties with the benefit of counsel and, accordingly, any principle of law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto.

ARTICLE XVI

MISCELLANEOUS

16.1 Changes in Interests; Disposition of Assets and Corporate Events

(a) In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Membership Interests, other equity securities or other property), Capital Contribution, issuance of additional Membership Interests, recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Membership Interests or other equity securities of the Company, or other similar corporate transaction or event (other than an Equity Restructuring), in the Board’s sole discretion, affects the Interests such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement or with respect to an Award, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

(i) The amount of Membership Interests or the amount and kind of equity securities of the Company with respect to which Awards may be granted under this Agreement;

(ii) The amount of Membership Interests or the amount and kind of equity securities of the Company subject to outstanding Awards;

(iii) The purchase price, if any, with respect to any Membership Interest; and

(iv) Any financial or other “targets” specified in this Agreement or in any Award Agreement for determining the vesting of any Award.

(b) Upon the occurrence of a Corporate Event (other than an Equity Restructuring), the Board, in its sole discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Board determines such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement or any with respect to any Award under this Agreement, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i) the Board may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Member’s request, for either (A) the purchase of any such Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the realization of the Member’s rights had such Award (or portion thereof) been fully vested immediately prior to the occurrence of such transaction or event, or (B) the replacement of such Award with other rights or property selected by the Board in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms not substantially less favorable to the affected Member than the terms of the Award for which such replacement award is substituted;

(ii) the Board may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, such Award (or any portion thereof) shall be assumed by the successor or survivor entity, or a parent or subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), or shall be substituted for by similar awards of not less than equal value covering the equity of the successor or survivor entity, or a parent or subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), with appropriate adjustments as to the number and kind of equity securities of the Company subject to such Award and prices thereof; and

(iii) the Board may make adjustments in the number of Interests (or the number and kind of equity securities of the Company) subject to outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the purchase prices, the repurchase price or the vesting schedule), and the criteria included in, outstanding Awards and the related agreements and Awards which may be granted in the future.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 16.1(a) and Section 16.1(b):

(i) The number and type of securities subject to each outstanding Award, and the purchase price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 16.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Members and the Company.

(ii) The Board shall make such equitable adjustments, if any, as the Board in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of equity securities that may be issued under this Agreement.

(d) Subject to Section 16.1(b), the Board may, in its sole discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company and its Affiliates with respect to any transaction or event described in this Section 16.1.

16.2 Offset Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company may be deducted from that sum before payment.

16.3 Notices Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (a) depositing such writing with a reputable overnight courier for next day delivery, (b) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or (c) delivering writing to the recipient in person, by courier or by facsimile transmission; and a notice, request or consent given under this Agreement is effective upon receipt against the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Member on Exhibit G or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company’s chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

16.4 Confidential Information No Member or Manager shall disclose (except to such Member or Manager’s attorneys, accountants and representatives who agree to keep such information confidential or are bound by fiduciary or other existing obligations of confidentiality), to any third party, either during his or its association or employment with the Company or thereafter, any Confidential Information of which the Member or Manager is or becomes aware. Each Member and Manager in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, a Member or Manager may disclose Confidential Information to the extent (a) the disclosure is necessary for the Member, Manager and/or the Company’s agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (b) the disclosure is required by law or a court order, or (c) such disclosure is made to a Person in connection with a proposed Company Sale Transaction, Drag-Along Sale or Tag-Along Sale who has signed an agreement imposing upon such Person restrictions on use and disclosure of the Confidential Information. No Member shall make or issue any press release or public announcement concerning any Project or Additional Project without the prior written approval of each of the ECP Members and ADA-ES; provided, however, that the ECP Members and ADA-ES shall reasonably cooperate and shall not unreasonably withhold consent to any disclosures required by Law or Governmental Authority, including the SEC; provided, further, that the ECP Members and their Affiliates and authorized representatives shall be permitted to disclose such information regarding the ECP Member’s investment in the Company and its Subsidiaries, the financial performance of the Company and its Subsidiaries, operations of the Company and its Subsidiaries and such other information relevant to the ECP Members’ investment in the Company (but excluding any information concerning ADA-ES that is not in the public domain and excluding any trade secrets or other proprietary information relating to Intellectual Property of the Company or ADA-ES) to the limited partners and prospective investors of the ECP Members and their Affiliates who are under duties or obligations of confidentiality.

16.5 Entire Agreement This Agreement, together with the Joint Development Agreement and Operative Agreements, constitutes the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

16.6 Effect of Waiver or Consent A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

16.7 Amendment or Modification This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument signed by Capital Members holding not less than 75% of the Capital Percentage Interests; provided in each case that, without the consent of any Member to be adversely affected thereby, this Agreement may not be amended so as to (a) modify the limited liability of such Member, (b) disproportionately and adversely affect the interest of such Member in any Net Income, Net Loss or distributions, (c) increase such Capital Member’s Capital Commitment, reduce such Capital Member’s Remaining Capital Commitment or otherwise increase such Capital Member’s obligations to contribute Capital or (d) restrict the ability of any Capital Member to Transfer its Membership Interest. Notwithstanding the foregoing, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Board, without the consent of any Member, (x) to correct any typographical or similar ministerial errors, (y) to delete, modify or add any provision of this Agreement required to be so deleted, modified or added by, or for compliance with, applicable law or the interpretation thereof, (z) to cure any mistake or ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (xx) to reflect any changes to Exhibit A as permitted by Section 2.1 and (yy) to make any changes contemplated by Sections 4.1(c)(ii) and 4.3(i).

16.8 Binding Effect Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Transferees, Substitute Members or otherwise. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

16.9 Governing Law This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction. In the event of a direct conflict between the provisions of this Agreement and any provision of the Delaware Certificate or any mandatory provision of the Act, the applicable provision of the Delaware Certificate or the Act shall control.

16.10 Further Assurances In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

16.11 Waiver of Certain Rights Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

16.12 Notice to Members of Provisions By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth in Article X) and (b) all of the provisions of the Delaware Certificate.

16.13 Counterparts This Agreement may be executed in multiple counterparts, any of which may be delivered via facsimile or PDF, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

16.14 Headings The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

16.15 Remedies The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

16.16 Severability Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

[Separate Signature Page Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ADA CARBON SOLUTIONS, LLC

By:	/s/ Peter O Hansen
Name:	Peter O. Hansen
Title:	General Counsel

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

ADA-ES, INC.

By:	/s/ C. Jean Bustard
Name:	C. Jean Bustard
Title:	Chief Operating Officer

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

ENERGY CAPITAL PARTNERS I, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
Name: Peter Labbat
Title: Managing Member

ENERGY CAPITAL PARTNERS I-A, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By: Peter Labbat
Name: Peter Labbat
Title: Managing Member

ENERGY CAPITAL PARTNERS I-B IP, LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By: Peter Labbat
Name: Peter Labbat
Title: Managing Member

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP

By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
Name: Peter Labbat
Title: Managing Member

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

CARBON SOLUTIONS MANAGEMENT, LLC

By:	Energy Capital Partners I, LP, its managing member

	By:	Energy Capital Partners GP I, LLC, its general partner

	By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
	Name:	Peter Labbat
	Title:	Managing Member

By:	Energy Capital Partners I-A, LP, its managing member

	By:	Energy Capital Partners GP I, LLC, its general partner

	By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
	Name:	Peter Labbat
	Title:	Managing Member

By:	Energy Capital Partners I-B IP, LP, its managing member

	By:	Energy Capital Partners GP I, LLC, its general partner

	By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
	Name:	Peter Labbat
	Title:	Managing Member

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

By:	Energy Capital Partners I (Crowfoot IP), LP, its managing member

	By:	Energy Capital Partners GP I, LLC, its general partner

	By:	Energy Capital Partners, LLC, its managing member

By: /s/ Peter Labbat
Name: Peter Labbat
Title: Managing Member

By:	ADA-ES, Inc., its managing member

By: /s/ C. Jean Bustard
Name: C. Jean Bustard
Title: Chief Operating Officer

[SIGNATURE PAGE TO ADA CARBON SOLUTIONS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

EXHIBIT A

As of December 29, 2010

Member Information

Members and Addresses

Capital Members

ADA-ES, Inc. 8100 SouthPark Way Unit B Littleton, Colorado 80120	Energy Capital Partners I, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078	Energy Capital Partners I-A, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078	Energy Capital Partners I-B IP, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078	Energy Capital Partners I (Crowfoot IP), LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078

Non-Capital Members

Carbon Solutions Management, LLC 8100 SouthPark Way Unit A–2 Littleton, Colorado 80120

Exhibit A-1

Capital Summary

Member	Common Capital Contributions		Common Capital Account Balance		Capital Percentage Interests	Preferred Capital Contributions		Preferred Capital Account Balance[1]		Percentage Interests[2]		Vested Percentage Interests	Benchmark Amount[3]
Capital Members
ECP I	$	*	$	*	31.4279%	$	*	$	*	Variable	[4]	100%	n/a
ECP I-A	$	*	$	*	19.7467%	$	*	$	*	Variable		100%	n/a
ECP I-B	$	*	$	*	10.3456%	$	*	$	*	Variable		100%	n/a
ECP Crowfoot	$	*	$	*	12.5632%	$	*	$	*	Variable		100%	n/a
ADA-ES	$	*	$	*	25.9166%	$	*	$	*	Variable		100%	n/a
Non-Capital Members
CSM	$	*	$	*	* %	$	*	$	*	Variable	[5]	Variable [5]	none

Notes to Capital Summary

[1]

This does not include the 12% Annualized Rate of Return. As of July 15, 2010, the total accrued 12% Annualized Rate of Return on the ECP Members’ Preferred Equity Contributions is $* (excluding the amount Converted as of June 30, 2009, when the ECP Members Converted an aggregate $10,000 of Unreturned Preferred Equity, constituting a portion of the 12% Annualized Rate of Return on the ECP Members’ February 24, 2009 Preferred Equity Contributions).

[2]	Includes Profits Interests.
[3]

With respect to any applicable series of Profits Interests, the Benchmark Amount shall be the sum of (x) the amount set forth in the “Benchmark Component” column with respect to such series, and (y) the amount of all Capital Contributions (if any) made on or after the date such series is issued.

[4]	See definition of Percentage Interest in the Agreement.
[5]	See definition of Vested Percentage Interest in the Agreement and see the Award Agreements.

Exhibit A-2

Exhibit B

Development Milestones

The following Development Milestones, in each case as approved by the Board:

	Development Milestone	Milestone Deadline

1.	Execution of interim coal supply agreement(s) sufficient to meet all coal requirements of the Red River Project for the first * of operation.	November 30, 2008

2.	Execution of long-term coal supply agreement(s) or acquisition of coal mining reserves sufficient for * tons of lignite coal.	*

3.

Execution of off-take agreements for activated carbon that average * lbs per year in the aggregate from *.*

* *will also be based on a * lbs per year target, but will be pro rated to account for mid-year COD and potential construction delays.

*

4.	All (i) Business Licenses for the development, construction, ownership, operation, maintenance and use of the first production line of the Red River Project and the Murchison Project and (ii) Easements for water, gas and electric lines for the first production line of the Red River Product and the Murchison Product (and title insurance with respect thereto), which are, in the judgment of the Board, necessary to obtain Construction Debt Financing, shall have been obtained by the Red River Project Company and the Supply Company, respectively.	*

5.	Construction Debt Financial Close	*

Exhibit B-1

Exhibit C

Form of Membership Interest Certificate

CERTIFICATE OF INTEREST

Certificate Number: [        ]

ADA Carbon Solutions, LLC

Formed under the Delaware Limited Liability Company Act

The transfer of interest represented by this certificate is subject to the restrictions set forth on the reverse side

This Certifies that [                    ] holds an interest in:

ADA Carbon Solutions, LLC

A Delaware Limited Liability Company

This Certificate is transferable only on the books of ADA Carbon Solutions, LLC by the holder hereof in accordance with the Limited Liability Company Agreement of ADA Carbon Solutions, LLC, as amended from time to time (the “LLC Agreement”).

This Certificate evidences an interest ADA Carbon Solutions, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction.

In Witness Whereof, the undersigned has executed this Certificate on behalf of ADA Carbon Solutions, LLC this      day of         ,         .

Name: [ ] Title: [ ]

Exhibit C-1

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers unto                                                               the Membership Interest represented by the within Certificate, and does hereby irrevocably constitute and appoint                                                                                   Attorney to transfer the said Membership Interest on the books of the within named Limited Liability Company with full power of substitution in the premises.

Dated

In the presence of

(print name)	(print name)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Exhibit C-2

Exhibit D

Initial Board Designations

AS OF THE ORIGINAL EFFECTIVE DATE:

ADA-ES Managers:

1. Michael D. Durham

2. C. Jean Bustard

ECP Managers:

ECP I Manager:

1. Peter Labbat

ECP I-A Manager:

2. Tyler Reeder

AS OF THE EFFECTIVE DATE:

ADA-ES Manager:

1. C. Jean Bustard

ECP Managers:

ECP I Manager:

1. Peter Labbat

ECP I-A Manager:

2. Tyler Reeder

Additional ECP Manager appointed by ECP Side Pursuant to 5.3(a)(i):

3. Steve Herman

Exhibit D-1

Exhibit E

Initial Budget

(See Attached)

Exhibit E-1

Exhibit F

Form of Project Company Limited Liability Company Operating Agreement

Exhibit F-1

Exhibit G

Notices Addresses

ADA-ES, Inc. 8100 SouthPark Way Unit B Littleton, Colorado 80120 Facsimile No.: (303) 734-0330 Attn: President

with a copy (which shall not constitute notice

to ADA-ES), to:

Fox Rothschild LLP

997 Lenox Drive

Building 3

Lawrenceville, New Jersey 08543-5231

Facsimile No.: (609) 896-1469

Attn: Jonathan R. Lagarenne

Energy Capital Partners I, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078 Facsimile No.: (973) 671-6101 Attn: Tyler Reeder, Vice President CC: General Counsel

with a copy (which shall not constitute notice

to the ECP Party), to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: David A. Kurzweil

Energy Capital Partners I-A, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078 Facsimile No.: (973) 671-6101 Attn: Tyler Reeder, Vice President CC: General Counsel

with a copy (which shall not constitute notice

to the ECP Party), to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: David A. Kurzweil

Energy Capital Partners I-B IP, LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078 Facsimile No.: (973) 671-6101 Attn: Tyler Reeder, Vice President CC: General Counsel

with a copy (which shall not constitute notice

to the ECP Party), to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: David A. Kurzweil

Exhibit G-1

Energy Capital Partners I (Crowfoot IP), LP 51 John F. Kennedy Parkway Suite 200 Short Hills, New Jersey 07078 Facsimile No.: (973) 671-6101 Attn: Tyler Reeder, Vice President CC: General Counsel

with a copy (which shall not constitute notice

to the ECP Party), to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, New York 10022-4834

Facsimile No.: (212) 751-4864

Attn: David A. Kurzweil

Carbon Solutions Management, LLC 8100 SouthPark Way Unit A–2 Littleton, Colorado 80120 Facsimile No.: (303) 734-0330 Attn: General Counsel	with a copy (which shall not constitute notice to CSM), to: Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022-4834 Facsimile No.: (212) 751-4864 Attn: David A. Kurzweil

Exhibit G-2